Filed pursuant to Rule 424(b)(4)

Registration Statement 333-294575

Fitness Champs Holdings Limited

Up to 3,225,000 Units, each consisting of one Class A Ordinary Share, or, in lieu thereof, a Pre-Funded
Warrant, and one Warrant to purchase one Class A Ordinary Share

Up to 3,225,000 Class A Ordinary Shares included in the Units

Up to 3,225,000 Pre-Funded Warrants

Up to 3,225,000 Warrants to Purchase Class A Ordinary Shares

Up to 3,225,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants to

Purchase Class A Ordinary Shares

Up to 48,375,000 Class A Ordinary Shares Issuable upon Exercise of the Warrants to Purchase

Class A Ordinary Shares at a Zero Exercise Price

Fitness Champs Holdings Limited (the “Company,” “we” or “us”) is offering on a best-efforts basis up to 3,225,000 units (the “Units”), consisting of one Class A Ordinary Share, par value $0.000075 per share (the “Class A Ordinary Shares”), or, in lieu thereof, a pre-funded warrant (each, a “Pre-Funded Warrant”); and one warrant to purchase one Class A Ordinary Share (each, a “Warrant”). We are offering the Units at the assumed initial public offering price of $1.55 per Unit (the “Offering”). We are also registering up to 3,225,000 Class A Ordinary Shares underlying the Pre-Funded Warrants and 3,225,000 Class A Ordinary Shares underlying the Warrants. Each of the Pre-Funded Warrants will have an exercise price of $2.635 per Class A Ordinary Share and will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each of the Warrants will have an initial exercise price of $2.635 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the six months of the issuance date. The initial public offering price per Unit in the Offering will be determined by us based on negotiations with the placement agent who will be acting on behalf of the prospective investors in the Offering. which is based on latest market price prior to the pricing of the Offering. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on April 16, 2026 was $1.55 per Class A Ordinary Share.

The initial exercise price of $2.635 for each of the Warrants was determined at 170% of the assumed public offering price of $1.55 per Unit. The exercise price may be subject to adjustments as described in the Warrant. Such adjustments occur in the following circumstances: (i) if the Company effects any share splits, combinations, reclassifications, or share dividends, the exercise price may be adjusted proportionately; and (ii) in the event of certain corporate transactions such as mergers or reorganizations, the exercise price may be adjusted to reflect the consideration received by holders of Class A Ordinary Shares in the transaction.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares or the Pre-Funded Warrants in lieu thereof can each be purchased in this offering only with the accompanying Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

We are offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase a Pre-Funded Warrants each in lieu of one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant will be equal to the price per share minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

If and only if at the time of any exercise of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Ordinary Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where (A) = trading price formulas determined under the Warrants; (B) = the exercise price of the Warrants; and (X) = the number of warrant shares that would be issuable upon exercise of such Warrants by means of a cash exercise rather than a cashless exercise. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Warrants is 3,225,000.

A holder of the Warrants may, at any time and in its sole discretion, exercise its Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the lowest VWAP of the Class A Ordinary Shares during the five (5) trading days immediately prior to the applicable exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the applicable Low Price is lower than the then applicable Exercise Price. At no time can the Low Price be lower than the Floor Price. “Floor Price” means the price equal to twenty percent (20%) of the lower of (i) the closing price (as reflected on Nasdaq.com) of the Class A Ordinary Shares immediately preceding the date of this prospectus, and (ii) the average closing price of the Class A Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of this prospectus (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Warrants because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive Class A Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Class A Ordinary Shares than they would receive if they did pay an exercise price. As an example, each Warrant includes one underlying Class A Ordinary Share that may be obtained by exercising the Warrant at an exercise price equal to 170% of the price per Unit sold in this offering; however if the holder elects the zero exercise price option, the number of Class A Ordinary Shares could increase to up to 48,375,000 Class A Ordinary Shares underlying each Warrant if the Low Price for the Class A Ordinary Shares decreases to and equals the Floor Price at the time of such election. As such, holders of the Warrants may elect to be issued up to 48,375,000 Class A Ordinary Shares upon the exercise of the Warrants assuming the Low Price is equal to the Floor Price.

While the Warrants do provide for an initial exercise price of $2.635 per Class A Ordinary Share as well as the ability to exercise the Warrants on a cashless exercise basis, it is anticipated that all Warrant holders will utilize the zero exercise price option as this allows for the exercise of the Warrants for no additional consideration and will result in a greater number of Class A Ordinary Shares that investors will receive under upon exercise than what would be issuable upon cash exercise or cashless exercise. As a result, there is no practical or financial incentive for holders of the Warrants to exercise the Warrants via cash exercise or cashless exercise and we do not expect to receive any proceeds from the exercise of the Warrants overall.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “FCHL.” The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on April 16, 2026 was $1.55 per Class A Ordinary Share. There is no established public trading market for the Pre-Funded Warrants or the Warrants, and we do not intend to list the Pre-Funded Warrants or the Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants and anticipate that such Class A Ordinary Shares will trade on The Nasdaq Capital Market.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” on page 20 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 103 of this prospectus for more information regarding these arrangements.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about April 20, 2026. The public offering price per Unit (consisting of one Class A Ordinary Share (or a Pre-Funded Warrant in lieu thereof) and one Warrant) will be fixed for the duration of this offering.

We may sell fewer than all securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 20 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 14 and page 14 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands as an exempted company. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiaries, Fitness Champs Pte. Ltd and Fitness Champs Aquatics Pte. Ltd, in Singapore. The Class A Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands as an exempted company.

Investors of our Class A Ordinary Shares should be aware that they do not directly hold equity interests in Fitness Champs Pte. Ltd or Fitness Champs Aquatics Pte. Ltd, but rather are purchasing equity solely in Fitness Champs Holdings Limited, the Cayman Islands holding company, which indirectly owns 100% equity interests in Fitness Champs Pte. Ltd and Fitness Champs Aquatics Pte. Ltd.

Upon completion of this offering, our issued and outstanding shares will consist of 3,790,556 Class A Ordinary Shares and 580,524 Class B Ordinary Shares. We will be a “controlled company” as defined under Nasdaq Capital Market Marketplace Rule 5615(c) because, immediately after the completion of this offering, Ms. Joyce Lee Jue Hui will control, through her wholly-owned company Big Treasure Investments Limited, 580,524 Class B Ordinary Shares representing approximately 88.45% of the voting power of our issued and outstanding Ordinary Shares, although we expect that she will no longer have a controlling interest upon issuance of all of the Ordinary Shares that may be issued in connection with the Units. While we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and remuneration committees might not consist entirely of independent directors upon closing of the offering set forth in this prospectus.

	Per Share		Total
Public offering price	US$	1.55	US$	4,998,750
Placement agent commissions(1)	US$	0.0775	US$	249,937.50
Proceeds to the Company before expenses(2) (3)	US$	1.4725	US$	4,748,812.50

(1) We have agreed to pay the placement agent a cash fee equal to 5% of the gross proceeds raised in this offering together with a 1% non-accountable expense allowance. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including reimbursement for legal fees and other out-of-pocket fees, costs and expenses in the amount of up to $100,000. For more information about the compensation to be received by the placement agent, see “Plan of Distribution.”

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

(3) The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus is April 20, 2026.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof) and the Warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof), or the Warrants is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the placement agent have taken any action to permit this offering of the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof) and the Warrants outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof) and the Warrants.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms the “Company”, “we”, “us”, “our” and “our Group” or their grammatical variations is a reference to Fitness Champs Holdings Limited, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered and/or any of our subsidiaries, where applicable.

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

“Amended and Restated Memorandum and Articles of Association”	:

the second amended and restated memorandum and articles of association of our Company adopted on January 23, 2026 and as supplemented, amended or otherwise modified from time to time and as in place at the time of this offering. A copy of the Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part

“Big Treasure”	:	Big Treasure Investments Limited, a company incorporated in the BVI and wholly-owned by Ms. Lee

“Biostar”	:	Biostar Developments Limited, a company incorporated in the BVI and wholly-owned by Ms. Yau Ying Ying, an Independent Third Party.

“Board”	:	the board of directors of our Company

“Business Day”	:	a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public

“BVI”	:	British Virgin Islands

“Class A Ordinary Shares”		the class A ordinary shares of the Company, par value $0.000075.

“Class B Ordinary Shares”		the class B ordinary shares of the Company, par value $0.000075.

“Company”	:	Fitness Champs Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 15, 2024

“Companies Act”	:	the Companies Act (2026 Revision) of the Cayman Islands, as amended

“Creative Path”	:	Creative Path Holdings Limited, a company incorporated in the BVI and wholly-owned by Ms. Lim Shu Qi, an Independent Third Party

“Directors”	:	the directors of our Company as at the date of this prospectus, unless otherwise stated

“Exchange Act”	:	the United States Securities Exchange Act of 1934, as amended

“Executive Directors”	:	the executive Directors of our Company as at the date of this prospectus, unless otherwise stated

“Executive Officers”	:	the executive officers of our Company as at the date of this prospectus, unless otherwise stated

“Fitness Aquatics”	:	Fitness Champs Aquatics Pte. Ltd, a company incorporated in Singapore on July 15, 2015 and an indirect wholly-owned subsidiary of our Company

“Fitness Champs”	:	Fitness Champs Pte. Ltd, a company incorporated in Singapore on December 5, 2012 and an indirect wholly-owned subsidiary of our Company

“Fitness Champs (Dubai)”		Fitness Champs Excellence Sports Academy LLC, a company incorporated in Dubai on October 30, 2025 and a wholly-owned subsidiary of Fitness Aquatics.

“Fuji”	:	Fuji Investment Limited, a company incorporated in the BVI and wholly-owned by Mr. Chang Kin Man, an Independent Third Party.

“Independent Directors”	:	the independent non-Executive Directors of our Company

“Independent Third Party”	:	a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of our Company

“MOE”		Ministry of Education of Singapore

“Mr. Koh”	:	Mr. Koh Yong Mong, our Executive Director and chief operating officer. Mr. Koh is the spouse of Ms. Lee

“Ms. Lee”	:	Ms. Joyce Lee Jue Hui, our Chair of the Board of Directors, Executive Director, chief executive officer and an indirect controlling shareholder of our Company. Ms. Lee is the spouse of Mr. Koh

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“Northen Star”	:	Northen Star Limited, a company incorporated in the BVI and wholly-owned by our Company and which is the immediate holding company of Fitness Champs and Fitness Aquatics

“NWSC”	:	National Water Safety Council of Singapore

“Ordinary Shares”		the Class A Ordinary Shares and Class B Ordinary Shares (or any one of them as the context may require)

“S$” or “SGD” or “Singapore Dollars”	:	Singapore dollar(s), the lawful currency of Singapore
“SEC” or “Securities and Exchange Commission”	:	the United States Securities and Exchange Commission

“Securities Act”	:	the U.S. Securities Act of 1933, as amended
“Sport Singapore”	:	Sporting advocacy program under Singapore’s Ministry of Culture, Community & Culture

“SwimSafer”	:	a mandatory national program in Singapore for primary school students under the Sport Singapore dedicated to promoting safety and education to public about the importance of water safety and to raise the standard of swimming proficiency in Singapore. The SwimSafer program comprises of six stages from beginner to advance levels as follows: SwimSafer Stage 1-Introduction to Water Skills; SwimSafer Stage 2-Fundamental Water Skills; SwimSafer Stage 3-Personal and Stroke Development Skills; SwimSafer Stage 4-Personal Survival & Stroke Improvement Skills; SwimSafer Stage 5-Intermediate Personal Survival & Stroke Refinement Skills; and SwimSafer Stage 6-Advance Personal Survival & Swimming Skill Proficiency

“True Height”	:	True Height Limited, a company incorporated in the BVI and wholly-owned by Mr. Ee Zhi Chang, an Independent Third Party
“U.S.”		United States of America

“US$”, “$” or “USD” or “United States Dollars”	:	United States dollar(s), the lawful currency of the United States of America

“Warrants” or “Class A Warrants”		refers to warrants to purchase Class A Ordinary Shares

Financial Information in United States Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into United States Dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore Dollars into United States Dollars were made at S$1.2758 to US$1.00 for amounts relevant to the fiscal period ended June 30, 2025 in accordance with our internal exchange rate. We make no representation that the Singapore Dollar or United States Dollar amounts referred to in this prospectus could have been or could be converted into United States Dollars or Singapore Dollars, as the case may be, at any particular rate or at all.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in Singapore;
●	the regulatory environment in Singapore;
●	competition in the sports education industry in Singapore;
●	developments related to the COVID-19 pandemic;
●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;
●	the overall economic environment and general market and economic conditions in Singapore;
●	our ability to execute our strategies;
●	changes in the need for capital and the availability of financing and capital to fund these needs;
●	our ability to anticipate and respond to changes in the sports education market, and in customer demands, trends and preferences;
●	war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, man-made disasters and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us; and
●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Our Business

Our mission is to make swimming an affordable sport for all by offering comprehensive swimming lessons and teaching swimming skills and techniques to our students and to encourage the public to use swimming as a healthy and fun sport for all ages.

We believe we are a leading sports education provider in Singapore, specializing in the provision of swimming programs to students, with more than 252 certified swim coaches as of the date of this prospectus, and based on the following: (i) in 2023, we were the largest service provider of the SwimSafer Program based on the number of assessment bookings, accounting for approximately 30% of market share; and (ii) we are one of the few swim education providers in Singapore that provides both services to students under training programs funded by the Singapore Government and provision of customized private swimming training services. We offer general swimming lessons to children and adults, with ladies-only swimming lessons available, as well as aquatic sports classes such as water polo, competitive swimming and lifesaving. We believe in imparting the correct swim stroke techniques and skills to all of our students so that they can learn to swim within the shortest time span in a variety of strokes, ranging from freestyle, breaststroke, butterfly, survival backstroke and side kick. We are one of the largest providers of swimming lessons to children enrolled in public schools under the Ministry of Education (“MOE”) in Singapore through the SwimSafer program, and have been offering private swimming lessons to children, youths and adults under our brand “Fitness Champs” since 2012. We aim to make swimming an enjoyable and affordable sport for children and adults, for water safety and as a way of keeping fit and healthy. We also plan to enter into other sports including pickleball, targeting to be a diversified sports education provider.

We have an established track record and brand awareness in providing swimming lessons in Singapore.

We have strong and stable relationships with a large network of swim coaches in Singapore.

We are able to offer a stable stream of school-based swimming lessons in Singapore, which enables to attract more swim coaches and students.

We are one of five swimming schools who are engaged by the MOE to provide swimming lessons to students who are enrolled in public schools in Singapore under the SwimSafer initiative spearheaded by the Singapore Government.

We have a dedicated management team spearheading our business operations and driving our future growth plans. Our management team is led by our founder and Executive Director, Ms. Lee, who is a certified swim coach herself and has developed a reputation and strong track record of over 20 years in this industry.

For the years ended December 31, 2024 and 2023, our revenue was $4.216 million and $4.650 million, respectively. Our net income was $0.172million for the years ended December 31, 2024 and net income was $1.118 million for the same period of 2023. For the six months ended June 30, 2025 and 2024, our revenue was $2.162 million and $2.226 million, respectively. For the same period, our net loss was $0.248 million and net income was $0.183 million, respectively.

On March 24, 2026, our board of directors approved a 30:1 reverse share split of our issued and unissued shares, to be effective on a date to be further determined by our board of directors, unless otherwise indicated, other derivative security numbers and exercise prices appearing in this registration statement will not be adjusted to give effect to this reverse share split as it is not yet effective.

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School-Based Swimming Lessons

We were awarded a contract through the MOE, to provide swimming lessons to students who are enrolled in public schools in Singapore as part of the SwimSafer program. The SwimSafer program is a national program in Singapore dedicated to promoting water safety and equip students with basic swimming and water survival skills to raise the standards of swimming proficiency in Singapore. Schools typically enroll the Primary 3 cohort of students (around 9 years old) for the SwimSafer program, which the MOE has made a mandatory part of the physical education curriculum for all primary school students in Singapore. Please refer to the section entitled “Regulatory Environment” for more information on the SwimSafer program in Singapore.

As of the date of this prospectus, our Group is one of 5 sports education providers approved by the MOE to provide swimming lessons under the SwimSafer program.

Our school-based swimming lessons are typically held between 8 am to 4 pm from Mondays to Fridays at public swimming pools in various regions of Singapore. School-based swimming classes are held during the academic months of the calendar year, and are not held during school holidays in the months of June and December.

As of the date of this prospectus, we have more than 252 swim coaches that are registered with the MOE and Sport Singapore and qualified to provide swimming lessons to children enrolled in public schools in Singapore under the SwimSafer program.

Private Swimming Lessons and Aquatic Sports

We offer swimming lessons to children as young as 30 months of age, youths and adults at any swimming pool at the student’s convenience (for solo swim classes) and various public swimming pools in Singapore. We also offer aquatic sports classes to children, youths and adults at public swimming pools.

Our private swimming lessons are typically held after school during weekdays, and during the day throughout the year.

A description of the range of swimming lessons and aquatic sports classes that we currently offer are detailed as follows:

Children’s Weekly Swimming Program	Our children’s weekly swim program is for children from age 30 months upwards, and the maximum swim class size is up to 8 students for beginners & 10 students for swimmers. Children’s swimming classes are typically 45 minutes in duration, on a weekly basis.

Based on our years of experience in providing swim lessons, a lower ratio of students to swim coach has proven highly beneficial particularly for students who are beginning to learn to swim.

Solo Swimming Classes	Private classes for students who prefer one-to-one swimming classes can be arranged at a venue of convenience as chosen by students. Private classes are typically 45 minutes in duration, on a weekly basis.

Ladies Swimming Program	Our ladies swimming program is specifically tailored to female students, in which only female swim coaches are engaged to provide the swim lessons.

Adults Swimming Program	Our adults swimming program is for adults, which is typically 45 minutes in duration on a weekly basis. Class sizes are usually up to 10 students for each coach.

Lifesaving 123	Lifesaving classes are for students aged 10 years and above, for a duration of 45 minutes on a weekly basis. Class sizes are up to 10 students for each coach.

Upon successful completion of lifesaving courses from levels 1 to 3, trainee will be eligible to enroll for the bronze medallion course, which is a prerequisite to become a lifesaver and work as a certified lifeguard in swimming pools.

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Water Polo Classes	Water polo is a competitive aquatic sport for proficient swimmers who have successfully completed Stage 5 (Silver) of the SwimSafer program and are at least 8 years old. Each class is 45 minutes duration on a weekly basis, with up to 10 students per coach.

Competitive Swimming Classes	Competitive swimming is an aquatic sport for swimmers at least 8 years old, with classes of 45 minutes duration on a weekly basis. Class sizes are up to 10 students per coach.

We have designed and tailored merchandise and apparel such as swimming goggles, swim caps, swim suits and various flotation devices to aid our swim coaches in our swimming lessons. All of our merchandise and apparel are embossed with our logo and brand name, “Fitness Champs” in deep marine blue and white. Visually, this enables us to efficiently distinguish our students and swim coaches in the swimming pools easily. All of our students who are taking swim lessons from us are required to wear our swimming caps, which clearly display the relevant SwimSafer stage that the particular student is undergoing, for safety and ease of identification.

In event of inclement weather, under safety regulations in Singapore, our swimming and aquatic sport classes may still proceed unless there is any lightning in the vicinity in which there will be a siren which will sound. If so, our coaches will conduct land training to improve strengthening and flexibility of our students and classes will still proceed on that basis.

Safe Swimming Procedures and Guidelines

We recognize that safety is a fundamental aspect of all of our swim classes and aquatic sports classes, and we have established safety protocols in place to reduce the risk of injuries, drownings and deaths. We have established a set of safety guidelines which we provide to each of our swim coaches when we engage them, and we will let the swim coaches know immediately if there is any subsequent update to the safety guidelines.

Competitive Strengths

We have an established track record and brand awareness in providing swimming lessons in Singapore.

We have operated since 2012 and have been enhancing our market presence in Singapore. We believe that our established reputation will enable us to compete effectively against the existing and potential competitors. We seek to strengthen our market position by increasing awareness and recognition our brand, “Fitness Champs” through increased market efforts.

We have strong and stable relationships with a large network of swim coaches in Singapore.

We enjoy strong and stable relationships with a large network of more than 252 swim coaches certified to provide swimming lessons in Singapore, and that we engage to provide swimming lessons to the school-based swim program and private swim lessons. Most of our swim coaches have been working with us for several years, with a good track record.

We believe that our engagement and relationships with our pool of more than 252 swim coaches place us in a position to offer more swimming lessons and aquatic sports classes in Singapore. We treat our swim coaches as an invaluable resource and we are committed to provide them with adequate training and development to support the vision and future growth of our business.

We are able to offer a stable stream of school-based swimming lessons in Singapore that enables to attract more swim coaches and students.

We are one of the few swimming schools engaged by the MOE to provide swimming lessons to students enrolled in Singapore public schools under the SwimSafer initiative spearheaded by the Singapore Government. This provides a stable base of recurring swimming classes and students for our swim coaches.

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In addition, our reach in coaching a large number of students from our school-based program enables us to obtain referrals from students who wish to take up private swimming lessons and aquatic sports classes with us as well. As a result, we are able to achieve a critical mass of students and our swimming coaches are able to conduct regular swim classes.

Our founder and Executive Director has extensive experience in the industry and is supported by a dedicated management team.

We have a dedicated management team spearheading our business operations and driving our future growth plans. Our management team is led by our founder and Executive Director, Ms. Lee, who is a certified swim coach herself and has developed a reputation and strong track record with over 20 years in this industry.

Business Strategies and Future Plans

Our principal objective is to sustain continuous growth in our business and strengthen our market position in providing swimming lessons and aquatic sports by implementing the following business strategies and plans:

Geographical expansion into new markets in the region

As of the date of this prospectus, we provide swimming classes and aquatic sports classes within Singapore only. We have signed a contract to begin providing swimming classes at two residential towers in Dubai.

We believe that with our established presence and our successful business model offering a structured swimming program in Singapore, there is potential to develop our business outside Singapore as other neighboring countries may not have similar structured program for swimming lessons and aquatic sports. We have identified Malaysia as an immediate potential market for our future business expansion.

Expansion of our business through acquisitions, joint ventures and/or strategic alliances

Leveraging our existing experiences and customer network, we plan to concentrate on expanding our business in Singapore as and when the opportunity arises. We plan to achieve such expansion through organic growth, and will consider suitable acquisitions, investments, strategic alliances and joint ventures to the extent such opportunities are seen to help us develop new business and gain entry to new markets. This has the potential to bring about economies of scale and spur growth.

As of the date of this prospectus, we are not engaged in any form of discussions with any party to acquire its business or form joint ventures or strategic alliances. We believe that our status as a listed company will position us to take advantage of any such opportunities that may arise. Should such opportunities arise, we intend to finance such acquisitions, joint ventures and/or strategic alliances through bank borrowings, internally generated funds and/or proceeds raised from future share placement or issuance, and we will seek approval, where necessary, from our shareholders as may be required by applicable laws and regulations.

History

Our principal subsidiary, Fitness Champs, was incorporated as an exempt private company limited by shares in Singapore in 2012 under the Singapore Companies Act of 1967, as amended (the “Singapore Companies Act”) under the name of “Fitness Champs Pte. Ltd.” Previously, the business was a sole proprietorship operated by Ms. Lee under the business name “Fitness Champs.” Fitness Champs operates school-based swimming lessons. In 2015, Fitness Aquatics was incorporated as an exempt private company limited by shares company in Singapore under the Singapore Companies Act under the name of “Fitness Champs Aquatics Pte. Ltd.,” mainly to provide private swimming and aquatic sports lessons.

In 2020, Fitness Champs won the tender by the Singapore Government (represented by the MOE) to provide swimming lessons to public schools in Singapore as part of the SwimSafer program. As of the date of this prospectus, Fitness Champs is one of five vendors contracted by the Singapore Government (through the MOE) and in 2023 was the largest program as measured by bookings to provide swimming lessons under the SwimSafer program in Singapore, serving approximately 30% of the students that participated in this program in 2023.

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In 2022, we purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880 with an approximate area of 850 square feet. In 2024, we shifted to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880 with an approximate area of 1,036 square feet, to accommodate additional manpower as we continue to grow our business.

Over the last decade, we have become one of the biggest sports education school specializing in swimming in Singapore.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Northen Star, Fitness Champs, Fitness Aquatics and Fitness Champs (Dubai).

Year	Milestones
1999	Ms. Lee first obtained her swim coach certification
2009	The sole proprietorship business was awarded its first contract to provide swimming lessons to public schools by the Singapore Government
2012	Fitness Champs was established to take over the business carried on under the sole proprietorship
2015	Fitness Aquatics was established to provide private swimming classes and aquatic sports lessons
2016	Fitness Champs was recognized as a Top 100 SME (Small and Medium Enterprise) in Singapore by the Singapore Award Association
2020	Fitness Champs was granted the tender from the Singapore Government (represented by the MOE) to provide swimming lessons under the SwimSafer program in Singapore
2022	Purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880
2024	Moved to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880
2025	Closed an initial public offering on September 5, 2025. Created Fitness Champs (Dubai) in anticipation of expanding to Dubai in 2026.
2026	Expanded swim lesson offerings in Dubai.

Corporate Structure

Our Company was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital at such time was US$500,000 divided into 500,000,000 ordinary shares, par value of US$0.001 each. Following incorporation, one ordinary share was transferred to Ms. Lee for cash at par. Ms. Lee then transferred such one share to her wholly-owned company, Big Treasure, on June 19, 2024. On December 15, 2023, Fuji entered into an agreement with Ms. Lee to acquire 4.90% of the issued share capital of the proposed holding company of Fitness Champs and Fitness Aquatics for US$470,000. On June 19, 2024, Big Treasure, Easy Builder, Creative Path, Fuji, Biostar, and True Height subscribed for approximately 64.72%, 19.09%, 4.90%, 4.90%, 4.44% and 1.95% of the issued share capital of our Company respectively. On June 19, 2024, Big Treasure and Fuji transferred their entire equity interest in Northen Star to us in consideration of our allotment and issue to each of them one Share credited as fully paid.

On October 2, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:200 forward stock split and changed the authorized share capital to $500,000 divided into 100,000,000,000 ordinary shares, par value of $0.000005 each. Concurrently, Big Treasure surrendered 3,235,950 ordinary shares, Creative Path surrendered 245,000 ordinary shares, Easy Builder surrendered 954,500 ordinary shares, Biostar surrendered 222,000 ordinary shares, True Height surrendered 97,500 ordinary shares and Fuji surrendered 245,050 ordinary shares to the Company, respectively or 25.0% of their shareholdings each.

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On January 23, 2026, our shareholders approved a re-designation and re-classification of shares whereby the authorized share capital of the Company became US$500,000 divided into (a) 80,000,000,000 class A ordinary shares of a nominal or par value of US$0.000005 each, (b) 10,000,000,000 class B ordinary shares of a nominal or par value of US$0.000005 each, and (c) 10,000,000,000 preferred shares of a nominal or par value of US$0.000005 each. The 8,707,850 shares of a nominal or par value of US$0.000005 each then held by Big Treasure Investments were re-designated and re-classified as 8,707,850 class B ordinary shares of a nominal or par value of US$0.000005 each, and all the remaining issued shares of the Company of a nominal or par value of US$0.000005 each were re-designated and re-classified as class A ordinary shares of a nominal or par value of US$0.000005 each on a 1:1 basis.

On January 23, 2026, our shareholders also approved a reverse share split at a ratio range of not less than 2 shares to 1 and up to 50 shares to 1, with the exact ratio to be determined by our board of directors. On February 12, 2026, our board of directors approved a 15:1 reverse share split of our issued and unissued shares, such that the share capital of our Company became US$500,000 divided into (a) 5,333,333,333.33° Class A Ordinary Shares of a nominal or par value of US$0.000075 each; (b) 666,666,666.66° Class B Ordinary Shares of a nominal or par value of US$0.000075 each; and (c) 666,666,666.66° preferred shares of a nominal or par value of US$0.000075 each. Following the reserve share split, 552,810 Class A Ordinary Shares of a nominal or par value of US$0.000075 each and 580,524 Class B Ordinary Shares of a nominal or par value of US$0.000075 each were in issue (the “15-to-1 Share Consolidation”). The 15-to-1 Share Consolidation was effective on Nasdaq on March 23, 2026.

Unless otherwise indicated, all share and per share information in this prospectus supplement reflect this reverse share split. The financial statements and other financial information incorporated by reference into this prospectus supplement as of the date of this prospectus supplement do not reflect the reverse stock split and continue to present historical share and per share amounts on a pre-reverse split basis.

On March 20, 2026, our shareholders also approved a reverse share split at a ratio range of not less than 2 shares to 1 and up to 250 shares to 1, with the exact ratio to be determined by our board of directors.

On March 24, 2026, our board of directors approved a 30:1 reverse share split of our issued and unissued shares, to be effective on a date to be further determined by our board of directors, such that upon the reverse share split becoming effective, the share capital of our Company will become US$500,000 divided into (a) 177,777,777.78° class A ordinary shares of a nominal or par value of US$0.00225 each; (b) 22,222,222.22° class B ordinary shares of a nominal or par value of US$0.00225 each; and (c) 22,222,222.22° preferred shares of a nominal or par value of US$0.00225 each. Unless otherwise indicated, all share and per share information in this prospectus supplement does not reflect this reverse share split as it is not yet effective.

On April 20, 2026, our board of directors ratified the issuance of an aggregate of 12,746 Class A ordinary shares on 26 March 2026 and 31 March 2026 in connection with the implementation of the 15-to-1 Share Consolidation, to account for fractional share entitlements arising therefrom, which resulted in an increase in our Class A ordinary shares from 552,810 to 565,556.

Historically, our Group was comprised of Fitness Champs and Fitness Aquatics. We have undertaken a reorganization whereby the entire share capital of Northen Star was transferred to us resulting in our holding of the entire issued share capital of Northen Star directly and indirectly in Fitness Champs and Fitness Aquatics.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus.

Fitness Champs Holdings Limited
(Cayman Islands)
Northern Star Limited
(BVI)
100%
Fitness Champs Pte Ltd
(Singapore)
100%
Fitness Champs Aquatics Pte Ltd
(Singapore)
100%
Fitness Champs Excellent Sports Academy
(Dubai)
100%

A description of our principal operating subsidiaries is set out below.

Fitness Champs

Fitness Champs was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited, our direct wholly-owned subsidiary following an internal group reorganization on June 19, 2024. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

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Fitness Aquatics

Fitness Aquatics was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which are held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on June 19, 2024. Fitness Aquatics provides sports education in the form of private swimming lessons.

Business strategies

Our principal objective is to sustain continuous growth in our business and strengthen our market position in the provision of swimming lessons and aquatic sports by implementing the following business strategies and plans:

●	Geographical expansion into new markets in the region
●	Expansion of our business through acquisitions, joint ventures and/or strategic alliances

Risks and Challenges

Investing in our Class A Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 20 of this prospectus, which you should carefully consider before making a decision to purchase Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	our operation is subject to certain regulatory requirements of the Sport Singapore and Singapore Aquatics;
●	we may be unable to enforce the restrictive covenants of the services agreements against our coaches to prevent them from directly competing with us
●	our intellectual property as to the development and preparation of course materials, swimming or training methodology, techniques and lessons may be infringed;
●	we depend on the supply of students from primary schools under the SwimSafer program;
●	we rely on our coaching team, in particular our contracted coaches to develop and provide courses;
●	we rely on our “Fitness Champs” brand and our reputation as a leading provider of comprehensive swimming lessons services;
●	we may be unable to continue to attract students to enroll in our courses;
●	our coaching team’s actions or inaction could subject us to claims, either regulatory or through litigation, regarding conduct or services and courses that we deliver;
●	our unauthorized disclosure of student and employee information and other sensitive date could expose as to costly litigation or could materially and adversely impact our reputation;
●	our advertising and marketing campaigns may not lead to higher course or student enrollments nor increased revenue;
●	the swim coaches we engage may not be able to maintain qualifications and/or certifications;
●	our business operations are subject to adverse weather conditions;
●	natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance;
●	we operate in a competitive market;
●	changes in existing laws, regulations and government policies may cause us to incur additional costs;
●	we are exposed to risk of accidents and injuries in the course of our business;
●	we may implement business strategies and future plans that may not be successful;
●	our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and the insurance premium may increase;
●	we may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all;

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●	our Executive Officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us Further, planned increases to our Executive Officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results.;
●	if we fail to implement and maintain an effective system of internal controls we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected; and
●	we will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Risks Related to Our Securities and This Offering

●	we have received a notice from Nasdaq that we no longer meet the listing requirements of the Nasdaq Capital Market and our failure to regain compliance would mean there is no active market for investors to make transactions in our Class A Ordinary Shares;
●	an active trading market for our Class A Ordinary Shares may not be established or, if established, may not continue and the trading price for our Class A Ordinary Shares may fluctuate significantly;
●	we may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions;
●	the trading price of our Class A Ordinary Shares has been volatile, which could result in substantial losses to investors;
●	if securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline;
●	the sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect the market price;
●	because our public offering price per Share is substantially higher than our net tangible book value per Share, you will experience immediate and substantial dilution;
●	you must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price;
●	if we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences;
●	short selling may drive down the market price of our Class A Ordinary Shares;
●	as a “controlled company” within the meaning of the Nasdaq Capital Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies;
●	Ms. Lee, as our Executive Director and chief executive officer, and an indirect controlling shareholder, will continue to have significant influence over us after this offering, including control over decisions that require the approval of shareholders, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote;
●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market or another national securities exchange corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market or another national securities exchange corporate governance listing standards ;
●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;
●	recently introduced economic substance legislation of the Cayman Islands may impact us or our operations;
●	certain judgments obtained against us by our shareholders may not be enforceable;
●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

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●	we are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies;
●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;
●	we incur significant costs and devote substantial management time as a result being a public company listed on the Nasdaq Capital Market; and
●	we have been notified by Nasdaq for failure to meet listing qualifications. If we do not cure this failure, or if we fail to meet other applicable listing requirements, Nasdaq Capital Market delist our Shares from trading, in which case we expect the liquidity and market price of our Shares would decline.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on February 15, 2024. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P. O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at 7030 Ang Mo Kio, Avenue 5, #04-48, NorthStar@AMK, Singapore 569880. Our telephone number at this location is +65 9005 5495. Our principal website address is https://www.fitnesschamps.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, Ms. Lee will, through Big Treasure, indirectly control 100% of our total issued and outstanding Class B Ordinary Shares, representing approximately 88.45% of the total voting power (although in the event that all warrants issuable hereunder are issued, she will hold 35.75% of the total voting power). Assuming she retains her controlling interest through Big Treasure, we will be a “controlled company” within the meaning of the Nasdaq Capital Market Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq Capital Market or another national securities exchange listing rules, including the following:

●	the requirement that a majority of our board of directors must be independent directors;
●	the requirement that our director nominees must be selected or recommended to the board for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors;
●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and
●	the requirement that compensation of the chief executive officer must be determined, or recommended to the board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Marketplace Rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Marketplace Rules.

If we cease to be a foreign private issuer, we intend to rely on these exemptions. In addition, our controlling shareholders will be able to exert significant control over our management and affairs, including approval of significant corporate transactions, and may have interests that differ from yours. See “Risk factors – As a “controlled company” within the meaning of the Nasdaq Capital Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the three-year period prior thereto. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. At this time, we do not intend to adopt home country practices.

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THE OFFERING

Units offered by us	Up to 3,225,000 Units, based on the public offering price of $1.55 per Unit, with each unit consisting of one Class A Ordinary Share, or, in lieu thereof, one Pre-Funded Warrant; and one Warrant.

Shares offered by us	Up to 3,225,000 Class A Ordinary Shares included in the Units, up to 3,225,000 Pre-Funded Warrants, and up to 48,375,000 Class A Ordinary Shares issuable upon exercise of the Warrants at a zero exercise price.

Warrants offered by us

Up to 3,225,000 Warrants.

The Warrants will become exercisable beginning on the Initial Exercise Date at an initial exercise price of $2.635, equal to 170% of the price per Unit. A holder of Warrants may, at any time and in its sole discretion, exercise its Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the lowest VWAP of the Class A Ordinary Shares during the five (5) trading days immediately prior to the applicable exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the applicable Low Price is lower than the then applicable Exercise Price. At no time can the Low Price be lower than the Floor Price. “Floor Price” means the price equal to twenty percent (20%) of the lower of (i) the closing price (as reflected on Nasdaq.com) of the Class A Ordinary Shares immediately preceding the date of this prospectus, and (ii) the average closing price of the Class A Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of this prospectus (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Warrants because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive Class A Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Class A Ordinary Shares than they would receive if they did pay an exercise price. As an example, holders of the Warrants may elect to be issued up to 48,375,000 Class A Ordinary Shares upon the exercise of the Warrants assuming the Low Price is equal to the Floor Price. The Warrants will expire on the six month period of the Initial Exercise Date. See “Description of Securities – Warrants”

We are also registering the issuance of up to 48,375,000 Class A Ordinary Shares underlying the Warrants.

Pre-Funded Warrants offered by us

Up to 3,225,000 Pre-Funded Warrants.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Class A Ordinary Shares, up to 3,225,000 Pre-Funded Warrants to purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant is equal to the price per Class A Ordinary Share being sold to the public in this offering, minus $0.000075, and the exercise price of each Pre-Funded Warrant is $0.000075 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

We are also registering the issuance of up to 3,225,000 Class A Ordinary Shares underlying the Pre-Funded Warrants.

Class A Ordinary Shares outstanding prior to the offering	565,556 Class A Ordinary Shares

Class A Ordinary Shares to be outstanding after the offering	3,790,556 Class A Ordinary Shares (assuming no sale of any Pre-Funded Warrants and none of the Warrants issued in this offering are exercised). To the extent Pre-Funded Warrants are sold, the number of Class A Ordinary Shares sold in this offering will be reduced on a one-for-one basis.

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Use of proceeds

We estimate the net proceeds from this offering to us will be approximately $4,467,842.50, after deducting the estimated placement agent fees and expected offering expenses payable by us, and none of the Warrants issued in this offering are exercised. Even if the Warrants are exercised, we do not expect to receive any proceeds from the exercise of the Warrants because it is highly unlikely that a holder of the Warrants would elect to exercise the Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option.

We currently intend to use the net proceeds to us from this offering for business expansion, marketing and promotional activities, strategic investments and other general corporate purposes. See “Use of Proceeds” beginning on page 35.

Listing symbol

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “FCHL.”

There is no established public trading market for Pre-Funded Warrants or the Warrants or the Pre-Funded Warrants, and we do not intend to list these securities on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

Offering price

$1.55 per Unit (consisting of one Class A Ordinary Share (or Pre-Funded Warrant in lieu thereof), and one Warrant).

The initial public offering price per Unit in the Offering will be determined by us based on negotiations with the placement agent on behalf of the prospective investors in the Offering, which will be mainly based on latest market price prior to the pricing of the Offering. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on April 16, 2026 was $1.55 per Class A Ordinary Share.

Transfer Agent	Transhare Corporation

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section set forth in this prospectus before deciding whether or not to invest in our securities.

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SUMMARY FINANCIAL DATA

Unaudited Interim Consolidated Balance Sheets

	December 31, 2024		June 30, 2025	June 30, 2025
	S$’000		S$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	314		474	372
Accounts receivable	-		40	31
Deposits, prepayments and other receivables	1,371		1,516	1,188
Total current assets	1,685		2,030	1,591

Non-current assets:
Property and equipment, net	584		560	439
Intangible assets	58		82	64
Right-of-use asset	37		19	15
Total non-current assets	679		661	518

TOTAL ASSETS	2,364		2,691	2,109

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	719		838	657
Bank borrowings	62		9	7
Lease liabilities	37		19	15
Amount due to director	1,129		1,659	1,301
Income tax payable	4		4	3
Total current liabilities	1,951		2,529	1,983

Non-current liabilities:
Bank borrowings	398		395	309
Lease liabilities	-		-	-
Non-current liabilities	398		395	309

TOTAL LIABILITIES	2,349		2,924	2,292

Commitments and contingencies	-		-	-

Shareholders’ equity
Ordinary share, par value US$0.000075, 6,666,666,666.67 shares authorised, 1,000,000 shares issues and outstanding *	-	**	- **	- **
Additional paid-in capital	11		11	8
Retained earnings (Accumulated losses)	4		(244)	(185)
Forex reserve	-		-	(6)
Total shareholders’ equity	15		(233)	(183)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	2,364		2,691	2,109

* Retrospectively presented for the effect of (i) the issuance of 1 ordinary share on February 15, 2024 in preparation of the Company’s initial public offering, (ii) the 1:200 share subdivision and 5,000,000 share surrender approved on October 2, 2024, and (iii) the 15 for 1 reverse share split effected on February 12, 2026.

** Below S$1,000/US$1,000

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Unaudited Interim Consolidated Statements of Operations and Comprehensive Income (Loss)

	Six Months Ended June 30,
	2024	2025	2025
	S$’000	S$’000	US$’000
Revenues	2,226	2,162	1,638

Cost of revenue	(1,450)	(1,538)	(1,166)

Gross profit	776	624	472

Operating cost and expenses:
Selling and distribution	(38)	(205)	(155)
General and administrative	(562)	(763)	(578)
Total operating cost and expenses	(600)	(968)	(733)

Profit (Loss) from operations	176	(344)	(261)

Other income (expense):
Interest income	5	- *	- *
Interest expense	(13)	(11)	(8)
Government grants	2	91	69
Rental income	13	16	12
Total other income, net	7	96	73

Income (Loss) before income tax	183	(248)	(188

Income tax expense	-	-	-

NET INCOME (LOSS)	183	(248)	(188)

Other comprehensive income (loss)
Foreign currency adjustments	-	-	(6)
TOTAL COMPREHENSIVE INCOME (LOSS)	183	(248)	(194)

Earnings (Loss) per ordinary share
Basic and diluted	183	- **	- **

Weighted average number of ordinary shares outstanding
Basic and diluted*	1	1,000,000	1,000,000

*	Retrospectively presented for the effect of (i) the issuance of 1 ordinary share on February 15, 2024 in preparation of the Company’s initial public offering, (ii) the 1:200 share sub-division and 5,000,000 share surrender approved on October 2, 2024, and (iii) the 15 for 1 reverse share split effected on February 12, 2026.

**	Below S$1,000/US$1,000

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Unaudited Interim Consolidated Statements of Cash Flows

	Six Months Ended June 30,
		2024	2025	2025
	S$’000	S$’000	S$’000	US$’000
Cash flows from operating activities:
Net profit (loss)		183	(248)	(188)
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Depreciation and amortization		40	49	37
Interest expense		11	10	7
Interest on lease liability		2	1	1
Interest income		(5)	- *	- *
Unrealised forex translation		-	-	(96)

Change in working capital:
Accounts receivable		(118)	(40)	(34)
Deposits, prepayments and other receivables		(12)	(144)	(114)
Accounts payable and accrued liabilities		35	119	94
Income tax payable		(140)	-	-
Net cash used in operating activities		(4)	(253)	(293)

Cash flows from investing activities:
Interest income		5	- *	- *
Purchase of property and equipment		(29)	- *	- *
Purchase of intangible asset		(23)	(31)	(23)
Net cash used in investing activities		(47)	(31)	(23)

Cash flows from financing activities:
Dividend paid		(300)	-	-
Amount due from (to) director		518	530	568
Payment of transaction cost in connection to the issuance of shares		(456)	-	-
Repayment of bank borrowings		(56)	(57)	(45)
Interest paid on bank borrowings		(11)	(10)	(7)
Principal payment of lease liabilities		(17)	(18)	(14)
Payment of interest on lease liabilities		(2)	(1)	(1)
Net cash (used in) provided by financing activities		(324)	444	501

Effects of exchange rate changes on cash and cash equivalents		-	-	(43)

Net change in cash and cash equivalents		(375)	160	142

BEGINNING OF PERIOD		815	314	230

END OF PERIOD		440	474	372

Supplemental Cash Flow Information:
Cash paid for income taxes		(140)	-	-
Cash paid for interest		(13)	(11)	(8)
Interest income received		5	-	-

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our operation is subject to certain regulatory requirements of the Sport Singapore, Singapore Aquatics and the National Registry of Coaches.

If we are unable to obtain or renew the relevant registrations, certifications, or such registration or certifications are suspended or revoked by the relevant regulatory authorities in Singapore, our operation will have to be suspended and our business, operating and financial results may be materially and adversely affected. See “Regulatory Environment” on page 75 for more information on the relevant registrations and certifications required for the conduct of the business of the Group. As at the date of this prospectus, the Group is in compliance with all applicable regulatory requirements in Singapore.

We may be unable to enforce the restrictive covenants of the services agreements against our coaches to prevent them from directly competing with us.

Our services contracts with our coaches contain restrictive covenants that prevent them from poaching or directly competing with us during an agreed period. If any dispute arises between any of the coaches and our Group, we may be unable to enforce the restrictive covenants in the services agreements which are governed by Singapore law against the coaches and the enforceability of the restrictive covenants may only be determined by the courts on a case-by-case basis. It is thus difficult to predict the outcome of the proceedings or gauge the level of legal protection that such awards or proceedings may provide. If we cannot enforce the restrictive covenants with our coaches, those who leave our Group may join a competitor or form a competing company immediately after leaving our Group, which may disrupt our business and materially and adversely affect our financial condition, results of operations and profits.

Our intellectual property as to the development and preparation of course materials, swimming or training methodology and techniques may be infringed or we may inadvertently infringe on another entity’s intellectual property.

We, in conjunction with our coaching team, are responsible for the development and preparation of course materials, swimming and training methodology and techniques for use in our classes. Our course materials, methodology and techniques may contain content or structure similar to third party sources. There is no assurance that our course materials, lessons, methodology and techniques will not infringe third party intellectual property rights. If we were subject to third party litigation for infringement of third-party intellectual property rights, defending these can be expensive and time consuming, and their outcome is uncertain. Furthermore, any intellectual property infringement claims against us, or any publication containing such events could materially and adversely affect our image and reputation which could materially affect our business and operating results.

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We depend on the supply of students from primary schools in Singapore under the SwimSafer program.

For each of the two years ended December 31, 2023 and 2024, we derived approximately 42.9% and 40.3% respectively, of our total revenue from students from primary schools that engage us to provide our services under the SwimSafer program. As we are one of five schools/institutions registered with Sport Singapore and the MOE that can provide courses under the MOE’s SwimSafer program, we expect such services to continue to be a significant and important source of our revenue in the near future, subject to renewal of our Company by the MOE as a certified provider, which renewal is not assured. Revenue generated from new sources may not increase to a level that would significantly reduce our reliance on students that we engage through the SwimSafer program offering through primary schools. Our contract with the MOE was renewed in October 2024 for a term through December 2026. If our contract with the MOE is not renewed beyond 2026, or we experience any event that negatively affects our relationship with the primary schools or our Sport Singapore and MOE certification, our overall business and results of operations could be materially and adversely affected.

In addition, part of our revenue growth after COVID-19 was due to a back-log of students who were unable to take SwimSafer classes during shut downs that limited access to swimming pools. We expect that government sector revenues will go back to levels that they were prior to the pandemic.

We rely on our coaching team, in particular our contracted coaches, to develop and provide courses, a failure of which could affect our brand, results of operations and profitability.

For each of the three years ended December 31, 2023, 2024 and 2025, we had a coaching team of 238, 240 and 252 individuals, respectively. We rely on our team, in particular our coaches, to develop and provide classes and structured programs to our students. As such, we believe that the ability of our coaching team to provide support to our students in their pursuit of the ability to swim and swim well remains critical to the trust in which students and their parents place in our brand and our teaching style, methodology and technique.

We rely on our “Fitness Champs” brand and our reputation as a leading provider of comprehensive swimming lessons services and our inability to maintain this brand strength and reputation could affect our operating results and business.

The “Fitness Champs” brand is instrumental to the success of our business. According to the Frost & Sullivan Report, in 2023 we were the largest service provider in terms of SwimSafer Program assessment bookings, accounting for approximately 30% of market share, and we certified the highest number of students through the SwimSafer Program. As of December 2025, we have certified a total of over 190,000 students through the SwimSafer Program. We rely on the strength of our brand to enhance our reputation as a trustworthy swimming services provider/educator for our students in their extra-curricular and leisure endeavors. If the value of our brand or image and reputation is diminished or tarnished, we may fail to continue to attract students and our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to continue to attract students to enroll in our courses.

Our revenue is primarily generated from tuition fees we receive from students who have enrolled in our swimming courses. Our ability to continue to maintain and attract students to enroll in our courses is critical to the continued success and growth of our business. This in turn depends on several factors, including our ability to develop safe and effective courses and techniques that are successful, pique our students’ interest and are compliant with relevant licensing, safety and regulatory requirements. Inefficiency or failure to maintain or achieve the aforesaid could materially and adversely affect our revenue and profitability.

Our coaching team’s actions or inaction could subject us to claims, either regulatory or through litigation, regarding conduct or services that we deliver.

We rely on our coaching team and in particular our coaches to provide courses and services in accordance with the terms of their engagements. Our coaches are responsible for the safety and well-being of children, many of whom are just learning to swim, which is an inherently dangerous activity. As our coaches are granted extensive contact with children, the MOE conducts background checks on our coaches to help ensure that all of our instructors have the credentials to be working with children and are adequately trained to supervise and handle emergency situations that may arise. Any negative, harmful or negligent actions on the part of our coaches and other staff, or any failure by us to properly manage our coaching team and swimming activities may result in undesirable or unexpected outcomes such as serious injury or even death, which could result in regulatory impacts or litigation exposure, all of which would negatively impact our brand.

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Our unauthorized disclosure of student and staff information and other sensitive data could expose us to costly litigation or could materially and adversely affect our reputation.

In connection with our business operations, we come into contact and store proprietary and confidential information on our students, coaches and staff, such as names, addresses, age, gender and other personal information. This information is primarily stored in our computer database located in our headquarters and in cloud servers. Our information technology system and computer networks may be vulnerable to unauthorized access, hacking, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions to or malfunctions in our operations. Any leakage or misappropriation of information from our system could have a material and adverse effect on our reputation and business operations. Moreover, if our security measures are breached as a result of actions by third parties, employee error, malfeasance or otherwise, third parties may receive or be able to access student records and personal details which could subject us to litigation, liabilities, interrupt our business and materially and adversely impact our reputation. We also run the risk that our staff or third parties could misappropriate or illegally disclose confidential information in our Group’s possession. As a result, we may be required to expend significant resources to alleviate problems caused by these breaches.

Our advertising and marketing campaigns may not lead to higher course or student enrollments nor increased revenue.

From time to time, we launch various advertising and marketing campaigns to further increase public awareness of our business and enhance our brand recognition. We advertise on social media platforms such as Facebook, Instagram, Tik Tok and Xiao Hong Shu as well as on our own websites. Despite our efforts and the costs incurred in promoting our brand and business, such efforts and costs may not necessarily lead to higher course or student enrollments, which in turn may not lead to increased revenue for us.

The swim coaches we engage may be unable to maintain qualifications and/or certifications.

Our coaches need to be trained, certified and competent in coaching. If a significant number of our coaches are unable to maintain appropriate certifications and upkeep training, we may not have enough qualified staff to meet demand, which may result in us losing students, and our business, operating and financial results may be materially and adversely affected.

Our business operations are subject to adverse weather conditions.

As a majority of our swimming classes are held outdoors, our ability to conduct swimming classes is susceptible to extreme weather conditions such as heavy rains, lightning, extreme or prolonged heat waves and high winds. Lightning and heavy rainstorms are prevalent in Singapore and some of our classes cannot be held outdoors during periods of lightning and extreme weather conditions as we utilize some outdoor pools. Heavy rainfall can dilute the chemicals in the pools we use to hold our classes and create a pH imbalance that may be harmful to our students. Rain also washes bacteria, dirt, algae spores, and other debris into the pools we use, which can attack the active chlorine and mitigate its effects. Singapore is generally hot all year round, as such, the heat also poses risks to water quality by breaking down the chlorine content in the water faster as well as the pools being more susceptible to algae growth causing a risk for our students. If we cannot effectively contain any such risks such as moving all of our lessons indoors, our ability to hold our swimming classes could be restricted and our revenues reduced, causing material adverse impact on our business and results of operations.

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Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance.

The occurrence of the global COVID-19 pandemic negatively affected our business between 2020 and 2022 due to the inability to hold classes and/or gathering of students. The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events or another global pandemic could result in, among other things, operational disruptions, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions, which in turn could also cause consumer confidence and spending to decrease or result in increased volatility in Singapore, the United States and global financial markets and economy.

We operate in a competitive market.

According to the Frost & Sullivan industry report A, there were approximately 200 swimming training services providers in Singapore in 2023. The leading swimming training providers generally engage in two business lines including (i) provision of training services to students under different training programs funded by the Singapore Government and (ii) provision of customized swimming training services to customers of all ages. We are in constant competition with other swimming services providers to provide quality and the same or better scope of services with well-trained and effective swimming staff. Further, the pricing and demand for our services are affected by the intensity of competition we face. Some of our competitors may be able to foresee the upcoming market trends more accurately or may be more responsive than we are. If we are unable to compete successfully with our competitors, we may experience a reduction in market share, which may have a material adverse effect on our business performance, results operations and financial conditions.

Changes in existing laws, regulations and government policies may cause us to incur additional costs.

Our business operations are governed by various laws, regulations and government policies in Singapore and we operate in a highly-regulated industry. The licensing, membership, registration and certification requirements for us may change from time to time. We may be unable to comply with all these requirements in time or at all or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

We are exposed to risk of accidents and injuries in the course of our business.

We are in the business of providing swimming lessons to children, as well as aquatic swim classes, and there is an inherent risk that accidents and injuries may occur during our swimming lessons and aquatic sports classes, even where there are lifeguards and/or trained on-site personnel on duty. Claims may be made against us for such accidents and/or fatalities on grounds such as negligence or any failure by us to properly manage our coaching team or swimming activities. If we cannot successfully defend ourselves against such claims, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

■	loss of revenue;
■	substantial monetary awards;
■	significant time and costs to defend the related litigation;
■	increased insurance costs; and
■	loss of reputation and significant negative publicity and media attention.

Any such outcomes could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may implement business strategies and future plans that may not be successful

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent coaches. There is no assurance that our business strategies and future plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

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Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and our insurance premiums may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, our insurance premiums depend on various factors, including the scope and estimated contract sum set out in the service contracts with our customers and our insurance claim track record. There is no assurance that our insurance premiums will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business may require significant cash outlay, capital expenditures and commitments. Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering are expected to be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the COVID-19 global pandemic, risks of war and regional conflicts. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all.

Our Executive Officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us. Further, planned increases to our Executive Officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results.

Our Executive Officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

We recently raised the compensation of our Executive Officers and need to make commensurately higher revenue in order to maintain profitability. Our failure to perform at levels to generate enough revenue to pay these higher operating costs could negatively impact our financial results.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

We are a smaller company with limited accounting personnel. Furthermore, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Class A Ordinary Shares.

We are a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is ineffective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could exposes us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements, which could result in (i) our failure to maintain effective internal control over financial reporting, (ii) errors in our financial statements; (iii) failure to meet our reporting obligations; and (iv) loss of confidence by the investors in our financial information. We are implementing a number of measures to address this issue, such as(i) engaging an external consulting firm to assist us with our financial in U.S. GAAP; (ii) allocating resources to improve financial oversight function; (iii) introducing formal business performance review process, and preparing and reviewing the consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (iv) providing our relevant finance staff with appropriate training in connection with the requirements of U.S.GAAP.

25

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

As a publicly traded company, we are subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq Capital Market, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Risks Related to Our Securities and This Offering

We have received a notice from Nasdaq that we no longer meet the listing requirements of the Nasdaq Capital Market and our failure to regain compliance would mean there is no active market for investors to make transactions in our Ordinary Shares.

On November 6, 2025, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying us that based on the closing bid price of the Company for the period from September 24, 2025 to November 5, 2025, we no longer meet the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. We have a 180-calendar days compliance period, or until May 5, 2026, in which to regain compliance with Nasdaq continued listing requirement. In the event that we do not regain compliance in the compliance period, we may be eligible for an additional 180 calendar days, should we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and are able to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, which we intend to implement. However, if it appears that we are not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

Even if we are able to cure the deficiency, there are no assurances that the price of our Ordinary Shares will not fall below the listing requirement again, particularly in light of the fact that this offering may result in significant dilution. In addition to the minimum bid price, Nasdaq has specific continued listing requirements related to public float and market value of publicly held shares that could be negatively impacted by the structure of this offering.

If we are unable to meet all of Nasdaq’s continued listing requirements, and the Nasdaq Capital Market delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

This offering may result in an immediate trading halt or delisting of our Class A Ordinary Shares from The Nasdaq Capital Market due to public interest concerns.

Under Nasdaq Listing Rule 5101, The Nasdaq Stock Market has broad discretionary authority to terminate the listing of securities, subject to a timely-requested hearing, if it determines that continued listing is not in the public interest, even if the issuer is in compliance with The Nasdaq Stock Market’s enumerated listing criteria. The Series A Warrants contain exercise price reset provisions that may result in a downward adjustment to the exercise price, subject to a floor price equal to 20% of the initial exercise price of the Series A Warrants, as well as a corresponding increase to the number of Class A Ordinary Shares following such exercise price reset. As a result of such features, the price of our Class A Ordinary Shares issuable upon exercise of the Series A Warrants may be substantially below the then existing market price. Further, if the holders of the Series A Warrants elect the “zero exercise price” option, the maximum number of Class A Ordinary Shares issuable upon exercise of the Series A Warrants will equal to the product of (a) the number of shares that would be issuable upon exercise of the Series A Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii)  50% of the Low Price, resulting in a maximum of 273,722,627 Class A Ordinary Shares issuable upon the exercise of the Series A Warrants (assuming the Low Price is equal to the Floor Price). If The Nasdaq Stock Market determines the terms of this offering raise public interest concerns due to the dilutive nature of the transaction, or any other reason, The Nasdaq Stock Market may issue a determination letter to delist our Class A Ordinary Shares pursuant to its discretionary authority under Listing Rule 5101. In that event, even if we were to timely request a hearing with respect to The Nasdaq Stock Market’s determination to delist our Class A Ordinary Shares, The Nasdaq Stock Market may still impose an immediate halt on the trading of our Class A Ordinary Shares pursuant to Nasdaq Listing Rule 4120(a)(5) pending the outcome of such hearing. If trading in our Class A Ordinary Shares were to be halted or if The Nasdaq Stock Market were to determine to delist our Class A Ordinary Shares, investors could lose all or part of their investment and our ability to raise additional capital through the public or private sale of equity securities would be adversely affected.

We are aware of public disclosures by other Nasdaq-listed companies disclosing that such companies received notification letters from Nasdaq indicating that Nasdaq determined to delist such companies or impose an immediate trading halt as a result of public interest concerns related to offerings of warrants with zero exercise price or similar features, the terms of which, or the potential dilutive effect of which, are similar to this offering (and in some cases, less dilutive than this offering). To date, Nasdaq has not released formal guidance as to an acceptable level of dilution or terms with respect to these offering structures. As such, Nasdaq may also delist our Class A Ordinary Shares for public interest concerns resulting from the dilutive impact and terms of the common warrants in this offering regardless of whether we are in compliance with other continued listing criteria of Nasdaq.

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The trading price of our Ordinary Share has been volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares has been subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and result in substantial losses to investors.

There have been instances of extreme share price run-ups followed by rapid price declines and strong share price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we have experienced greater share price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares have been, and may continue to be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading price of our Class A Ordinary Shares may continue to be volatile and could fluctuate widely due to factors beyond our control and for reasons that are unrelated to our actual or expected performance. In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares.

In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our issued and outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect the market price. In particular, the warrants included in the units we are offering will be immediately exercisable at no additional cost, which will result in immediate and substantial dilution to our existing stockholders and could negatively impact our share price.

Each unit offered in this offering includes a warrant to purchase 15 shares of Class A Ordinary Shares at an exercise price of $0.00. Because these warrants have no exercise price, warrant holders can acquire shares immediately upon exercise without paying any additional consideration beyond the purchase price of the units. This structure will result in significant dilution to our existing stockholders if and when the warrants are exercised.

Assuming all warrants included in this offering are exercised, this would result in the issuance of up to 48,375,000 Class A Ordinary Shares pursuant to the zero exercise price feature. As a result, holders of our Class A Ordinary Shares immediately prior to this offering would experience dilution of approximately US$1.06 per share, which is in addition to the dilution resulting from the issuance of shares in this offering.

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The ability of warrant holders to acquire shares at no cost creates a strong economic incentive to exercise the warrants regardless of our share price or business performance. If warrant holders exercise their warrants and subsequently sell the shares acquired upon exercise, the resulting increase in the number of shares available for sale in the public market could cause the market price of our Class A Ordinary Shares to decline. This selling pressure may be exacerbated because warrant holders will have acquired the underlying shares at effectively no additional cost and therefore may be willing to sell at lower prices than other stockholders.

Furthermore, the existence of these warrants may make it more difficult for us to raise additional equity capital in the future on favorable terms, or at all, as potential investors may be concerned about the dilutive effect of outstanding warrants with no exercise price. The potential dilution from these warrants may also negatively impact our ability to enter into strategic transactions or attract and retain key employees through equity compensation.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a “controlled company” within the meaning of the Nasdaq Capital Market or another national securities exchange Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, may continue to be a “controlled company” as defined under the Nasdaq Capital Market or another national securities exchange Rules, because one of our shareholders, Big Treasure, holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and in the future may rely, on certain exemptions from corporate governance rules of the Nasdaq Capital Market or another national securities exchange Rules including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Ms. Lee, our Executive Director and an indirect controlling shareholder, will continue to have significant influence over us after this offering, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote.

We are currently controlled, and after this offering is completed, may continue to be controlled, indirectly by Ms. Lee. Ms. Lee, through Big Treasure, currently controls 88.45% of the voting power of our Ordinary Shares assuming no exercise of the warrants. However, assuming all warrants included in this offering are exercised resulting in the issuance of up to 48,375,000 Class A Ordinary Shares pursuant to the “zero exercise price” feature, Ms. Lee, through Big Treasure, will control 35.75% of the voting power of our Ordinary Shares. As a result, Ms. Lee would no longer hold a majority of the voting power of our Ordinary Shares and we may no longer qualify as a “controlled company” under applicable Nasdaq rules. As long as Ms. Lee directly or indirectly owns or controls at least a majority of our outstanding voting power, she will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election and removal of Directors and the size of our Board of Directors, any amendment of our charter documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Even if Ms. Lee’s indirect ownership falls below 50%, she will continue to be able to strongly influence or effectively control our decisions. Additionally, Ms. Lee’s interests, or the interests of our Executive Officers and Directors as a whole, may not align with the interests of our other shareholders.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market corporate governance listing standards. If we chose to rely on these exemptions in the future, these practices may afford less protection to shareholders.

As a foreign private issuer listed on the Nasdaq Capital Market, we are permitted to rely on a provision in the Nasdaq Capital Market or another national securities exchange corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This would allow us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market or another national securities exchange.

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For example, we are exempt from Nasdaq Capital Market or another national securities exchange regulations that require a listed U.S. company to:

●	require non-management directors to meet on a regular basis without management present; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the Shares.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq Capital Market or another national securities exchange corporate governance rules, we intend to comply with the Nasdaq Capital Market or another national securities exchange corporate governance rules applicable to private issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a different body of securities laws than the United States and provide significantly less protection to investors. In addition, if shareholders want to proceed against the Company outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we do not plan to rely on home country practice with respect to corporate governance matters. In the event we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

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Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and Executive Officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office and it may be is possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and Executive Officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and Executive Officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our Executive Officers, Directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and Executive Officers are located.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market or another national securities exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second financial quarter. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market or another national securities exchange. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We incur significant costs and devote substantial management time as a result being a public company listed on the Nasdaq Capital Market.

We incur significant legal, accounting and other expenses as a public reporting company, and these costs will go up after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq Capital Market, including applicable corporate governance practices. Compliance with these requirements has increased our legal and financial compliance costs and makes some activities more time-consuming and costly. In addition, our management and other personnel must divert attention from operational and other business matters to devote substantial time to these public company requirements.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

We have been notified by Nasdaq for failure to meet listing qualifications. If we do not cure this failure, or if we fail to meet other applicable listing requirements, Nasdaq Capital Market delist our Shares from trading, in which case we expect the liquidity and market price of our Shares would decline.

We have received a notice from the Nasdaq Capital Market on November 6, 2025 that the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. While we have the opportunity to regain compliance, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq Capital Market or another national securities exchange in the future. If we fail to comply with the applicable listing standards and Nasdaq Capital Market delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq Capital Market or another national securities exchange, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital Market or another national securities exchange, our securities would not be “covered securities” and we would be subject to regulations in each state in which we offer our securities.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Singapore courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

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USE OF PROCEEDS

We expect to receive approximately US$4,467,842.50 of net proceeds from this offering after deducting placement agent’s commissions of US$249,938, the non-accountable expense allowance of US$100,000 and estimated offering expenses of approximately US$180,970 payable by us.

We currently intend to use net proceeds due to us from this offering in the following ways:

Expanding the coaching team – We intend to use 35% of the net proceeds for the expansion of our team by hiring and training additional coaches.

Marketing and Branding – We intend to use 15% of the net proceeds for brand building marketing and promotion activities.

Strategic Acquisitions – We intend to use 10% of the net proceeds for strategic investments and/or joint ventures. As of the date of this prospectus, no targets or joint venture partners have been identified.

Business Development – We intend to use 10% of the net proceeds for business development such as vertical expansion into other aquatic sports such as water polo and competitive swimming programs.

Working capital – The balance of the net proceeds due to us for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDENDS AND DIVIDEND POLICY

Dividends amounting to S$1.236 million and S$0.3 million (US$227,000) were paid by the companies within our Group for the years ended December 31, 2023 and 2024 respectively. These dividends were distributed to our sole shareholder as of December 31, 2023 and 2024 respectively and were set off against the amounts due from such shareholder prior to December 31, 2023. Such dividend payment should not be considered as a guarantee or indication that those companies within our Group will declare and pay dividends in such manner in the future or at all. At this time, we do not anticipate paying out dividends as we will be focusing on growing and investing in our business. To the extent dividends are declared/paid in the future, the change in the rate or amount would be dependent on the factors set out below.

On May 3, 2024, a dividend of S$300,000 (US$227,000) was declared, which amount was paid on May 9, 2024, and there have been no other dividend payments since.

When considering the distribution of a dividend in the future, our Board will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, may also be subject to the approval of our shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiary that would affect the payment or remittance of dividends.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 (reflecting the 15 to 1 reverse share split):

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance of an additional 12,746 Class A ordinary shares in connection with the share consolidation to account for fractional share entitlements; (iii) the issuance and sale of 3,225,000 Class A Ordinary Shares in this offering at an assumed initial public offering price of US$1.55 per Ordinary Share, after deducting placement agent’s commissions and estimated offering expenses payable by us; (iv) and the repayment of the interest-free shareholder loan in the amount of US$147,000.

As of the date of this prospectus, 565,556 Class A Ordinary Shares and 580,524 Class B Ordinary Shares are issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote for each Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes for each Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into shares of Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual (Unaudited)		As adjusted
	US$’000		US$’000

5,333,333,333.33 Class A Ordinary Shares, par value US$0.000075 per share, authorized, 565,556 Class A Ordinary Share outstanding on an actual basis, 3,790,556 Ordinary Shares issued and outstanding on an as adjusted basis	-	**	-	**
666,666,666.66 Class B Ordinary Shares, par value US$0.000075 per share, authorized, 580,524 Class B Ordinary Shares outstanding on an actual basis, 580,524 Class B Ordinary Shares issued and outstanding on an as adjusted basis	-	**	-	**
Additional paid-in capital	1,721		1,721
Additional paid-in capital due to the issuance and sale of 3,225,000 Ordinary Shares as a result of the offering	-		4,468
Accumulated losses	(1,033)		(1,033)
Forex reserve	(44)		(44)
Total Shareholders’ Equity	644		5,112

Indebtedness
Bank loans	310		310
Related parties’ loans	147		-
Total Indebtedness	457		310
Total Capitalization	1,101		5,422

**	Below US$1,000

Indebtedness

A table describing our indebtedness as of December 31, 2025 is as follows:

Type of Debts	Terms of repayments	Annual interest rate	Actual (Unaudited)	As adjusted
			US$’000	US$’000
Property loan	27 years	3.75	310	310

Shareholder loans	immediate	0	147	-

Total Indebtedness			457	310

The term loan of S$500,000 (US$379,000) was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan was for a period of 5 years up to 2025 and was paid in full on June 30, 2025. This amount was used to finance the expansion of our business.

The mortgage loan of S$420,000 (US$316,000) was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.77%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880. The loan agreement is attached as Exhibit 10.5 to this prospectus.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms. Lee, a director and shareholder of the Company.

We will seek a waiver for future guarantees following the completion of the initial public offering.

Shareholder loans pertain to interest-free loans entered into with Ms. Lee on January 3, 2024 in order to fund the costs of this offering. The original loan amount was for up to US$800,000 and was increased to up to US$1,000,000, and the total amount utilized for the related party loan as of the date of this prospectus is approximately S$1,659,000 (US$1,301,000). As of December 31, 2025, the balance on the loan was S$218,000 (US$147,000). We intend to repay the remaining balance of loan in full using proceeds from this offering. The loan was initially repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025, however, the repayment date was extended to August 31, 2025 and extended again to March 31, 2026. As of the date of this prospectus, the outstanding balance has been fully repaid.

During the year ended December 31, 2025, the director provided additional advances to the Company amounting to S$730,000. These amounts are unsecured, interest-free and repayable on demand.

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of December 31, 2025, was US$0.52 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us.

After giving effect to the issuance and sale of 3,225,000 Class A Ordinary Shares offered in this offering at the public offering price of $1.55 per Unit, after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and excluding the Class A Ordinary Shares underlying the Pre-Funded Warrants and the Warrants, and none of the Warrants in this offering are exercised, our pro forma as-adjusted net tangible book value of US$5.1 million would have been approximately US$1.16 per ordinary share. This represents an immediate increase in net tangible book value of US$0.64 per ordinary share to existing shareholders, and an immediate dilution of US$0.39 per ordinary share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per Share basis to new investors.

US$(1)
Assumed initial public offering price per Share	1.55
Historical net tangible book value per Share as of December 31, 2025	0.52
Increase in as adjusted net tangible book value per Share attributable to the investors in this offering	0.64
Pro forma net tangible book value per Share after giving effect to this offering	1.16
Dilution per Share to new investors participating in this offering	0.39

(1)	Assumes net proceeds of US$4,467,842.50 from this offering of 3,225,000 Class A Ordinary Shares at an assumed offering price of US$1.55 per Unit, calculated as follows: gross offering proceeds of US$4,998,750, less placement agent commissions of US$249,938 the non-accountable expense allowance of US$100,000, and offering expenses of approximately US$180,970, and none of the Warrants in this offering are exercised.

Assuming all warrants included in this offering are exercised, holders of our Class A Ordinary Shares immediately prior to this offering will experience additional dilution of approximately US$1.06 in their ownership interest. This amount reflects the potential issuance of up to 48,375,000 Class A Ordinary Shares upon exercise of the Warrants pursuant to the “zero exercise price” feature and is in addition to the dilution resulting from the shares included in the Units being offered.

CORPORATE HISTORY AND STRUCTURE

History

Our principal subsidiary, Fitness Champs, was incorporated as an exempt private company limited by shares in Singapore in 2012 under the Singapore Companies Act of 1967, as amended (the “Singapore Companies Act”) under the name of “Fitness Champs Pte. Ltd.” Previously, the business was a sole proprietorship operated by Ms. Lee under the business name “Fitness Champs.” Fitness Champs operates school-based swimming lessons. In 2015, Fitness Aquatics was incorporated as an exempt private company limited by shares company in Singapore under the Singapore Companies Act under the name of “Fitness Champs Aquatics Pte. Ltd.,” mainly to provide private swimming and aquatic sports lessons.

In 2020, Fitness Champs won the tender by the Singapore Government (represented by the MOE) to provide swimming lessons to public schools in Singapore as part of the SwimSafer program. As of the date of this prospectus, Fitness Champs is one of five vendors contracted by the Singapore Government (through the MOE) and in 2023 was the largest program as measured by bookings to provide swimming lessons under the SwimSafer program in Singapore, serving approximately 30% of the students that participated in this program in 2023.

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In 2022, we purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880 with an approximate area of 850 square feet. In 2024, we shifted to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880 with an approximate area of 1,036 square feet, to accommodate additional manpower as we continue to grow our business.

Over the last decade, we have become one of the biggest sports education school specializing in swimming in Singapore.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Northen Star, Fitness Champs and Fitness Aquatics.

Year	Milestones
1999	Ms. Lee first obtained her swim coach certification
2009	The sole proprietorship business was awarded its first contract to provide swimming lessons to public schools by the Singapore Government
2012	Fitness Champs was established to take over the business carried on under the sole proprietorship
2015	Fitness Aquatics was established to provide private swimming classes and aquatic sports lessons
2016	Fitness Champs was recognized as a Top 100 SME (Small and Medium Enterprise) in Singapore by the Singapore Award Association
2020	Fitness Champs was granted the tender from the Singapore Government (represented by the MOE) to provide swimming lessons under the SwimSafer program in Singapore
2022	Purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880
2024	Moved to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880
2025	Closed an initial public offering on September 5, 2025. Created Fitness Champs (Dubai) in anticipation of expanding to Dubai in 2026.
2026	Expanded swim lesson offerings in Dubai.

Corporate Structure

Our Company was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital at such time was US$500,000 divided into 500,000,000 Ordinary Shares, par value of US$0.001 each. Following incorporation, one ordinary share was transferred to Ms. Lee for cash at par. Ms. Lee then transferred such one share to her wholly-owned company, Big Treasure, on June 19, 2024. On December 15, 2023, Fuji entered into an agreement with Ms. Lee to acquire 4.90% of the issued share capital of the proposed holding company of Fitness Champs and Fitness Aquatics for US$470,000. On June 19, 2024, Big Treasure, Easy Builder, Creative Path, Fuji, Biostar, and True Height subscribed for approximately 64.72%, 19.09%, 4.90%, 4.90%, 4.44% and 1.95% of the issued share capital of our Company respectively. On June 19, 2024, Big Treasure and Fuji transferred their entire equity interest in Northen Star to us in consideration of our allotment and issue to each of them one Share credited as fully paid.

On October 2, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:200 forward stock split and changed the authorized share capital to $500,000 divided into 100,000,000,000 ordinary shares, par value of $0.000005 each. Concurrently, Big Treasure surrendered 3,235,950 ordinary shares, Creative Path surrendered 245,000 ordinary shares, Easy Builder surrendered 954,500 ordinary shares, Biostar surrendered 222,000 ordinary shares, True Height surrendered 97,500 ordinary shares and Fuji surrendered 245,050 ordinary shares to the Company, respectively or 25.0% of their shareholdings each.

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On January 23, 2026, our shareholders approved a re-designation and re-classification of shares whereby the authorized share capital of the Company became US$500,000 divided into (a) 80,000,000,000 class A ordinary shares of a nominal or par value of US$0.000005 each, (b) 10,000,000,000 class B ordinary shares of a nominal or par value of US$0.000005 each, and (c) 10,000,000,000 preferred shares of a nominal or par value of US$0.000005 each. The 8,707,850 shares of a nominal or par value of US$0.000005 each then held by Big Treasure Investments were re-designated and re-classified as 8,707,850 class B ordinary shares of a nominal or par value of US$0.000005 each, and all the remaining issued shares of the Company of a nominal or par value of US$0.000005 each were re-designated and re-classified as class A ordinary shares of a nominal or par value of US$0.000005 each on a 1:1 basis.

On January 23, 2026, our shareholders also approved a reverse share split at a ratio range of not less than 2 shares to 1 and up to 50 shares to 1, with the exact ratio to be determined by our board of directors. On February 12, 2026, our board of directors approved a 15:1 reverse share split of our issued and unissued shares, such that the share capital of our Company became US$500,000 divided into (a) 5,333,333,333.33° Class A Ordinary Shares of a nominal or par value of US$0.000075 each; (b) 666,666,666.66° Class B Ordinary Shares of a nominal or par value of US$0.000075 each; and (c) 666,666,666.66° preferred shares of a nominal or par value of US$0.000075 each. Following the reserve share split, 552,810 Class A Ordinary Shares of a nominal or par value of US$0.000075 each and 580,524 Class B Ordinary Shares of a nominal or par value of US$0.000075 each were in issue. Unless otherwise indicated, all share and per share information in this prospectus supplement reflect this reverse share split. The financial statements and other financial information incorporated by reference into this prospectus supplement as of the date of this prospectus supplement do not reflect the reverse stock split and continue to present historical share and per share amounts on a pre-reverse split basis.

On March 20, 2026, our shareholders also approved a reverse share split at a ratio range of not less than 2 shares to 1 and up to 250 shares to 1, with the exact ratio to be determined by our board of directors.

On March 24, 2026, our board of directors approved a 30:1 reverse share split of our issued and unissued shares, to be effective on a date to be further determined by our board of directors, such that upon the reverse share split becoming effective, the share capital of our Company will become US$500,000 divided into (a) 177,777,777.78° class A ordinary shares of a nominal or par value of US$0.00225 each; (b) 22,222,222.22° class B ordinary shares of a nominal or par value of US$0.00225 each; and (c) 22,222,222.22° preferred shares of a nominal or par value of US$0.00225 each. Unless otherwise indicated, all share and per share information in this prospectus supplement does not reflect this reverse share split as it is not yet effective.

On April 17, 2026, we were made aware that a class action lawsuit was filed against us in the U.S. District Court for the Southern District of New York on behalf of persons and entities that acquired securities of FCHL between September 3, 2025 and September 23, 2025. We have not received service of process, and intend to vigorously defend claims against us, which we are understand are that the Company made materially false and/or misleading statements and failed to disclose material adverse facts, and the true nature of the trading activity of our ordinary shares.

On April 20, 2026, our board of directors ratified the issuance of an aggregate of 12,746 Class A ordinary shares on 26 March 2026 and 31 March 2026 in connection with the implementation of the 15-to-1 Share Consolidation, to account for fractional share entitlements arising therefrom, which resulted in an increase in our Class A ordinary shares from 552,810 to 565,556.

Historically, our Group was comprised of Fitness Champs and Fitness Aquatics. We have undertaken a reorganization whereby the entire share capital of Northen Star was transferred to us resulting in our holding of the entire issued share capital of Northen Star directly and indirectly in Fitness Champs and Fitness Aquatics.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus.

A description of our principal operating subsidiaries is set out below.

Fitness Champs

Fitness Champs was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited, our direct wholly-owned subsidiary following an internal group reorganization on June 19, 2024. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Aquatics

Fitness Aquatics was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which are held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on June 19, 2024. Fitness Aquatics provides sports education in the form of private swimming lessons.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Fitness Champs is a distinguished sports education provider, playing a pivotal role in shaping the aquatic landscape in Singapore. Through our wholly-owned subsidiaries, Fitness Champs and Fitness Aquatics (collectively referred to as the “Group”), we believe that we are a leader in the domain of sports education, specializing in swimming programs for students. We are expanding into other markets, most recently entering into contracts to offering swimming lessons to residential towers in Dubai.

Our diverse portfolio of business activities reflects our commitment to fostering a culture of water safety and proficiency. The core components of our operations include:

● School-Based Swimming Lessons:

As a certified partner of the Singapore Government, we are actively engaged in the SwimSafer program, administered by the MOE. This national initiative aims to instill water safety awareness and equip students in public schools with essential swimming and survival skills. By contributing to this program, we play a vital role in elevating the overall standard of swimming proficiency across Singapore.

● Private Swimming Lessons and Aquatic Sports:

We extend our expertise beyond school programs, offering comprehensive swimming lessons to a diverse demographic ranging from children as young as 4 years old to youths and adults. With the flexibility of solo swim classes at any preferred location and classes held at various public swimming pools, we cater to the unique needs and preferences of our students. Additionally, our commitment to aquatic sports shines through classes encompassing water polo, competitive swimming, and lifesaving.

● Merchandise:

Complementing our educational endeavors, we proudly offer a range of carefully curated merchandise and apparel. From swimming goggles, swim caps, and swimsuits to various flotation devices, our merchandise is not only functional but also bears the distinct mark of our identity. Adorned with the company’s logo and brand name, “Fitness Champs,” in deep marine blue and white, our merchandise represents a tangible connection to the values we uphold. While this does not generate material revenue, we feel this is an important aspect of marketing our brand.

As of the date of this prospectus, our Group has successfully obtained more than 1,042 contracts with schools through our designation by the MOE as a SwimSafer provider, and more than 191,000 students have been certified by our coaches in the SwimSafer program since 2013. During the same time period, we have worked with more than 12,000 students through private swim classes. Our founder, Ms. Lee, has been a swim coach for more than 26 years since 1999 and is registered with the NROC. Please refer to the section entitled “Regulatory Environment” for more details.

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Key Factors Affecting Results of Operations

We believe our financial condition and results of operations have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below:

●	Government Policies and Regulations:

Changes in government policies, especially in the education sector, may affect our programs and contracts.

●	Economic Conditions:

Economic fluctuations can influence consumer spending on non-essential services, impacting our revenue from private lessons and merchandise.

●	Competition:

Intense competition in the aquatics sports education sector may affect our market share and pricing strategies.

●	Customer Demand and Preferences:

Shifting trends in customer preferences or declining demand for swimming programs may impact our revenue.

●	Instructor Availability:

A shortage of certified swim coaches may affect our ability to meet the demand for lessons and programs.

●	Public Health Events

Outbreaks of diseases or pandemics can disrupt operations, affecting both program delivery and customer participation.

●	Government support

During the COVID-19 pandemic, the Singapore government provided significant assistance to support all industries. To cope with the elevated manpower costs resulting from Leave of Absence, Stay-Home Notice and the closure of the public spacing and facilities due to Circuit Breaker. Additionally, the government has helped companies address their acute worker shortages in the immediate term by increasing the inflow of new workers and bringing back existing workers. Any reduction or termination of such pandemic-era governmental support may negatively impact the business’s operations and cashflow.

Regular monitoring, strategic adaptation, and proactive management of these factors are crucial to maintaining the resilience and success of our group’s operations.

Results of Operations and Comparison of Periods ended June 30, 2024 and 2025

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

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Revenue

As set forth in the following table, for the periods ended June 30, 2024 and 2025 respectively, our revenue was derived from the following segment:

	Periods Ended June 30,
	2024		2025
	S$’000%		S$’000	US$’000%
Government sector	954	42.9	972	737	45.0
Private sector	1,272	57.1	1,190	901	55.0
Total	2,226	100.0	2,162	1,638	100.0

Our revenue for the period ended June 30, 2024 and 2025 is diversified across public and private sectors. Public sector income is driven by school-based programs and made up approximately 40% of our revenue for the years ended June 30, 2024 and 2025. In the private sector, revenue is mainly from private lessons and aquatic sports, and sales of merchandise products, accounting for approximately 60% of our revenue for the years ended June 30, 2024 and 2025.

Total revenue for the six months ended June 30, 2025 was approximately $2.16 million, representing a decrease of approximately $0.06 million, or 2.9%, compared to approximately $2.22 million for the same period in 2024. The decline was primarily attributable to a 2.9% decrease in swim fees, which fell from approximately $2.22 million in the prior-year period to approximately $2.16 million in the current period. The reduction in swim fees was mainly due to slightly lower enrolment levels during the period.

Revenue by geographical location

For the years ended June 30, 2024 and 2025, all of our net revenue was derived from customers located in Singapore. We do have plans to expand beyond Singapore.

Cost of revenue

Our cost of revenue primarily consists of test fees, certification fees and coaches’ fees. For the periods ended June 30, 2024 and 2025, our cost of revenue was S$1.450 million and S$1.538 million (US$1.166 million), respectively. Our cost of revenue increased by S$88,000 or 6.1% mainly due to an increase in coaches’ fees and cost of merchandise.

Coaches’ fees increased by approximately S$147,000, or 12.1% to approximately S$1.366 million (US$1.035 million) compared to S$1.219 million for the period ended June 30, 2024. The increase was as a result of efforts to introduce more classes to the students and hence, we increased class offerings that necessitated higher coaches’ fees. However, overall student enrollment was still lower than in 2025 because even though we increased the number of classes offered, these classes were not at maximum enrollment.

Entrance fees decreased by approximately S$6,000, or 14.6% to approximately S$35,000 (US$27,000) compared to S$41,000 in the period ended June 30, 2024. The reduction in students in 2025 led to a decrease in overall entrance fee expenses.

Assessment fees decreased by approximately S$8,000, or 6.8% to approximately S$110,000 (US$84,000) compared to S$118,000 in the period ended June 30, 2024. The reduction in students in 2025 led to a decrease in overall assessment fees and certifications.

43

Gross profit and gross profit margin

The table below sets forth our gross profit and gross profit margin by segments for the years indicated as follow:

	Periods Ended June 30,
	2024		2025
	Gross profit S$’000	Gross profit margin%	Gross profit S$’000	Gross profit US$’000	Gross profit margin%
Government sector	125	13.1	87	66	9.0
Private sector	651	51.9	537	406	45.0
Total	776	34.9	624	472	28.9

The decline in the gross profit margin from 34.9% for the period ended June 30, 2024 to 28.9% for period ended June 30, 2025 can be attributed to an increase in coaches’ fees, which resulted in lower profit margins.

Our gross profit decreased by approximately S$152,000 or 19.6% during the period ended June 30, 2025 from the corresponding year before, due to a dip in class ratio and a drop in the number of students.

The overall decline in our gross profit margin can be attributed mainly to dip in class ratio and fewer MOE contracts. The fewer MOE contracts are a result of the trickle-down effect of the COVID-19 pandemic as for the years after the pandemic. Students were unable to swim due to the lock down restrictions and classes were gradually reinstated and students were catching up after the easing of restrictions, hence we had multiple years of students taking classes through MOE contracts. Going forward, only Primary 3 grade students will participate in the MOE program so overall MOE numbers are down from recent prior years as a result.

Selling and distribution

Our selling and distribution expenses primarily consist of marketing and entertainment expenses. For the periods ended June 30, 2024 and 2025, our selling and distribution expenses were S$38,000 and S$205,000 (US$155,000) respectively. The increase is attributed to the increase of digital advertisement and trade mission to regional countries.

	For the periods ended June 30,
	2024		2025
	S$’000%		S$’000	US$’000%
Entertainment expenses	-	0.0	2	2	1.3
Marketing expenses	38	100.0	203	154	98.7
Total	38	100.0	205	156	100.0

* Below S$1,000

General and administrative

The following table sets forth the breakdown of our general and administrative expenses for the periods indicated:

	For the periods ended June 30,
	2024		2025
	S$’000%		S$’000	US$’000%
Bank charges	5	0.9	4	3	0.5
Depreciation and amortization	40	7.1	49	37	6.5
Legal and professional fees	12	2.1	9	6	1.2
Staff costs	434	77.0	631	478	82.8
Others	71	12.9	70	54	9.0
Total	562	100.0	763	578	100.0

44

Our general and administrative expenses incurred were approximately S$562,000 and S$763,000 (US$578,000), for the periods ended June 30, 2024 and 2025, respectively, representing approximately 38.9%, and 49.5% of our gross profit for the corresponding years.

Bank charges mainly represent charges incurred on trade-related activities such as remittance charges.

Depreciation expense is charged on our plant and equipment, which includes (i) computer & software; (ii) renovation expenses; (iii) investment property; and (v) furniture and fittings

Amortization relates to the allocation charges over the useful life of the software purchased for our student portal management system.

Staff costs primarily comprised salaries, employee benefits, retirement contributions for administrative employees, and directors’ remuneration. For the periods ended June 30, 2024 and 2025, staff costs amounted to approximately S$434,000 and S$631,000 (US$478,000), respectively, reflecting an increase of about S$197,000. This increase was mainly attributable to higher directors’ remuneration and the hiring of additional administrative staff and coaches to support overall business growth. These costs include employee salaries, bonuses, allowances, and contributions to the Singapore Central Provident Fund.

Miscellaneous expenses were comprised of accounting fees, corporate secretarial and tax fees, insurance expenses, office supplies, repair and maintenance and other general expenses.

Total other income (expense), net

The following table sets forth the breakdown of total other income (expense), net, for the years indicated:

	For the periods ended June 30,
	2024	2025
	S$’000	S$’000		US$’000
Interest income	5	-	*	-	*
Interest expense	(13)	(11)		(8)
Other Income	-	-		-
Government grants	2	91		69
Rental income	13	16		12
Total	7	96		73

* Below S$1,000/ US$1,000

Our net total other income was S$7,000 for the periods ended June 30, 2024 and S$96,000 (US$73,000) for the periods ended June 30, 2025, primarily as a result of government grants and rental income received net of interest expenses.

Interest income

Interest income earned from bank fixed deposit.

Interest expense

Our interest expense arose from secured bank loans. Interest expenses were approximately S$13,000 and S$11,000 (US$8,000) for the periods ended June 30, 2024 and 2025 respectively. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

45

Government grants

Government grants comprise mainly grants received for Jobs Growth Incentive (“JGI”), Progressive Wage Credit (“PWCS”), Senior Employment Credit, and Small Business Recovery Grant.

The JGI is an initiative introduced by the Singapore Government in August 2020 to support local hiring from September 2020 to March 2023, to provide wage support to employers to help them in hiring local employees by co-funding monthly salaries paid to each local employee.

The PWCS is an initiative introduced by the Singapore Government in 2022 to provide transitional wage support for employers to adjust to upcoming mandatory wage increases for lower-wage workers covered by the Progressive Wage and Local Qualifying Salary requirements and to voluntarily raise wages of lower-wage workers. Under the scheme, the Singapore Government will co-fund wage increases of eligible resident employees from 2022 to 2026 and receive the payout for the respective year by the first quarter of the following year.

For the period ended June 30, 2025, one of the major government grants of approximately S$36,000 (US$27,000) from Enterprise Singapore Business Matching service for our expansion in Dubai.

Rental income

Rental income of approximately S$16,000 (US$ 12,000) primarily relates to the rental of office space recognized in the period ended June 30, 2025 and S$13,000 in June 30, 2024.

Income tax expense

No provision for income tax expenses as we did not have taxable profits for the six months ended June 30, 2025 and 2024.

Net Income (Loss)

During the six months ended June 30, 2025, we incurred a net loss of approximately $0.25 million (US$ 0.19 million), as compared to approximately $0.18 million of comprehensive income for the six months ended June 30, 2024. The increase in net loss is primarily attributable to the increase in selling and distribution expenses and employees compensations (including salaries and employee benefits) increase.

Cash flows – June 30, 2024 and 2025

The following table summarizes our cash flows for the periods ended June 30, 2024 and 2025:

	periods ended June 30,
	2024	2025
	S$’000	S$’000	US$’000
Cash and cash equivalent at beginning of the period	815	314	230
Net cash used in operating activities	(4)	(253)	(293)
Net cash used in investing activities	(47)	(31)	(23)
Net cash (used in) provided by financing activities	(324)	444	501
Effects of exchange rate changes on cash and cash equivalents	-	-	(43)
Net change in cash and cash equivalent	(375)	160	142
Cash and cash equivalent as at end of the period	440	474	372

46

Cash flows from operating activities

For the period ended June 30, 2025, our net cash provided by operating activities was approximately S$253,000 (US$293,000), primarily reflecting net income after tax of approximately S0.248 million (US$188,000), as adjusted by the following:

(a) positive changes of approximately S$49,000 (US$37,000) in non-cash items primarily including depreciation of property and equipment;

(b) an increase of approximately S$11,000 (US$8,000) in interest expense; and

(c) positive changes of approximately S$65,000 (US$54,000) in working capital primarily reflecting (i) a decrease of approximately S$184,000 (US$148,000) in receivables, (ii) an increase of approximately S$119,000 (US$94,000) in payable and (iii) an increase of approximately S$119,000 (US$94,000) in income tax payable.

For the period ended June 30, 2024, our net cash provided by operating activities was approximately S$400,000, primarily reflecting net income after tax of approximately S$183,000, as adjusted by the following:

(a) negative changes of approximately S$48,000 in non-cash items, primarily including depreciation of property and equipment amounting to S$40,000 and gain on disposal of property and equipment amounting to S$27,000;

(b) an increase of approximately S$13,000 in interest expense;

(c) a positive change of approximately S$235,000 in working capital primarily reflecting (i) a decrease of approximately S$130,000 in receivables; (ii) an increase of approximately S$35,000 in payable; and (iii) an increase of approximately S$140,000 in income tax payable.

Cash flows from investing activities

Net cash used in investing activities for the six months ended June 30, 2025 was approximately $31,000 (US$23,000), compared to approximately $47,000 for June 30, 2024. The increase in cash outflow was primarily due to the acquisition of an intangible asset of approximately $31,000 (US$23,000) during the current period. Where there is similar of $52,000 of acquisition property and equipment in June 30, 2024. Overall, cash used in investing activities remained relatively modest and reflects the Group’s ongoing investment in operational and strategic assets.

Cash flows from financing activities

Net cash provided by financing activities for the six months ended June 30, 2025 was approximately $444,000 (US$501,000), compared to net cash outflow of approximately $324,000 in the same period of 2024. The increase in net cash provided was mainly attributable to funds received from a director of approximately $530,000 (US$568,000) during the period, partially offset by repayment of bank borrowings of $57,000 (US$45,000), principal payments of lease liabilities of $18,000 (US$14,000), and interest payments on bank borrowings and lease liabilities totalling to $10,000 (US$7,000). No dividends were paid during the current period, compared to $300,000 paid in the prior-year period. Overall, financing activities provided the Group with a strong source of liquidity to support operations and strategic initiatives, including the planned Dubai expansion.

Capital Expenditures

There were no capital expenditures incurred in the periods ended June 30, 2024 and June 30, 2025.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Working Capital

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, considering the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

47

Going concern

As of June 30, 2025, the Company’s negative operating cash flow and net current liability position raise substantial doubt about the Company’s ability to continue as a going concern. In assessing the going concern, management and the Board have considered the following:

1. Ongoing support from our chief executive officer, demonstrated by the substantial related-party financing.

2. Potential equity financing or capital infusion as indicated by the historical increase in paid-in capital.

3. Cost management and lean operations.

4. Revenue improvement initiatives not reflected in balance sheet alone.

The Group also established a new subsidiary in Emirate of Dubai in October 30, 2025 in connection with its planned expansion, with operations scheduled to commence on January 1, 2026. Although management expects the expansion to provide future revenue opportunities, it is still at an early stage and its potential financial impact has not been factored into the going concern assessment.

If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Accounts receivable

There are no accounts receivable as of December 31,2024 and approximately S$40,000 (US$31,000) as of June 30, 2025. This increase in net account receivable was due to the amount was fully billed but yet to be collected from MOE schools.

We did not charge any interest on or hold any collaterals as security over these accounts receivable balances. We generally offer credit periods of 30 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable based on the invoiced date as of the dates mentioned below:

	December31, 2024	June 30, 2025
	S$’000	S$’000	US$’000
Within 30 days	-	40	31
Over 30 days	-	-	-

For the period ended June 30, 2025, net trade receivable was S$40,000 (US$31,000) and was within the credit term agreed with the customer.

For the year ended December 31, 2024, there was no amount outstanding from trade receivables.

We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and we believe that our exposure to bad debts is nominal.

48

Amount due from (to) director

Amount due to director had a balance S$1.129 million and S$1.659 million (US$1,301,000) as of December 31, 2024 and June 30, 2025 respectively. The amount due from (to) director is non-trade, unsecured, interest free and repayable on demand.

Accounts payable and accrued liabilities

	December 31, 2024	June 30, 2025
	S$’000	S$’000	US$’000
Accounts payable	79	4	3
Other payables	21	239	188
Accruals	168	137	107
Deposit received	99	98	77
Deferred revenue	352	360	282
Total	719	838	657

Our account payable was approximately S$719,000 as of December 31, 2024 and S$838,000 (US$657,000) as of June 30, 2025. The majority of the account payable consists of deposit received and deferred revenue received. Although these fees are classified under accounts payable, the nature of it is the same as deferred revenue as fees are collected before swimming classes are provided.

Deferred revenue is a contract liability in that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in the “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective year ended December 31, 2024 and period ended June 30, 2025 was S$462,000 and S$352,000 (US$257,000), respectively.

We did not have any material default in payment of accounts payable during the year ended December 31, 2024 and period ended June 30, 2025.

Contractual Obligations

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from the initial public offering.

We had the following contractual obligations and lease commitment as of December 31, 2024:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	407	9	20	22	356
Working capital loans	53	53	—	—	—
Operating lease liabilities	37	37	—	—	—
Refund liability	99	99	—	—	—
Total obligations	596	198	20	22	356

49

We had the following contractual obligations and lease commitments as of June 30, 2025:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	404	10	20	22	352
Operating lease liabilities	19	19	-	—	—
Refund liability	98	98	—	—	—
Total obligations	521	127	20	22	352

Bank indebtedness

Bank Borrowings	Terms of Repayments	Annual Interest Rate (%)	As of June 30, 2025
			S$’000	US$’000

Property loan	27 years	4.77	404	316
Total			404	316

Bank Borrowings	Terms of Repayments	Annual Interest Rate (%)	As of December 31, 2024
			S$’000	US$’000

Term loan	5 years	2.5	53	39
Property loan	27 years	4.82	407	298
Total			460	337

The term loan of S$500,000 was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of our business.

The mortgage loan of S$420,000 was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms. Lee, a director and shareholder of the Company. We will seek a waiver for future guarantees following the completion of the initial public offering.

Comparison of operating results for the years ended December 31, 2023 and 2024

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Revenue

As set forth in the following table, for the years ended December 31, 2023 and 2024 respectively, our revenue was derived from the following segment:

	For the years ended December 31,
	2023		2024
	S$’000%		S$’000	US$’000%
Government sector	1,994	42.9	1,700	1,244	40.3
Private sector	2,656	57.1	2,516	1,842	59.7
Total	4,650	100.0	4,216	3,086	100.0

50

Our revenue for the years ended December 31, 2024 and 2023 is diversified across public and private sectors. Public sector income is driven by school-based programs and made up approximately 40% of our revenue for the years ended December 31, 2023 and 2024. In the private sector, revenue is mainly from private lessons and aquatic sports, and sales of merchandise products, accounting for approximately 60% of our revenue for the years ended December 31, 2023 and 2024.

Total revenue decreased by approximately S$434,000 or 9.3% to approximately S$4.216 million (US$3.086 million) for the year ended December 31, 2024 from approximately S$4.650 million for the year ended December 31, 2023.

There was a reduction in revenue in both sectors for the year ended 2024 as compared to the year ended 2023 mainly attributed to fewer MOE contracts being awarded and closure of certain swimming pools in early 2024, resulting in a reduction of students as some customers found it inconvenient to travel to new locations.

Revenue by geographical location

For the years ended December 31, 2023 and 2024, all of our net revenue was derived from customers located in Singapore. We do have plans to expand beyond Singapore.

Cost of revenue

Our cost of revenue primarily consists of test fees, certification fees and coaches’ fees. For the years ended December 31, 2023 and 2024, our cost of revenue was S$2.660 million and S$2.694 million (US$1.972 million), respectively. Our cost of revenue increased by S$34,000 or 1.3% mainly due to an increase in coaches’ fees and cost of merchandise.

Coaches’ fees increased by approximately S$8,000, or 0.3% to approximately S$2.317 million (US$1.702 million) compared to S$2.309 million for the year ended December 31,2023. The increase was as a result of efforts to introduce more classes to the students and hence, we increased class offerings that necessitated higher coaches’ fees. However, overall student enrollment was still lower than in 2023 because even though we increased the number of classes offered, these classes were not at maximum enrollment.

Entrance fees decreased by approximately S$31,000, or 13.1% to approximately S$209,000 (US$153,000) compared to S$240,000 in the year ended December 31, 2023. The reduction in students in 2024 led to a decrease in overall entrance fee expenses.

Assessment fees decreased by approximately S$11,000, or 13.5% to approximately S$71,000 (US$52,000) compared to S$82,000 in the year ended December 31, 2023. The reduction in students in 2024 led to a decrease in overall assessment fees and certifications.

Cost of goods sold – merchandise and related shipment cost increased by approximately S$47,000, or 1673% to approximately S$75,000 (US$55,000) compared to S$28,000 in the year ended December 31, 2023. The increase in 2024 was due to a change in the design of our apparel to enhance our corporate image in our re-branding exercise in the first half year of 2024.

Gross profit and gross profit margin

The table below sets forth our gross profit and gross profit margin by segments for the years indicated as follow:

	For the years ended December 31,
	2023		2024
	Gross profit S$’000	Gross profit margin%	Gross profit S$’000	Gross profit US$’000	Gross profit margin%
Government sector	299	15.0	232	170	13.7
Private sector	1,691	63.7	1,290	944	51.2
Total	1,990	42.8	1,522	1,114	36.1

51

The decline in the gross profit margin from 42.8% for the year ended December 31, 2023 to 36.1% for the year ended December 31, 2024 can be attributed to an increase in coaches’ fees, which resulted in lower profit margins.

Our gross profit decreased by approximately S$468,000 or 23.5% during the year ended December 31, 2024 from the corresponding year before, due to a dip in class ratio and a drop in the number of students due to pool closure for retrofitting.

Gross profit margin for sales derived from the government sector decreased by 1.3% to 13.7% for the year ended December 31, 2024 from 15.0% for the corresponding year in 2023 mainly due to a decrease in school related projects.

Gross profit margin for sales derived from private sector decreased by 12.5% to 51.2% for the year ended December 31, 2024 from 63.7% for the year ended December 31, 2023 mainly to a reduction in student enrolments and less than optimal class sizes.

The overall decline in our gross profit margin can be attributed mainly to dip in class ratio and fewer MOE contracts. The fewer MOE contracts are a result of the trickle-down effect of the COVID-19 pandemic as for the years after the pandemic. Students were unable to swim due to the lock down restrictions and classes were gradually reinstated and students were catching up after the easing of restrictions, hence we had multiple years of students taking classes through MOE contracts. Going forward, only Primary 3 grade students will participate in the MOE program so overall MOE numbers are down from recent prior years as a result.

Selling and distribution

Our selling and distribution expenses primarily consist of marketing and entertainment expenses. For the years ended December 31, 2023 and 2024, our selling and distribution expenses were S$25,000 and S$173,000 (US$126,000) respectively. The increase is attributed to the increase of digital advertisement and trade mission to regional countries.

	For the years ended December 31,
	2023		2024
	S$’000%		S$’000	US$’000%
Entertainment expenses	5	20.0	-	-	-
Marketing expenses	20	80.0	173	126	100.0
Total	25	100.0	173	126	100.0

General and administrative

The following table sets forth the breakdown of our general and administrative expenses for the periods indicated:

	For the years ended December 31,
	2023		2024
	S$’000%		S$’000	US$’000%
Bank charges	33	4.3	10	7	0.7
Depreciation and amortization	31	4.1	84	62	6.5
Legal and professional fees	1	0.1	157	115	12.1
Staff costs	645	85.0	984	720	75.5
Others	49	6.5	68	50	5.2
Total	759	100.0	1,303	954	100.0

52

Our general and administrative expenses incurred were approximately S$759,000 and S$1.3 million (US$954,000), for the years ended December 31, 2023 and 2024, respectively, representing approximately 38.2%, and 85.6% of our gross profit for the corresponding years.

Bank charges mainly represent charges incurred on trade-related activities such as remittance charges.

Depreciation expense is charged on our plant and equipment, which includes (i) computer & software; (ii) renovation expenses; (iii) investment property; and (v) furniture and fittings

Amortization relates to the allocation charges over the useful life of the software purchased for our student portal management system.

Legal and professional fees mainly represented auditor’s remuneration and outsourced of legal advice. Legal and professional fees for the years ended December 31, 2023 and 2024 amounted to S$1,000 and S$157,000 (US$115,000), respectively. The increase was mainly due to higher professional service fees as a result of the costs related to our initial public offering.

Staff costs primarily comprised salaries, employee benefits, retirement contributions for administrative employees, and directors’ remuneration. For the years ended December 31, 2023, and 2024, staff costs amounted to approximately S$645,000 and S$984,000 (US$720,000), respectively, reflecting an increase of about S$339,000. This increase was mainly attributable to higher directors’ remuneration and the hiring of additional administrative staff to support overall business growth. These costs include employee salaries, bonuses, allowances, and contributions to the Singapore Central Provident Fund.

Miscellaneous expenses were comprised of accounting fees, corporate secretarial and tax fees, insurance expenses, office supplies, repair and maintenance and other general expenses.

Total other income (expense), net

The following table sets forth the breakdown of total other income (expense), net, for the years indicated:

	For the years ended December 31,
	2023	2024
	S$’000	S$’000	US$’000
Interest income	3	6	4
Interest expense	(22)	(25)	(18)
Other Income	-	11	8
Government grants	48	103	75
Rental income	-	30	22
Total	29	125	91

Our net total other income was S$29,000 for the year ended December 31, 2023 and S$125,000 (US$91,000) for the year ended December 31, 2024, primarily as a result of government grants net of interest expenses.

Interest income

Interest income earned from bank fixed deposit.

Interest expense

Our interest expense arose from secured bank loans. Interest expenses were approximately S22,000 and S$25,000 (US$18,000) for the years ended December 31, 2023 and 2024 respectively. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

53

Other income

Other Income of approximately S$11,000 (US$8,000) comprise of government paid leave and corporate income tax rebates for the year ended December 31, 2024 and S$ nil for the year ended December 31, 2023.

Government grants

Government grants comprise mainly grants received for Jobs Growth Incentive (“JGI”), Progressive Wage Credit (“PWCS”), Senior Employment Credit, and Small Business Recovery Grant.

The JGI is an initiative introduced by the Singapore Government in August 2020 to support local hiring from September 2020 to March 2023, to provide wage support to employers to help them in hiring local employees by co-funding monthly salaries paid to each local employee.

The PWCS is an initiative introduced by the Singapore Government in 2022 to provide transitional wage support for employers to adjust to upcoming mandatory wage increases for lower-wage workers covered by the Progressive Wage and Local Qualifying Salary requirements and to voluntarily raise wages of lower-wage workers. Under the scheme, the Singapore Government will co-fund wage increases of eligible resident employees from 2022 to 2026 and receive the payout for the respective year by the first quarter of the following year.

For the year ended December 31, 2024, government grants of approximately S$49,000 (US$36,000) from PWCS and Senior Employment Credit and S$52,000 (US$ 38,000) from Enterprise Singapore Business Matching in Korea and digital marketing campaigns. For the year ended December 31, 2023, government grants of approximately S$48,000 comprised mainly from JGI and PWCS respectively.

Rental income

Rental income of approximately S$30,000 (US$ 22,000) primarily relates to the rental of office space recognized in the year ended December 31, 2024. In 2023, no rental income was recognized as the properties were used for the Group’s own operations.

Income tax expense

Income tax expense comprised current tax expense for the year ended December 31, 2023 and there is an overprovision of S$5,000 in prior year net of current year tax expense S$4,000 (US$3,000) for the year ended December 31, 2024.

Net Income

As a result of the foregoing, our net income amounted to approximately S$1.118 million and S$172,000 (US$126,000) for the years ended December 31, 2023 and 2024, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements through a combination of cash generated from our operations, loans from banking facilities and net proceeds received from initial public offering. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings, as and when appropriate.

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Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease our office premises. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our consumable purchases, which further constraints our cash liquidity.

We had the following contractual obligations and lease commitments as of December 31, 2024:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	407	9	20	22	356
Working capital loans	53	53	-	-	-
Operating lease liabilities	37	37	-	-	-
Refund liability	94	94	-	-	-
Total obligations	591	193	20	22	356

Cash flows – 2023 and 2024

The following table summarizes our cash flows for the years ended December 31, 2023 and 2024:

	Years ended December 31,
	2023	2024
	S$’000	S$’000	US$’000
Cash and cash equivalent at beginning of the year	504	815	596
Net cash provided by operating activities	1,296	82	61
Net cash used in investing activities	(608)	(86)	(63)
Net cash used in financing activities	(377)	(497)	(364)
Net change in cash and cash equivalent	311	(501)	(366)
Cash and cash equivalent as at end of the year	815	314	230

Cash flows from operating activities

For the year ended December 31, 2024, our net cash provided by operating activities was approximately S$82,000 (US$61,000), primarily reflecting net profit after tax of approximately S$172,000 (US$126,000), as adjusted by the following:

(a) positive changes of approximately S$84,000 (US$62,000) in non-cash items primarily including depreciation and amortization;

(b) an increase of approximately S$25,000 (US$18,000) in interest expense;

(c) a decrease of approximately S$6,000 (US$4,000) in interest income; and

(d) negative changes of approximately S$193,000 (US$141,000) in working capital primarily reflecting (i) an increase of approximately S$1,000 (US$1,000) in accounts receivable (ii) a decrease of approximately S$85,000 (US$63,000) in deposit, prepayment and other receivables, (iii) an increase of approximately S$77,000 (US$57,000) in payable and (iv) a decrease of approximately S$186,000 (US$136,000) in income tax payable.

For the year ended December 31, 2023, our net cash provided by operating activities was approximately S$1.296 million (US$981,000), primarily reflecting net income after tax of approximately S$1.118 million (US$847,000), as adjusted by the following:

(a) positive changes of approximately S$31,000 (US$23,000) in non-cash items primarily including depreciation of property and equipment;

(b) an increase of approximately S$22,000 (US$17,000) in interest expense;

(c) a decrease of approximately S$3,000 (US$3,000) in interest income; and

(d) positive changes of approximately S$128,000 (US$97,000) in working capital primarily reflecting (i) a decrease of approximately S$1,000 (US$1,000) in accounts receivable, (ii) a decrease of approximately S$127,000 (US$96,000) in deposits, prepayment and other receivables, (iii) an increase of approximately S$203,000 (US$154,000) in payable and (iv) an increase of approximately S$53,000 (US$40,000) in income tax payable.

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Cash flows from investing activities

For the year ended December 31, 2024, our net cash used in investing activities totaled approximately S$86,000 (US$63,000). This figure primarily comprised a purchase of property, plant, and equipment amounting to S$33,000 (US$24,000) and intangible asset amounting to S$59,000 (US$43,000). It was partially offset by the interest income of S$6,000 (US$4,000).

For the year ended December 31, 2023, our net cash used in investing activities totaled approximately S$608,000 (US$460,000). This figure primarily comprised a purchase of property, plant, and equipment amounting to S$611,000 (US$463,000).

Cash flows from financing activities

For the year ended December 31, 2024, our net cash used in financing activities was approximately S$497,000 (US$364,000), primarily consisting of a dividend of S$300,000 (US$220,000) paid to a shareholder of the Company; repayment of a loan of approximately S$112,000 (US$82,000), interest paid of approximately S$22,000 (US$16,000); lease payment of S$38,000 (US$28,000); net balances of loans from a director of S$1.129 million (US$827,000) and advance payment of transaction cost in connection to the issuance of shares of S$1.154 million (US$845,000).

For the year ended December 31, 2023, our net cash used in financing activities was approximately S$377,000 (US$286,000), primarily consisting of a loan drawdown of approximately S$420,000 (US$318,000) offset by a repayment of loan of approximately S$105,000 (US$79,000), interest paid of approximately S$22,000 (US$17,000), net balances of loans to and from the director of S$670,000 (US$508,000) and dividends amounting to S$1.236 million (US$937,000) were paid by offsetting them from the amount due from a director.

Capital Expenditures

There were no capital expenditures incurred in the years ended December 31, 2023 and December 31, 2024.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Working Capital

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, considering the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Going concern

As of December 31, 2024, the Company’s negative operating cash flow and net current liability position raise substantial doubt about the Company’s ability to continue as a going concern. In assessing the going concern, management and the Board have considered the following:

1. Ongoing support from our chief executive officer, demonstrated by the substantial related-party financing.

2. Potential equity financing or capital infusion as indicated by the historical increase in paid-in capital.

3. Cost management and lean operations.

4. Revenue improvement initiatives not reflected in balance sheet alone.

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If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Accounts receivable

There are no accounts receivable as of December 31, 2024 and approximately S$1,000 (<US$1,000) as of December 31, 2023. This decrease in net account receivable was due to the amount fully billed and collected from MOE schools.

We did not charge any interest on or hold any collaterals as security over these accounts receivable balances. We generally offer credit periods of 30 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable based on the invoiced date as of the dates mentioned below:

	As of December 31,
	2023	2024
	S$’000	S$’000	US$’000
Within 30 days	1	-	-
Over 30 days	-	-	-

For the year ended December 31, 2023, net trade receivable was <S$1,000 and was within the credit term agreed with the customer.

For the year ended December 31, 2024, there was no amount outstanding from trade receivables.

We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and we believe that our exposure to bad debts is nominal.

Amount due from (to) director

Amount due to director had a balance S$nil and S$1.129 million (US$827,000) as of December 31, 2023 and December 31, 2024 respectively. The amount due from (to) director is non-trade, unsecured, interest free and repayable on demand. The amount has been fully offset by an interim dividend paid by the Company during the year ended December 31, 2023.

Accounts payable and accrued liabilities

	Years ended December 31,
	2023	2024
	S$’000	S$’000	US$’000
Accounts payable	67	79	57
Other payables	-	21	16
Accruals	24	168	123
Deposit received	89	99	73
Deferred revenue	462	352	257
Total	642	719	526

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Our account payable was approximately S$642,000 as of December 31, 2023 and S$719,000 (US$526,000) as of December 31, 2024. The majority of the account payable consists of deposit received and deferred revenue received. Although these fees are classified under accounts payable, the nature of it is the same as deferred revenue as fees are collected before swimming classes are provided.

Deferred revenue is a contract liability in that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in the “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2023 and 2024 was S$355,000 and S$462,000 (US$338,000), respectively.

We did not have any material default in payment of accounts payable during the years ended December 31, 2023 and 2024.

Contractual Obligations

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from the initial public offering.

We had the following contractual obligations as of December 31, 2024:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	407	9	20	22	356
Working capital loans	53	53	—	—	—
Operating lease liabilities	37	37	—	—	—
Refund liability	94	94	—	—	—
Total obligations	591	193	20	22	356

We had the following contractual obligations and lease commitments as of December 31, 2023:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	416	9	19	21	367
Working capital loans	157	104	53	—	—
Operating lease liabilities	72	37	35	—	—
Refund liability	89	89	—	—	—
Total obligations	734	239	107	21	367

Bank indebtedness

Bank Borrowings	Terms of Repayments	Annual Interest Rate (%)	As of December 31, 2024
			S$’000	US$’000

Term loan	5 years	2.5	53	39
Property loan	27 years	4.82	407	298
Total			460	337

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The term loan of S$500,000 was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of our business.

The mortgage loan of S$420,000 was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms. Lee, a director and shareholder of the Company. We will seek a waiver for future guarantees following the completion of the initial public offering.

Capital commitments

As of December 31, 2024 and December 31, 2023, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of December 31, 2024 and December 31, 2023, we had not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Taxation

Cayman Islands

We are an exempted company incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of estate duty or inheritance tax. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.

Singapore

Fitness Champs and Fitness Aquatics are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year. See “Material Tax Considerations.”

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Critical Accounting Policies, Judgments and Estimates

Summary of significant accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

(a) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

(b) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include the allowance for doubtful accounts on accounts receivables, useful lives for property, plant and equipment and assumptions used in assessing right-of-use assets and impairment of long-lived assets. Actual results could vary from the estimates and assumptions that were used. Actual results could differ from these estimates.

Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. As of the date of this prospectus, we are not aware of any specific event or circumstance that would require us to update our estimates, our judgments, or the carrying value of our assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to our consolidated financial statements.

(c) Accounts receivables

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

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The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2024 and 2023.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

(d) Property and equipment and long-lived assets

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Industrial Property	Over the remaining lease term
Computer & Software	3 Years
Fixtures and Fittings	3 Years
Renovation	5 Years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

(e) Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Expected useful life
Software	5 years

(f) Revenue recognition

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discount.

(i) School-based Swimming Lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

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(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(iii) Sales of merchandise

Revenue from sale of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

(g) Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2023 and 2024, we did not have any interest and penalties associated with tax positions. As of December 31, 2023 and 2024, we did not have any significant unrecognized uncertain tax positions.

We are subject to tax in local jurisdiction. As a result of its business activities, we file tax returns that are subject to examination by the Singapore tax authorities.

(h) Leases

Effective from January 1, 2020, we adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognizes interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(i) Related parties

We follow the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

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(j) Fair value measurement

We follow the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure, or ASC 820-10, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option- Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from a director, accounts payable, and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximates the carrying amount. We account for loans receivable at cost, subject to impairment testing. We obtain a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

Our non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03 Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The update clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The update also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The update also requires certain additional disclosures for equity securities subject to contractual sale restrictions. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. As an emerging growth company, the standard is effective for the Company for the year ended December 31, 2025. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statements.

In March 2023, the FASB issued ASU 2023-03, which amends various SEC paragraphs in the Accounting Standards Codification. This includes amendments to Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). The amendments are in response to SEC Staff Accounting Bulletin No. 120 and other SEC staff announcements and guidance. This ASU does not introduce new guidance and therefore does not have a specified transition or effective date. However, for smaller reporting companies, the ASU is effective for fiscal years beginning after December 15, 2023. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statements and disclosure.

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In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statements and disclosure.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). Th ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2025. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. Once adopted, this ASU will result in additional disclosures.

In March 2024, the FASB issued ASU 2024-01, “Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”), which intends to improve clarity and operability without changing the existing guidance. ASU 2024-01 provides an illustrative example intended to demonstrate how entities that account for profits interest and similar awards would determine whether a profits interest award should be accounted for in accordance with Topic 718. Entities can apply the guidance either retrospectively to all prior periods presented in the financial statements or prospectively to profits interest and similar awards granted or modified on or after the date of adoption. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of adopting this guidance on its financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements – Amendments to Remove References to the Concept Statements” (“ASU 2024-02”). ASU 2024-02 contains amendments to the FASB Accounting Standards Codification that remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior Statements to provide guidance in certain topical areas. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the potential impact of adopting this guidance on Financial Statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

The adoption of these effective standards is not expected to result in any material impact.

Impact of Inflation

In accordance with the Monetary Authority of Singapore, the year-over-year percentage changes in the consumer price index for 2022 and 2021 were 4.1% and 2.3%, respectively. The rate of inflation in Singapore for 2023 was 4.2%, and the rate was 2.7 in 2024. In 2023 and 2024, Singapore experienced sustained heightened inflationary pressures, which, despite drops in recent months, have continued into 2025. As of the date of this prospectus, inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will not be affected by such inflationary pressures in Singapore or globally in the future. In the event that the inflationary pressures continue to increase to any material extent, we may pass along increased costs to our customers, which could result in loss of sales and loss of customers, and adversely impact our margins and results of operations.

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Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is a risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the Singapore dollar, and almost all of our consolidated revenues and consolidated costs and expenses are in Singapore dollars.

Internal Control Over Financial Reporting

We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. As such, we have implemented and plan to implement a number of measures to address this issue including: (i) engaging an external consulting firm to assist us with our financial reporting in US GAAP; (ii) allocating additional resources to improve financial oversight function; (iii) introducing formal business performance review process, and preparing and reviewing the consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (iv) providing our relevant finance staff with appropriate training in connection with the requirements of U.S. GAAP.

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BUSINESS

We believe we are one of the leading sports education providers in Singapore specializing in the provision of swimming programs to students, with more than 252 certified swim coaches as of the date of this prospectus. In 2023, we were the largest service provider of the SwimSafer Program based on the number of assessment bookings, accounting for approximately 30% of market share; and we are one of the few swim education providers in Singapore that provides both (i) services to students under training programs funded by the Singapore Government and (ii) provision of customized private swimming training services. We offer general swimming lessons to children and adults, with ladies-only swimming lessons available, as well as aquatic sports classes such as water polo, competitive swimming and lifesaving. We believe in imparting the correct swim stroke techniques and skills to all of our students so that they can learn to swim within the shortest time span in a variety of strokes, ranging from freestyle, breaststroke, butterfly, survival backstroke and side kick. We aim to make swimming an enjoyable and affordable sport for children and adults, for water safety and as a way of keeping fit and healthy. We also plan to enter into other sports including pickleball, targeting to be a diversified sports education provider.

We are one of the largest providers of swimming lessons to children enrolled in public schools under the MOE through the SwimSafer program, and have been offering private swimming lessons to children, youths and adults under our brand “Fitness Champs” for more than 13 years since 2012.

As of the date of this prospectus, our Group has successfully obtained more than 1,040 contracts with schools through our designation by the MOE to provide SwimSafer programs. Over 191,000 students have been certified by our coaches through the SwimSafer program since 2013. During the same time period, we have worked with more than 12,000 students through private swim classes. Our founder, Ms. Lee, has been a swim coach for more than 26 years (since 1999) and is registered with the NROC. Please refer to the section entitled “Regulatory Environment” for more details.

We were awarded a contract with the MOE (the “Master Contract”) pursuant to a tender document that sets forth the specifications that Fitness Champs must satisfy in the provision of instructors for the SwimSafer program. The MOE, or any school owned and operated by the Singapore Government, may issue a purchase order under the Master Contract for the provision of instructors to conduct swimming classes under the Swimsafer Program pursuant to which Fitness Champs agrees to deliver the services as specified in the relevant purchase orders. All swimming instructors supplied by Fitness Champs is required to be registered with the MOE, and remain registered throughout the contract period. The MOE or the school agrees to the fees to Fitness Champs prescribed under the Master Contract on an hourly basis and for each instructor provided. The term of the original Master Contract went through October 2024 and was recently renewed for a term through December 2026. The MOE has the right to terminate the Master Contract by giving one month written notice. Fitness Champs also agrees to indemnify the MOE against damages arising out of any claim by any workman or employee employed by Fitness Champs. The entirety of the terms of Master Contract and contract extension are provided in Exhibit 10.10 of this registration statement.

School-Based Swimming Lessons

We were awarded a contract through the MOE, to provide swimming lessons to students who are enrolled in public schools in Singapore as part of the SwimSafer program. The SwimSafer program is a national program in Singapore dedicated to promoting water safety and equip students with basic swimming and water survival skills to raise the standards of swimming proficiency in Singapore. Schools typically enroll the Primary 3 cohort of students (around 9 years old) for the SwimSafer program, which the MOE has made a mandatory part of the physical education curriculum for all primary school students in Singapore. Please refer to the section entitled “Regulatory Environment” for more information on the SwimSafer program in Singapore.

As of the date of this prospectus, our Group is one of 5 sports education providers approved by the MOE to provide swimming lessons under the SwimSafer program.

Our school-based swimming lessons are typically held between 8 am to 4 pm from Mondays to Fridays at public swimming pools in various regions of Singapore. School-based swimming classes are held during the academic months of the calendar year, and are not held during school holidays in the months of June and December.

As of the date of this prospectus, we have more than 252 swim coaches that are registered with the MOE and Sport Singapore and qualified to provide swimming lessons to children enrolled in public schools in Singapore under the SwimSafer program.

Private Swimming Lessons and Aquatic Sports

We offer swimming lessons to children as young as 30 months of age, youths and adults at any swimming pool at the student’s convenience (for solo swim classes) and various public swimming pools in Singapore. We also offer aquatic sports classes to children, youths and adults at public swimming pools.

Our private swimming lessons are typically held after school during weekdays, and during the day throughout the year.

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A description of the range of swimming lessons and aquatic sports classes that we currently offer are detailed as follows:

Children’s Weekly Swimming Program

Our children’s weekly swim program is for children from age 30 months upwards, and the maximum swim class size is up to 8 students for beginners & 10 students for swimmers. Children’s swimming classes are typically 45 minutes in duration, on a weekly basis.

Based on our years of experience in providing swim lessons, a lower ratio of students to swim coach has proven highly beneficial particularly for students who are beginning to learn to swim.

Solo Swimming Classes	Private classes for students who prefer one-to-one swimming classes can be arranged at a venue of convenience as chosen by students. Private classes are typically 45 minutes in duration, on a weekly basis.

Ladies Swimming Program	Our ladies swimming program is specifically tailored to female students, in which only female swim coaches are engaged to provide the swim lessons.

Adults Swimming Program	Our adults swimming program is for adults, which is typically 45 minutes in duration on a weekly basis. Class sizes are usually up to 10 students for each coach.

Lifesaving 123

Lifesaving classes are for students aged 10 years and above, for a duration of 45 minutes on a weekly basis. Class sizes are up to 10 students for each coach.

Upon successful completion of lifesaving courses from levels 1 to 3, trainee will be eligible to enroll for the bronze medallion course, which is a prerequisite to become a lifesaver and work as a certified lifeguard in swimming pools.

Water Polo Classes	Water polo is a competitive aquatic sport for proficient swimmers who have successfully completed Stage 5 (Silver) of the SwimSafer program and are at least 8 years old. Each class is 45 minutes duration on a weekly basis, with up to 10 students per coach.

Competitive Swimming Classes	Competitive swimming is an aquatic sport for swimmers at least 8 years old, with classes of 45 minutes duration on a weekly basis. Class sizes are up to 10 students per coach.

We have designed and tailored merchandise and apparel such as swimming goggles, swim caps, swim suits and various flotation devices to aid our swim coaches in our swimming lessons. All of our merchandise and apparel are embossed with our logo and brand name, “Fitness Champs” in deep marine blue and white. Visually, this enables us to efficiently distinguish our students and swim coaches in the swimming pools easily. All of our students who are taking swim lessons from us are required to wear our swimming caps, which clearly display the relevant SwimSafer stage that the particular student is undergoing, for safety and ease of identification.

In event of inclement weather, under safety regulations in Singapore, our swimming and aquatic sport classes may still proceed unless there is any lightning in the vicinity in which there will be a siren which will sound. If so, our coaches will conduct land training to improve strengthening and flexibility of our students and classes will still proceed on that basis.

School-Based Swimming Lessons

Inquiries from Schools

In 2020, we received our first tender award from the Government of Singapore (represented through the MOE), and we since have been engaged to provide swimming lessons under the SwimSafer program and swimming instructors in accordance with the fixed price rates as agreed between us and the Singapore Government for a specified duration of time. As such, we receive inquiries from public schools under the MOE in Singapore for provision of swimming lessons requesting information about engaging us to provide services under the SwimSafer program from time to time. Our master contract with MOE was renewed in October 2024 for a term through December 2026, at which time it will be subject to renewal.

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Purchase Order issued by Schools

In the event that any public school wishes to contract our services to provide swimming lessons under the SwimSafer program, such school will issue a purchase order on our online portal for our acceptance. Such purchase order will specify details such as duration of contract in the provision of swimming lessons, name and address of school, total purchase order value and payment terms.

Allocation of Swim Coaches

Our administrative department will allocate the swimming lessons to our swim coaches who we engage as independent contractors, based on their preferred schedule and timings. In the event that any of the swim coaches is not available for a specific allocated slot, our administrative team will reach out to other swim coaches to take on such class.

In addition, in the event that some of our swim coaches are absent or unavailable, whether for travel, sickness or is otherwise unable to coach any specific allocated class, they are required to promptly notify our administrative team who will then reach out and assign such class to another swim coach engaged by us.

Delivery of Swimming Lessons

Our school-based lessons are held at public swimming complexes in Singapore. School-based swimming classes are usually held during the school day, excluding public holidays.

Private Swimming Lessons and Aquatic Sports

Inquiries for Swim Classes

We receive inquiries for our private swimming lessons and aquatic sports classes through referrals and recommendations. In addition, due to the wide pool of students that we teach under our school-based swimming program, we believe that there is market awareness of our brand, “Fitness Champs.”. We have found that many such inquiries are based on the families exposure to us through the SwimSafer program at their children’s school with the balance coming from word of mouth referrals from former and existing students and web-based searches. Parents and individuals interested in learning to swim, or competitive swimmers looking for advanced training will, through online inquiries via our website at https://www.fitnesschamps.sg, approach us with inquiries We will subsequently recommend the suitable swimming lessons to them or their children.

Registration of Account on Fitness Champs Portal

Students, or parents of students, who wish to sign up for our private swimming lessons and aquatic sports classes register on our website and provide basic personal information such as student’s and guardian’s name, date of birth and indicate preferred class and swimming complex, and start date. Students may opt for automatic monthly deductions of payment of class fees. Students may select general interbank recurring order (“GIRO”), PayNow or bank transfer as payment mode. If the GIRO option is selected, deductions will be made on a bi-monthly basis for swimming and test fees, with administrative fee charged for any failed GIRO deduction. If bank transfer option is selected, an administrative fee is charged for every collection.

Thereafter, students may log on to our portal and select the specific classes they wish to enroll for. We require a minimum of one-month’s prior written notice for the withdrawal of any swimming program, and deposit will be refunded to customers upon expiry of such notice assuming there no outstanding fees. In the event that there are outstanding fees not paid within 7 days from any payment reminder given by us, we may withdraw such student immediately and forfeit the deposit.

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Delivery of Swimming Lessons

Our private swimming classes are typically held from the late afternoon to evenings from Mondays to Fridays, and during the day on Saturdays to Sundays, excluding public holidays. In the event that any student wishes to make up a specific class due to illness, we will request for a valid medical certificate to be provided together with the request for a replacement swim class, subject to approval. In addition, in the event of inclement weather, students will undergo land training instead and there will no cancellation of such classes.

Access to Online Student Portal

All of our students will have access to our online student portal at https://www.fitnesschamps.sg/student_login/. Students are able to access information related to their pre-booked swimming classes, including features such as class schedules, test results, invoices and payment. Students are also able to receive any news or updates from us, for instance, change of class schedule, through the messaging feature provided in the student portal.

Engagement of Swim Coaches

Referrals and Inquiries

We regularly receive referrals and inquiries from new swim coaches who wish to join us as an independent contractor to provide swimming classes. Our administrative team will reach out to such prospective swim coaches and obtain the requisite information and documents from them regarding their experience and availability, confirm their certifications, and provide our fee schedule and guidelines in conducting swimming lessons under our school-based swimming program or private swimming lessons.

Assessment and Checks

We conduct assessment and checks on all persons who wish to join us as a swim coach. Our administrative team will request for supporting documentation that such swim coach has the requisite qualifications, including a Bronze Medallion Award, a valid cardiopulmonary resuscitation (CPR) certificate, a SG-Coach Level 1 Theory Certificate (or the National Coaching Accreditation Program (NCAP) Level 1 Theory Certificate) and be of at least 18 years of age.

If such swim coach is engaged to provide any of our school-based swimming classes, we will also conduct checks to ensure that the coach is duly registered with the MOE in Singapore as a registered swimming coach.

Supervised Trial Classes

New swim coaches will work under a senior and experienced swim coach for the swim classes on a trial basis, until these new swim coaches are deemed to be capable of conducting their own swim classes by the senior and experienced swim coach. In the event that we find that the new swim coach is not suitable, we will not proceed to engage him/ her as one of our coaches.

Appointment of Swim Coach

Our swim coaches are required to sign a letter of appointment with us, in which such swim coaches can only undertake work on a fee basis exclusively as a coach through our swim program, save for swimming classes with private students who are not enrolled with us.

Generally, the material terms of appointment of swim coaches for provision of private swimming lessons and aquatic sports classes are as follows:

●	Swim coaches are contracted as independent contractors, in which there are no fixed working hours. The Group will allocate certain designated swim classes on specified days and timings of the week based on student enrolments and availability.

●	Compensation is at a fixed rate on an hourly basis, and paid monthly in arrears based on the actual total number of hours worked.

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●	Swim coaches can only undertake work on a fee basis exclusively with us, save for private students who are not and have not previously been enrolled with us and that such coach has procured on his/ her own accord.

●	Non-solicitation obligations are imposed on the swim coach for a period of 1 year after cessation of the appointment.

●	Either party may terminate the appointment with at least 1 month’s prior written notice, and we are entitled to terminate the engagement without notice if there is any serious breach of duties or obligation or misconduct.

Development and Training

We require our swim coaches to fulfil the requirements needed to maintain a valid basic first-aid certification and registration with the NROC on an ongoing basis. Our administrative team will monitor the relevant validity period and expiry dates of the certifications and registrations of our swim coaches, and request for documentation evidencing updated certification and registration as and when required, so as to ensure that the swim coaches whom we engage are able to meet the continuous requirements as a certified swim coach in Singapore. We also engage external trainers from time to time on a quarterly basis to provide specialized training to certain swim coaches who may provide specialized swimming classes, such as swim classes for toddlers and beginners, or competitive swimming.

In addition, we regularly emphasize the importance of water safety for all of our swim coaches. We provide a structured set of guidelines to our swim coaches, which details the requirements for the various levels of our swim classes, and offers a structured program in which our students are able to improve swimming ability and water proficiency.

Safe Swimming Procedures and Guidelines

We recognize that safety is a fundamental aspect of all of our swim classes and aquatic sports classes, and we have established safety protocols in place to reduce the risk of injuries, drownings and deaths. We have established a set of safety guidelines which we provide to each of our swim coaches when we engage them, and we will let the swim coaches know immediately if there is any subsequent update to the safety guidelines.

Swimming Attire and Coding

Our students must wear proper swimming attire before our classes begin, which typically comprise of swimming goggles, swimming attire and a swimming cap. Students are required to wear our branded swimming caps that enable our swim coaches to easily differentiate and identify students of varying swimming abilities based on the 6 proficiency stages of the SwimSafer program, in which beginners, intermediate and advanced swimmers can easily be identified by the label on the swimming cap. For example, our beginner swimmers under Stage 1 will wear a blue swimming cap with large white font indicating the swimmer’s proficiency level on the swimming cap.

Illness or Open Wounds

Prior to the start of any of our swimming lessons or aquatic sports classes, our swim coaches will check with our students if they are feeling well, and look out for any respiratory illnesses and open wounds and/or rashes. If any of these symptoms are observed/found, students will not be allowed to attend such class for health reasons.

Entry into the Pool

Our students are supervised to enter the pool safely. Our swim coaches will brief and remind all students on how to enter safely into the water. Essentially, we ensure that students line up at the edge of the pool with their toes lining the edge of the pool, and to lean forward prior to jumping into the pool. This is to reduce risks of injury, as they may hit their head on the backwall of the swimming pool if such safety protocols are not adhered to.

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For beginner level swim classes, we adhere the coach-to-student ratio guidelines issued by the Sport Singapore and MOE in Singapore. Our SwimSafer program classes have a coach-to-student ratio of a maximum of 10 students to 1 coach at any point in time.

Incident Management

All swim coaches engaged by us are required to possess a valid basic first aid certification, and are equipped with first aid skills to provide immediate assistance to students in the event of any incidents during any of our swim lessons or aquatic sports classes.

As of the date of this prospectus, we provide our classes only in public swimming pools in Singapore, in which there are lifeguards and/or trained on-site personnel on duty. In the event of any incident such as potential drowning or injury, our swim coaches are required to immediately bring such student out of the water and call for immediate help from the trained lifeguard and/or personnel in-charge at the swimming pool. These lifeguards will take over and depending on the nature of the incident, the lifeguard and/or personnel in-charge at the swimming pool may perform additional emergency care after the water rescue, which can range from performing cardiopulmonary resuscitation, treatment of wounds and helping such student regain composure to calm down. Our team will also contact the student’s parents or guardian to inform them of the incident and call for emergency assistance to bring such student to the hospital if the need arises. We will also investigate the cause of such incident to determine if any further measures need to be taken and assist the lifeguard in compiling a written incident report.

As of the date of this prospectus, there has not been any major incident involving serious injury or death of any of our students in any of our swim classes or aquatic sports classes.

OUR COMPETITIVE STRENGTHS

Our Directors believe that we have the ability to compete effectively against our competitors with the following competitive strengths:

We have an established track record and brand awareness in providing swimming lessons in Singapore.

We have operated since 2012 and have been enhancing our market presence in Singapore. We believe that our established reputation will enable us to compete effectively against the existing and potential competitors. We seek to strengthen our market position by increasing awareness and recognition our brand, “Fitness Champs” through increased market efforts.

We have strong and stable relationships with a large network of swim coaches in Singapore.

We enjoy strong and stable relationships with a large network of more than 252 swim coaches certified to provide swimming lessons in Singapore, and that we engage to provide swimming lessons to the school-based swim program and private swim lessons. Most of our swim coaches have been working with us for several years, with a good track record.

We believe that our engagement and relationships with our pool of more than 252 swim coaches place us in a position to offer more swimming lessons and aquatic sports classes in Singapore. We treat our swim coaches as an invaluable resource and we are committed to provide them with adequate training and development to support the vision and future growth of our business.

We are able to offer a stable stream of school-based swimming lessons in Singapore that enables to attract more swim coaches and students.

We are one of the few swimming schools engaged by the MOE to provide swimming lessons to students enrolled in Singapore public schools under the SwimSafer initiative spearheaded by the Singapore Government. This provides a stable base of recurring swimming classes and students for our swim coaches.

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In addition, our reach in coaching a large number of students from our school-based program enables us to obtain referrals from students who wish to take up private swimming lessons and aquatic sports classes with us as well. As a result, we are able to achieve a critical mass of students and our swimming coaches are able to conduct regular swim classes.

Our founder and Executive Director has extensive experience in the industry and is supported by a dedicated management team.

We have a dedicated management team spearheading our business operations and driving our future growth plans. Our management team is led by our founder and Executive Director, Ms. Lee, who is a certified swim coach herself and has developed a reputation and strong track record with over 20 years in this industry.

BUSINESS STRATEGIES AND FUTURE PLANS

Our principal objective is to sustain continuous growth in our business and strengthen our market position in providing swimming lessons and aquatic sports by implementing the following business strategies and plans:

Geographical expansion into new markets in the region

As of the date of this prospectus, we provide swimming classes and aquatic sports classes within Singapore only.

We believe that with our established presence and our successful business model offering a structured swimming program in Singapore, there is potential to develop our business outside Singapore as other neighboring countries may not have similar structured program for swimming lessons and aquatic sports. We have identified Malaysia as an immediate potential market for our future business expansion.

Expansion of our business through acquisitions, joint ventures and/or strategic alliances

Leveraging our existing experiences and customer network, we plan to concentrate on expanding our business in Singapore as and when the opportunity arises. We plan to achieve such expansion through organic growth, and will consider suitable acquisitions, investments, strategic alliances and joint ventures to the extent such opportunities are seen to help us develop new business and gain entry to new markets. This has the potential to bring about economies of scale and spur growth.

As of the date of this prospectus, we are not engaged in any form of discussions with any party to acquire its business or form joint ventures or strategic alliances. We believe that our status as a listed company will position us to take advantage of any such opportunities that may arise. Should such opportunities arise, we intend to finance such acquisitions, joint ventures and/or strategic alliances through bank borrowings, internally generated funds and/or proceeds raised from future share placement or issuance, and we will seek approval, where necessary, from our shareholders as may be required by applicable laws and regulations.

AWARDS AND ACCREDITATIONS

Throughout our operating history, we have received the following awards and accreditations in recognition of our performance and quality products and services.

Year	Award	Organized / granted by	Recipient
2015 - 2016	Top 100 SME* in Singapore	Singapore Award Association	Fitness Champs

*Small and Medium Enterprise

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REAL PROPERTY

A description of the real properties owned (through a long term lease) by Fitness Aquatics is as follows:

Location	Usage	Tenure	Approximate area
7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880	To use the premises for the business of Fitness Aquatics	60 years from January 1, 2007	850 square feet

The abovementioned property has been leased to an independent third party at market rates for a term of 2 years.

A description of the real property leased by Fitness Aquatics as a tenant is as follows:

Premises	Usage	Tenure	Rent	Key Terms
7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880	To use the premises for the business of Fitness Aquatics	24 months from January 1, 2026	S$3,200 month (excluding Goods and Services Tax)

Tenancy Agreement dated 16 October 2025

Paragraph 4(a) (Default of Tenant): If (i) the Rent hereby reserved shall be unpaid for 7 days, (ii) the Tenant become bankrupt or enter into composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s property, (iii) if the Tenant being a company shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory, (iv) the Premises is used for illegal activities, or (v) prohibited immigrant is found in the Premises, it shall be lawful for the Landlord at any time to re-enter the Premises and thereupon the tenancy shall absolutely terminate but without prejudice to the right of action of the Landlord in respect of any antecedent breach of this Tenancy Agreement by the Tenant.

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INTELLECTUAL PROPERTY

Trademarks

Save as disclosed below, we do not own nor are we dependent on any registered trademark, patent or other intellectual property rights:

Name of Applicant	Trademark	Application No.	Registration Class	Country of Registration	Status
Fitness Champs Pte Ltd		40201921909S	Class 9(1) Class 28(2)	Singapore	Registered
Fitness Champs Holdings Limited		40202405896R 40202405897P	Class 41(3)	Singapore	Registered

(1)	The class 9 of Specification of Goods and Services in Singapore is described as follows:

Class 9: Scientific, research, navigation, surveying, photographic, cinematographic, audiovisual, optical, weighing, measuring, signaling, detecting, testing, inspecting, life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling the distribution or use of electricity; apparatus and instruments for recording, transmitting, reproducing or processing sound, images or data; recorded and downloadable media, computer software, blank digital or analogue recording and storage media; mechanisms for coin-operated apparatus; cash registers, calculating devices; computers and computer peripheral devices; diving suits, divers’ masks, ear plugs for divers, nose clips for divers and swimmers, gloves for divers, breathing apparatus for underwater swimming; fire-extinguishing apparatus.

(2)	The class 28 of Specification of Goods and Services in Singapore is described as follows:

Class 28: Games, toys and playthings; video game apparatus; gymnastic and sporting articles; decorations for Christmas trees.

(3)	The class 41 of Specification of Goods and Services in Singapore is described as follows:

Class 41: Education; providing of training; entertainment; sporting and cultural activities.

As of the date of this prospectus, our business or profitability is not materially dependent on any registered trademark, patent or other intellectual property rights.

COMPETITION

There were approximately 200 swimming training service providers in Singapore in 2023. The leading swimming service providers are generally engaged in providing swimming training services to students under different training programs, and providing customized swimming training services to the clients at all ages based on their requirements.

To the best of our knowledge, we have identified the following as our main competitors to our business in Singapore:

●	Swimwerks Asia Pte. Ltd
●	Speediswim Aquatic Centre Pte. Ltd
●	Sportstuition Pte. Ltd.
●	Sttitude Swim School Pte. Ltd.
●	Aqua Experts Pte. Ltd.
●	The Hydronauts Pte. Ltd.

Litigation and Other Legal proceedings

As of the date hereof, we are not party to any claim, litigation or arbitration of material importance and there was no claim, litigation or arbitration of material importance known to our Directors to be pending or threatened against us which could have a material adverse effect on our business, results of operations or financial conditions.

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REGULATORY ENVIRONMENT

Laws and Regulations Relating to our Business in Singapore

As Fitness Champs and Fitness Aquatics are companies incorporated in Singapore and conducts its business in Singapore, we are subject to all relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore Government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

National Registry of Coaches (“NROC”)

The NROC was launched in 2003 by the Singapore Government in order to raise the standard and professionalism of sports coaching in Singapore. The NROC is a database of coaches who are recognized by the Singapore government to be certified and competent in coaching.

Coaches in the NROC are certified under the Singapore Coach Excellence Program in their respective sports and are required to hold standard basic first-aid certification.

All our swimming instructors have obtained at least SG-Coach Level 1 certificate, Lifesaving 1 Award certificate and Standard First Aid certificate.

Swim coaches who wish to renew their membership under NROC must satisfy the Continuing Coach Education (“CCE”) requirements. The requirements are as set out below:

NROC Level	Minimum Coaching Practice Hours (up to 50% of these can be Coaching Education hours)	Minimum Coaching Education Hours (Learning & Development)
		Attendance CCE Hours (can include online learning)	Self-Guided CCE Hours
Level 1 (Coach)	15	12	Not more than 3
Level 2 (Senior Coach)	36	12	Not more than 12
Level 3 (Master Coach)	70	12	Not more than 18

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SwimSafer Program 2.0

SwimSafer 2.0 is a national program by the Singapore Government which is designed to emphasize the importance of water safety around aquatic environments, which was introduced in July 2010. Swim instructors conducting this program must be accredited by Sport Singapore, a statutory board under the Ministry of Culture, Community and Youth of Singapore. Fitness Champs has been engaged by the MOE to provide swimming lessons under the SwimSafer program. SwimSafer program was enhanced in 2018 to better equip participants with more rigorous water survival and swimming competency skills, with a revised learning syllabus and assessment criteria. Swimming instructors were also put through enhanced training and re-certification.

There are 6 progressive levels under the SwimSafer program. Upon successful completion of each stage, an e-certificate is issued to each participant.

Workplace Safety and Health Act 2006 (“WSHA”)

Under WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

Workplace Safety and Health (Risk Management) Regulations (“Risk Management Regulations”)

Pursuant to the Risk Management Regulations, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Environmental Public Health (Swimming Pools) Regulations (“Swimming Pool Regulations”)

To ensure public safety, those who use public swimming pools must observe the provisions under the Swimming Pool Regulations. For instance, a person who suffers from any cut, wound or sore shall not be permitted to use a pool.

Any person who contravenes or fails to comply with any of the provisions of Swimming Pool Regulations shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$2,000 and, in the case of a continuing offence, to a further fine not exceeding S$100 for every day or part thereof during which the offence continues after conviction.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

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In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DMS is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA for which no penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Employment Act

The Employment Act 1968 (“EA”) is administered by the Ministry of Manpower (“MOM”) and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under the EA (“relevant employees”).

In particular, Part IV of the EA sets out requirements for rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen) who receive salaries not exceeding S$2,500 a month. Section 38(8) of the EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defence or security. In addition, Section 38(5) of the EA limits the extent of overtime work that a relevant employee can perform to 72 hours a month.

Employers must seek the prior approval of the Commissioner for Labour (the “Commissioner”) for exemption if they require a relevant employee or class of relevant employees to work for more than 12 hours a day or work overtime for more than 72 hours a month. The Commissioner may, after considering the operational needs of the employer and the health and safety of the relevant employee or class of relevant employees, by order in writing exempt such relevant employees from the overtime limits subject to such conditions as the Commissioner thinks fit. Where such exemptions have been granted, the employer shall display the order or a copy thereof conspicuously in the place where such employees are employed.

An employer who breaches the above provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000, and for a second or subsequent offence to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

To the best of our knowledge, we have complied with the requirements of the EA.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 (“WICA”), which is regulated by MOM, applies to workmen in all industries in respect of injury suffered by them in the course of their employment and sets out, among others, the amount of compensation they are entitled to and the method(s) of calculating such compensation. The WICA provides that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to a workman, the employer shall be liable to pay compensation in accordance with the provisions of the WICA.

The WICA does not cover self-employed persons or independent contractors. However, the WICA provides, among others, that, where any person (referred to as the principal) in the course of its business or for the purpose of his trade or business contracts with any other person (referred to as the contractor) for the execution by the contractor of the whole or any part of any work undertaken by the principal, the principal shall be liable to pay to any workman employed in the execution of the work any compensation which he would have been liable to pay if that workman had been immediately employed by the principal.

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Employers are required to insure and maintain insurance under one of more approved policies with one or more designated insurers against all liabilities that the employer may incur under WICA in respect of every employee. Failure to do so is an offence punishable by a maximum fine of S$10,000 and/or imprisonment of up to 12 months or if the person is a repeat offender, to a fine not exceeding $20,000 and/or to imprisonment for a term not exceeding 12 months.

Companies Act 1967

Fitness Champs and Fitness Aquatics are private companies limited by shares, incorporated and governed under the provisions of the Companies Act 1967 (“SG Companies Act”) and its regulations. The SG Companies Act generally governs, amongst others, matters relating to the status, power and capacity of a company, shares and share capital of a company, including issuances of new shares, treasury shares, share buybacks, redemption, share capital reduction, declaration of dividends, financial assistances, directors and officers and shareholders a company, protection of minority shareholders’ rights, accounts, arrangements, reconstructions and amalgamations, winding up and dissolution.

Personal Data Protection Act 2012 (“PDPA”)

The PDPA establishes a data protection law that comprises various rules governing the collection, use, disclosure and care of personal data. It recognizes both the rights of individuals to protect their personal data, including rights of access and correction, and the needs of organizations to collect, use or disclose personal data for legitimate and reasonable purposes.

An organization is required to comply with the following obligations prescribed by the PDPA:

●	obtain the consent of the individual before collecting, using, or disclosing his personal data, for purposes that a reasonable person would consider appropriate in the circumstances;

●	notify the individual of the purpose of collecting his personal data;

●	only use personal data for purposes consented by the individual;

●	put in place mechanisms for individuals to withdraw their consent;

●	take reasonable efforts to ensure that personal data collected is accurate and complete if the personal data is likely to be used to make a decision that affects the individual, or is likely to be disclosed to another organisation;

●	when requested, correct any error or omission in an individual’s personal data;

●	upon an individual’s request, provide an individual with his personal data in the organisation’s possession and control, as well as information about the ways in which the personal data has been used or disclosed in the past year;

●	protect personal data by making reasonable security arrangements to prevent unauthorised access, collection, use, disclosure, copying, modification, disposal or similar risks;

●	cease to retain personal data as long as it is reasonable to assume that:

●	the purpose for which it was collected is no longer being served by retaining it; and

●	the retention is no longer necessary for business or legal purpose;

●	not to transfer any personal data out of Singapore except in accordance with the requirements set out in the PDPA; and

●	implement the necessary policies and practices in order to meet its obligations under the PDPA and make information about its policies and practices available on request.

If the Personal Data Protection Commission finds that an organization is not complying with any provision in the PDPA, it may give the organization all or any of the following directions:

●	to stop collecting, using or disclosing personal data in contravention of the PDPA;

●	to destroy personal data collected in contravention of the PDPA;

●	to comply with any direction of the PDPC to provide access to or correct the personal data; or

●	to pay a financial penalty of such amount not exceeding S$1 million.

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MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)

Executive Directors and Executive Officers

Ms. Joyce Lee Jue Hui	44	Executive Director and Chief Executive Officer

Mr. Koh Yong Mong	56	Executive Director and Chief Operating Officer

Key Personnel/Executive Officers

Ms. Chia Nyoke Yee	33	Financial Controller (Principal Financial Officer)

Ms. Lian Lai Hong, Jerrica	44	Head of Administration/ Business Development

Mr. Yao Peikang	42	Head of Training

Independent Director Nominee

Mr. Lay Shi Wei	39	Independent Director

Mr. Liu Junting Jason	41	Independent Director

Mr. Tang Poh Lu	38	Independent Director

No arrangement or understanding exists between any such Executive Director, Executive Officer or Independent Director Nominee and any other persons pursuant to which any Executive Director or Executive Officer was elected as a Director or Executive Officer. Our Directors (including our Executive Director, Executive Officer or Independent Director elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serves at the pleasure of our Board.

The following is a brief biography of each of our Executive Directors and Executive Officers, key personnel, and Independent Directors:

Executive Directors and Executive Officers

Ms. Joyce Lee Jue Hui

Ms. Joyce Lee Jue Hui is our Executive Director and chief executive officer, and is also the spouse of our chief operating officer, Mr. Koh. Ms. Lee is responsible for the overall operation and management of our business and formulation of our business plans and growth strategies. Ms. Lee has over 22 years of experience in the sports-education related industry.

Ms. Lee obtained her Bachelor of Arts degree from the National University of Singapore in 2002. Ms. Lee worked at Singapore Swimming Club as a swimming executive from April 2002 to May 2004. From June 2004 to June 2007, she was a swimming executive at Chinese Swimming Club. She assisted in developing and implementing swimming programs, setting goals and planning for the club’s growth during such period.

In November 2012, Ms. Lee set up Fitness Champs and Fitness Aquatics where she developed her own swimming programs and engaged freelance coaches to assist in the coaching of swimming classes. She oversees the strategic planning, operations, and management of Fitness Champs and Fitness Aquatics, and handles the day-to-day operations and administrative work needed for the smooth-running of the swim school.

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Mr. Koh Yong Mong

Mr. Koh Yong Mong is our Executive Director and chief operating officer, and is also the spouse of our chief executive officer, Ms. Lee. Mr. Koh is responsible for overseeing our daily operations in each of our departments.

Mr. Koh obtained his Higher Diploma in Hotel Education at the Singapore Hotel Association Training and Education Centre in 1993. He was as an assistant housekeeper of Orchard Hotel Singapore from 1993 to 1997, and an assistant housekeeper at Ritz Carton Millenia Singapore from 1995 to 1997. Thereafter, Mr. Koh worked as a housekeeping executive at Singapore Swimming Club from 1997 to 2006 and as an assistant executive housekeeper at Orchard Hotel Singapore from 2006 to 2008.

From 2008 to 2018, Mr. Koh joined the Institute of Technical Education and worked as a senior lecturer where he gave lectures to students on hotel-related topics, ranging from service excellence to housekeeping, as well as information technology and international trade matters.

In 2018, Mr. Koh joined Fitness Champs as a general manager and oversees the daily operation in Fitness Champs.

Key Personnel/Executive Officers

Ms. Chia Nyoke Yee

Ms. Chia is our principal financial officer and has served in this role since November 2025.

Ms. Chia is responsible for the following matters:

●	financial reporting of our managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;

●	preparation of budget and financial forecasts; and

●	development and implementation of financial policies and procedures in business process.

Ms. Chia, age 33, has served as our Financial Controller and principal financial officer since November 2025. Prior to joining our Company, Ms. Chia was a manager to CLA Global TS PAC (formerly known as Nexia TS PAC). She was promoted to manager in January 2024, prior to which she served as an assistant manager. While at CLA Global TS PAC, Ms. Chia assisted with companies listing on the SGX (Singapore Exchange). Ms. Chia began her career in September 2015 as an audit associate with Baker Tilly Monteiro Heng PLT, where she served until July 2021, having been promoted over time and most recently serving as an Assistant Manager.

Ms. Chia received a Bachelor of Business, majoring in Accounting, Banking and Finance, from Victoria University, Sunway University KL campus, graduating in June 2015, and is a current member of CPA Australia, having completed the program in 2022.

Ms. Lian Lai Hong (Jerrica)

Ms. Lian Lai Hong (Jerrica) is our Head of Administration/ Business Development and is responsible for the following matters relating to our Group:

●	developing marketing strategies and achieving goals within our Group’s budget;
●	managing, planning and distributing daily administrative tasks for swimming class operations;
●	formulating annual sales targets and development plans;
●	identifying potential customers and managing existing customer relationships by providing customized service plans according to customer needs and program plans; and
●	oversees the daily operations and administrative duties.

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Ms. Lian has over 26 years of experience across various industries and she joined Fitness Aquatics in April 2022.

From August 2003 to May 2004, Ms. Lian worked as the laboratory technician of the merchandise testing center at J.C.Penney Purchasing Corporation (Singapore) Pte Ltd, where she provided technical support in conducting a series of tests on textile and garments. From June 2004 to December 2005, she worked as an assistant engineer of environment detoxification at DSO National Laboratories, where she provided technical support in conducting different decontamination methods. From March 2006 to July 2012, Ms. Lian worked as a flight attendant of Singapore Airlines, where she provided exceptional in-flight services to passengers and trained junior flight attendants, after which she took a hiatus from the work force.

From September 2017 to April 2021, Ms. Lian worked in a variety of positions at Prudential Assurance Co. Singapore (Pte) Ltd. including as a claims assessor, a talent acquisition specialist, a learning and development specialist and a human resources service advisor.

Ms. Lian left Prudential Assurance Co. Singapore (Pte) Ltd in April 2021 and worked as a patient service supervisor of the clinic operation department in TLC Medical Practice Pte Ltd from May 2021 to November 2021 where she was in charged of operating and running of daily clinic operations. From November 2021 to March 2022, Ms. Lian worked as the clinical operations manager at Integrated Wellness Clinic Pte Ltd. managing and planning counter and operation team staffing and arranging training. She joined Fitness Aquatics in April 2022.

Ms. Lian obtained her bachelor of science degree in the University College of Dublin in April 2013 with a major in human resource management.

Mr. Yao Peikang

Mr. Yao Peikang is our Head of Training, and is responsible for developing training plans and programs of our Group.

Mr. Yao has over 11 years of professional experience teaching and coaching various sports. From January 2006 to February 2013, he worked as a sports coordinator and youth worker at Beyond Social Services where he organized and conducted sports programs for at risk youth from low-income families. From March 2013 to December 2013, he worked as the COE-U-15 Coach for the Hougang United Football Club, where he coached the U15 soccer team and conducted outreach programs for primary and secondary schools. From January 2014 to December 2014, he worked as a COE U-17 coach where he coached the U17 soccer team and conducted and conducted outreach programs for primary and secondary schools.

Mr. Yao joined our Group in January 2016 as a swim coach. Mr. Yao plans our swim training programs for children from 4 to 14 years old of different abilities, as well as conducting swim classes.

Mr. Yao obtained his Diploma in Sport and Wellness Management from Nan Yang Polytechnic in Singapore in June 2003. He is a certified swimming instructor and SwimSafer instructor. He also obtained AFC “B” Certificate from Asian Football Confederation, and is cardiopulmonary resuscitation procedure and automated external defibrillator certified.

Independent Directors

Mr. Lay Shi Wei

Mr. Lay Shi Wei is an Independent Director and began serving as an Independent Director as of March 31, 2025. Mr. Lay serves as the chairman of the audit committee and as member of the nominating and corporate governance and remuneration committees.

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Mr. Lay has experience in accounting and finance. Since November 2023, Mr. Lay has served as the Vice President and a Registered Professional of Evolve Capital Advisory Private Limited (“ECA”), a boutique corporate investment bank in Singapore. ECA is a Capital Market Services license holder licensed by the Monetary Authority of Singapore (“MAS”) and a Full Sponsor approved by the Singapore Exchange. From May 2017 to October 2023, he was Associate Director, Team Lead, Registered Professional at RHT Capital Pte. Ltd., a Capital Market Services license holder licensed by the MAS and a Full Sponsor approved by the Singapore Exchange. During his tenure with RHT Capital Pte. Ltd., he led his team in several successful IPOs and acted as the financial adviser in projects which involve the privatization and buyout of listed companies. From June 2016 to May 2017, Mr. Lay served as the Manager at Prime Partners Corporate Finance Pte. Ltd., a Capital Market Services license holder licensed by the MAS and a Full Sponsor approved by the Singapore Exchange, where he was involved in the IPO projects and reverse take-over. Between December 2011 to June 2016, Mr. Lay was an associate to Manager at Provenance Capital Pte. Ltd., a Capital Market Services license holder licensed by the MAS, where he advised on various capital markets transactions in Singapore. From July 2010 to December 2011, he worked as an associate at KPMG Services Pte. Ltd., a global auditing firm. Since April 2024, Mr. Lay has been an Independent Director and chairman of the audit committee of China Yuanbang Property Holdings Limited, a company listed on the Mainboard of the Singapore Exchange and an Independent Director and chairman of the nominating committee of Sen Yue Holdings Limited, a company listed on the Catalist of the Singapore Exchange.

Mr. Lay obtained his bachelor’s degree of Business Administration (Accountancy) from the National University of Singapore in 2010. He is a Chartered Accountant of Singapore.

Mr. Liu Junting (Jason)

Mr. Liu Junting (Jason) is an Independent Director and began serving as an Independent Director as of March 31, 2025. Mr. Liu serves as the chairman of the renumeration committee and as member of the nominating and corporate governance and audit committees.

Mr. Liu has over 12 years of experience in business-to-business sales and key account management serving large corporates, financial institutions and small-and-medium enterprises across various industries.

From September 2008 to February 2010, Mr. Liu was the platform system engineer of Defence Science Technology Agency. From March 2010 to June 2011, he was the business financial manager of Standard Chartered Bank. From July 2011 to August 2013, he was the senior business financial manager of United Overseas Bank Limited. From September 2013 to November 2017, Mr. Liu served as the associate director of the global enterprise banking team of Overseas Chinese Banking Corporation Limited.

From December 2017 to July 2018, Mr. Liu was the regional business development manager for Singapore and Australia of S&P Global Platts, where he was responsible for, inter alia, creating strategic commercial and market plans to implement commercial agreements. From July 2018 to August 2021, Mr. Liu was the vice president of United Overseas Bank Limited’s corporate banking team, managing a portfolio of large corporates and medium size enterprises.

Mr. Liu is currently the head of business development of Contour Pte. Ltd., a financial institution leading the sales and marketing of the proprietary DLT trade financing platform to financial institutions and corporates globally.

Mr. Liu obtained his Bachelor of Engineering (Mechanical Engineering) degree with a specialization in marine and offshore engineering, and minor in business in 2008 from Nanyang Technological University in Singapore. He further obtained a professional certificate from the School of Computing for Fintech SG at National University of Singapore.

Mr. Tang Poh Lu

Mr. Tang Poh Lu is an Independent Director and began serving as an Independent Director as of March 31, 2025. Mr. Tang serves as the chairman of the nominating and corporate governance committee and as a member of the audit and remuneration committees.

Mr. Tang has over 13 years of experience in financial and marketing business across various industries.

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From August 2010 to October 2013, Mr. Tang was the senior associate of the assurance/business risk services department of Ernst & Young LLP, Singapore. From November 2013 to March 2015, he was a senior financial analyst with Micron Semiconductor Asia Pte. Ltd.

Mr. Tang then worked as various roles in Decathlon Singapore Pte. Ltd from March 2015 to December 2020. He was its financial controller from March 2015 to July 2017. He was the sports leader of Decathlon Singapore Pte. Ltd. who managed fitness apartment sales performance, merchandising, retail operation, inventory management and team training and development from July 2017 to December 2018. From January 2019 to December 2020, Mr. Tang was its chief financial officer and director, where he managed audit, tax and corporate secretarial matters for retail entities and drove financial performance of the company.

From December 2020 to March 2023, Mr. Tang was the retail general manager and city leader of Nanjing, Yangzhou and Zhenjiang of Decathlon (Shanghai) Sports Co., Ltd (Nanjing Yuhua Branch). He set up the City Group Project to collectively drive corporate strategies and local business objectives. Mr. Tang then held a key management position as digital commercial & marketing leader in Decathlon Singapore Pte. Ltd. from April 2023 to August 2024, and where he was responsible for planning, leading and executing national branding and marketing campaigns, as well as managing marketing budget.

As of September 2024. Mr. Tang is now serving as the Singapore Country Manager for MST Golf, a golf specialty retailer that is publicly listed in Malaysia.

Mr. Tang obtained his Bachelor of Accountancy degree from Nanyang Technological University in Singapore in 2010. He has been a member of the Institute of Certified Public Accountants in Singapore since 2011.

Family Relationships

Ms. Lee and Mr. Koh are spouses. Other than that, there are no family relations in respect of any member of the Board.

Board Diversity

The composition of our board of directors currently includes 1 individual who self-reports as diverse under the Nasdaq Listing Rule 5605(f) regarding board diversity as applies to foreign private issuers. Under Nasdaq Listing Rule 5605(f), directors who self-identify as (i) female, (ii) an underrepresented minority based on the national, racial, ethnic, indigenous, cultural, religious or linguistic identity or (iii) LGBTQ+ are defined as being diverse. The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions:

Board Diversity Matrix (as of the date of this prospectus)

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-

Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	4	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White			-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

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Controlled Company

Upon completion of this offering, Ms. Lee is expected to beneficially own, indirectly through Big Treasure, approximately 35.75% of the aggregate voting power of our outstanding shares, assuming the issuance of 48,375,000 Class A Ordinary Shares and further assuming the issuance of all of the Class A Ordinary Shares issuable in connection with the offering of Class A Ordinary Shares and warrants issuable in connection with the offering of Class A Ordinary Shares. In the event all of Class A Ordinary Shares issuable under the warrants issued in connection with his offering are not exercised, she may retain a controlling interest, and thus will have the ability to determine all matters requiring approval by our stockholders. As a result, we may be a “controlled company” within the meaning of the Nasdaq listing rules. If we are a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a remuneration committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our Board consists of five Directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

Leadership Structure and Risk Oversight

Our Board actively manages our Company’s risk oversight process and receives periodic reports from management on areas of material risk to our Company, including operational, financial, legal, and regulatory risks. In addition to other functions, the committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board of directors with its oversight of our financial risk exposure. The remuneration committee assists the Board with its oversight of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of those risks along with their other respective responsibilities, the entire board of directors continues to be regularly informed about the work of each committee and any associated risks.

Board composition and director independence

As a company incorporated in the Cayman Islands, we qualify as a foreign private issuer that is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of such exchanges. Following this offering, we do not intend to rely on home country practice as a majority of the directors on our Board are independent directors. In addition, depending on the number of Class A Ordinary Shares issued pursuant to the Warrants, we may be a “controlled company” under within the meaning of the Nasdaq Capital Market or another national securities exchange rules following the completion of this offering in the event more than 50% of the voting power of our common stock are controlled indirectly by Ms. Lee. See “Principal Shareholders.” As a result, we may be eligible for exemption from the corporate governance requirements of the Nasdaq Capital Market or another national securities exchange that our Director nominees must be selected or recommended solely by independent directors. We currently intend to rely on this exemption and will comply with all other listing requirements. As a result of being a foreign private issuer and a controlled company, you may not have the same protection afforded to shareholders of companies that are not exempt from the corporate governance requirements identified above.

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Committees of the Board

We have established an audit committee, a remuneration committee and a nominating and corporate governance, each of which operate pursuant to a charter adopted by our Board. The Board may also establish other committees from time to time to assist our Company and the Board. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq Capital Market or another national securities exchange and SEC rules and regulations, if applicable. Upon our listing on Nasdaq Capital Market or another national securities exchange, each committee’s charter will be available on our website at https://www.fitnesschamps.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, serve on the audit committee, which is chaired by Mr. Lay. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq Capital Market or another national securities exchange, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Lay as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Remuneration committee

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, serve on the remuneration committee, which is chaired by Mr. Liu. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Capital Market or another national securities exchange. The remuneration committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

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●	reviewing and recommending to the Board the cash remuneration of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our remuneration and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq Capital Market or another national securities exchange rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our Directors; and
●	preparing the remuneration committee report required by SEC rules, if and when required.

Nominating and corporate governance

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, and serve on the nominating and corporate governance, which is chaired by Mr. Tang, Our Board has determined that each member of the nominating and corporate governance is “independent” as defined in the applicable Nasdaq Capital Market or another national securities exchange rules. The nominating and corporate governance’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nominating and corporate governance and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Capital Market or another national securities exchange rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Capital Market or another national securities exchange, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq Capital Market or another national securities exchange has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq Capital Market or another national securities exchange rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq Capital Market or another national securities exchange rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

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Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our controlling shareholder, Big Treasure will beneficially own 100% of our total issued and outstanding Class B Ordinary Shares, representing 88.45% of the total voting power. However, assuming all warrants included in this offering are exercised resulting in the issuance of up to 48,375,000 Class A Ordinary Shares pursuant to the “zero exercise price” feature, Ms. Lee, through Big Treasure, will control 35.75% of the voting power of our Ordinary Shares, in which case we would not longer be a “controlled company.” Assuming that Big Treasure retains over 50% of the voting power, we will be a “controlled company” as defined under Nasdaq Capital Market Listing Rule 5615(c), because our controlling shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. The exemption we intend to rely on is that our Independent Director Nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate governance

We intend to adopt a formal policy regarding board diversity and our nominating and corporate governance and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq Capital Market listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Capital Market. The application of such exceptions requires that we disclose each Nasdaq Capital Market corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Capital Market corporate governance standard. We intend to follow the requirements of the Nasdaq Capital Market, including the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Capital Market listing rules;

●	the requirement under Section 5605(d) of the Nasdaq Capital Market listing rules that a remuneration committee comprised solely of independent directors governed by a remuneration committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq Capital Market listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq Capital Market listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq Capital Market listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

In the event that we elect in the future to rely on home country practice in regards to corporate governance, we would not be obliged to follow the above listed Nasdaq Capital Market listing rules and investors may have fewer protections.

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Code of Conduct and Code of Ethics

We have a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at https://www.fitnesschamps.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market or another national securities exchange.

Insider Trading Policies

Effective October 23, 2000, the SEC adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Our Board has adopted an insider trading policy that allows insiders to sell securities of our Company pursuant to pre-arranged trading plans.

For the fiscal year ended December 31, 2024, we paid an aggregate of approximately S$690,000 in cash to our Executive Directors and Executive Officers. For the fiscal year ended December 31, 2023, we paid an aggregate of approximately S$188,000 in cash to our Executive Directors and Executive Officers, as set forth in the table below.

Bonuses are not payable pursuant to a bonus plan, but rather are made on a discretionary basis in consideration of contributions and profitability of the Company for the year under which such bonus was paid. The Company does not have a profit sharing or equity incentive plan.

Name	Title	Year	Salary (S$’000)	Bonus (S$’000)	Other Compensation(1) (S$’000)

Ms. Joyce Lee Jue Hui	Executive Director and Chief Executive Officer	2023	30	-	-
		2024	190	27	-
Mr. Koh Yong Mong	Executive Director and Chief Operating Officer	2023	30	-	-
		2024	175	26	-
Ms. Chia Nyoke Yee *	Principal Financial Officer	2023	-	-	-
		2024	-	-	-
Ms. Lian Lai Hong, Jerrica	Head of Administration / Business Development	2023	66	10.5	-
		2024	78	17	-
Mr. Yao Peikang	Head of Training	2023	-	-	51.6
		2024	54	5
Ms. Alice Teoh Teoh Siew Thim **	Chief Financial Officer	2023	-	-	-
		2024	109	9	-

Salary and bonus amounts shown are before contribution to the Singapore Central Provident Fund.

*Ms. Chia was hired in 2025.

**Ms. Teoh was hired in 2024 and resigned in 2025.

Employment Agreements

Employment Agreement between Ms. Lee and Fitness Champs Holdings Limited

We have entered into an employment agreement with Ms. Lee pursuant to which she will be employed as an Executive Director and the Chief Executive Officer of the Company. The agreement provides for an annual base salary equal to S$420,000. Under the terms of the agreement, Ms. Lee’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Ms. Lee shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

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Employment Agreement between Mr. Koh and Fitness Champs Holdings Limited

We have entered into an employment agreement with Mr. Koh pursuant to which he will be employed as an Executive Director and the Chief Operating Officer of the Company. The agreement provides for an annual base salary equal to S$240,000. Under the terms of the agreement, Mr. Koh’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. Koh shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Ms. Chia Nyoke Yee and Fitness Champs Holdings Limited

We have entered into an employment agreement with Ms. Chia pursuant to which she will be employed as our principal financial officer. The agreement provides for an annual base salary equal to $90,000. Under the terms of the agreement, Ms. Chia’s employment will continue indefinitely, subject to termination by either party to the agreement upon 30 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Chia shall not, during the term of the agreement and for 6 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Ms. Lian and Fitness Champs Holdings Limited

We have entered into an employment agreement with Ms. Lian pursuant to which she will be employed as the Head of Administration / Business Development. The agreement provides for an annual base salary equal to S$96,000. Under the terms of the agreement, Ms. Lian’s employment will continue indefinitely, subject to termination by either party to the agreement upon 60 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lian shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Mr. Yao and Fitness Champs Holdings Limited

We have entered into an employment agreement with Mr. Yao pursuant to which he will be employed as the Head of Training. The agreement provides for an annual base salary equal to S$72,000. Under the terms of the agreement, Mr. Yao’s employment will continue indefinitely, subject to termination by either party to the agreement upon 60 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Yao shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

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Directors’ Agreements

Each of our directors has entered into a Director’s agreement with the Company. There was no compensation paid to any Director in 2023 or 2024. The terms and conditions of such Director’s agreement are similar in all material aspects. Each Director’s agreement is for an initial term of one year and will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s agreement will remain in full force and effect. Any Director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ agreements, the initial annual director fees that are payable to our Independent Directors Nominees is as follows:

Mr. Lay	US$	50,000
Mr. Liu	US$	30,000
Mr. Tang	US$	30,000

In addition, our Directors are entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named Executive Officers;

●	each of our Directors and Director nominees; and

●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 1,133,334 Ordinary Shares issued and outstanding as at the date of this prospectus and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than 1 person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 7030 Ang Mo Kio, Avenue 5, #04-48, NorthStar@AMK, Singapore 569880.

None of our Named Executive Directors, Executive Officers or Independent Directors hold Class A Ordinary Shares and we are not aware of any 5% of greater shareholders who hold Class A Ordinary Shares. The following is table of holdings of Class B Ordinary Shares held by our Named Executive Directors, Executive Officers, Independent Directors, or 5% or greater shareholders:

	Class B Ordinary Shares Beneficially Owned Before this Offering		Class B Shares Beneficially Owned after this Offering
Name of Beneficial Owners	Number	Percentage %	Number	Percentage %

Named Executive Directors and Executive Officers:

Ms. Joyce Lee Jue Hui(1)	580,524	100	580,524	100

Mr. Koh Yong Mong	-	-	-	-

Ms. Chia Nyoke Yee	-	-	-	-

Ms. Lian Lai Hong, Jerrica	-	-	-	-

Mr. Yao Peikang	-	-	-	-

Independent Director Nominees:

Mr. Lay Shi Wei	-	-	-	-

Mr. Liu Junting Jason	-	-	-	-

Mr. Tang Poh Lu	-	-	-	-

Total held by Named Executive Directors and Executive Officers and Independent Directors:	580,524	100	580,524	100

5% or Greater Shareholders:

Big Treasure(2)	580,524	100	580,524	100

Total held by 5% of Greater Shareholders:	580,524	100	580,524	100

(1) Ms. Lee’s holdings are entirely through her holding of shares held by Big Treasure. Ms. Lee does not hold any Shares individually.

(2) Big Treasure is wholly-owned by Ms. Lee and reflects all shares held by Ms. Lee as she holds no Ordinary Shares individually. The total number of shares controlled by Ms. Lee through Big Treasure is reflected above under “Named Executive Directors and Executive Officers” as all of the Ordinary Shares she holds are held indirectly through her control of Big Treasure (580,524 shares).

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

For the fiscal years ended December 31, 2025, 2024 and 2023 and as of the date of this prospectus, the Group had the following related party transactions, as identified in accordance with the rules prescribed under Form F-1.

Related Party	Relationship with our Group

Ms. Lee	She is our Executive Director and controlling shareholder of our Company.

	For the years ended December 31,
Nature of transactions	2023	2024	2025
	S$’000	S$’000	S$’000
Director/Shareholder
- Reimbursement fund for expenses paid on behalf of the Company*	3,898	279	16
- Coach fee and salary paid on behalf by Joyce Lee Jue Hui*	(2,518)	-	-
- Other expenses paid on behalf by Joyce Lee Jue Hui	(709)	(279)	(16)
- Dividend payout to Joyce Lee Jue Hui	(1,236)	-	-
- Loan advance to the Company	-	(1,254)	(730)
- Repayment of loan	-	125	200

*	Historically, Ms. Lee made salary payments, coaches’ fees, independent contractor fees and company expenses directly to minimize bank transaction fees. The Company transferred the funds to Ms. Lee and Ms. Lee paid these amounts directly. The Company ceased this practice from December 2023 for payment of coach fee and salary paid on behalf by Joyce Lee Jui Hui.

**	The financial information as of December 31, 2025 is derived from management accounts and has not been audited or reviewed by our independent registered public accounting firm.

The Company has an outstanding amount due to the director amounting to S$ nil and S$1,129,000 as of December 31, 2023 and 2024, respectively, which pertains to shareholder loans provided by Ms. Lee to the Company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000, and the total amount utilized for the related party loan as of the date of this prospectus is approximately S$1,659,000 (US$1,301,000). As of December 31, 2025, the balance on the loan was S$218,000 (US$147,000). We intend to repay the remaining balance of loan in full using proceeds from this offering. The loan was initially repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025, however, the repayment date was extended to August 31, 2025 and extended again to March 31, 2026. The loan agreement and extension agreement are attached as Exhibit 10.9 to this prospectus. As of the date of this prospectus, the outstanding balance has been fully repaid.

During the year ended December 31, 2025, the director provided additional advances to the Company amounting to S$730,000. These amounts are unsecured, interest-free and repayable on demand.

These related parties are controlled by the common shareholders of the Company.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act and the common law of Cayman Islands.

Our current authorized share capital is US$500,000 divided into (a) 5,333,333,333.33° Class A Ordinary Shares of a nominal or par value of US$0.000075 each, (b) 666,666,666.66° Class B Ordinary Shares of a nominal or par value of US$0.000075 each, and (c) 666,666,666.66° preferred shares of a nominal or par value of US$0.000075 each of which 565,556 Class A Ordinary Shares of a nominal or par value of US$0.000075 each and 580,524 Class B Ordinary Shares of a nominal or par value of US$0.000075 each are issued and outstanding.

On March 20, 2026, our shareholders approved a reverse share split at a ratio range of not less than 2 shares to 1 and up to 250 shares to 1, with the exact ratio to be determined by our board of directors. On March 24, 2026, our board of directors approved a 30:1 reverse share split of our issued and unissued shares, to be effective on a date to be further determined by our board of directors, such that upon the reverse share split becoming effective, the share capital of our Company will become US$500,000 divided into (a) 177,777,777.78° (or equivalent in fractions) class A ordinary shares of a nominal or par value of US$0.00225 each; (b) 22,222,222.22° (or equivalent in fractions) class B ordinary shares of a nominal or par value of US$0.00225 each; and (c) 22,222,222.22°(or equivalent in fractions) preferred shares of a nominal or par value of US$0.00225 each. Unless otherwise indicated, all share and per share information in this prospectus supplement does not reflect this reverse share split as it is not yet effective.

All of our Class A Ordinary Shares to be issued in the offering will, subject to the Company receiving consideration for the full issue price thereof (which shall equal to at least the aggregate par value of such shares), be issued as fully paid.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Share Rights. Class A Ordinary Shares and Class B Ordinary Shares shall, except as otherwise provided in the Amended and Restated Memorandum and Articles of Association, carry equal rights and rank pari passu with one another:

Holders of Class A Ordinary Shares shall, subject to the Amended and Restated Memorandum and Articles of Association, have the following rights:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally, be entitled to enjoy all of the rights attaching to shares.

Holders of Class B Ordinary Shares shall, subject to the Amended and Restated Memorandum and Articles of Association, have the following rights:

(a)	As regards conversion

For purposes of the below:

“Conversion Date” means “in respect of a Conversion Notice means the day on which that Conversion Notice is delivered”.

“Conversion Notice” means “a written notice delivered to the Company at its registered office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Amended and Restated Memorandum and Articles of Association.”

“Conversion Number” means “in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate.”

“Conversion Rate” means “at any time, on a 1:1 basis.”

“Conversion Right” in respect of a Class B Ordinary Share means “the right of its holder, subject to the provisions of the Amended and Restated Memorandum and Articles of Association and to any applicable fiscal or other laws or regulations including the Companies Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion.”

(i)	Subject to the provisions in the Amended and Restated Memorandum and Articles of Association and to compliance with all fiscal and other laws and regulations applicable thereto, including the Companies Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

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(ii)	Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Share calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and such other evidence (if any) as the directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the directors may reasonably require). Upon conversion, the Company shall procure that upon request by the relevant member, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders of the Class A Ordinary Shares and Class B Ordinary Shares, as the case may be. Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(iii)	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected in such manner as permissible under the laws of the Cayman Islands including by way of a re-designation and re-classification of the relevant Class B Ordinary Share as a Class A Ordinary Share or by way of a repurchase or redemption of the relevant Class B Ordinary Share in consideration of the issue of relevant Class A Ordinary Share. All Class A Ordinary Shares so converted shall carry such rights and restrictions and which shall rank pari passu in all respects with the Class A Ordinary Shares then in issue. Such conversion shall become effective forthwith upon entries being made in the Register of Members of the Company to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares or repurchase or redemption of the relevant Class B Ordinary Shares and issue of Class A Ordinary Shares.

(iv)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall:

(1)	at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and

(2)	not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

(b)	As regards Voting Rights

Holders of shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares held in accordance with the Amended and Restated Memorandum and Articles of Association), vote together as one class on all matters submitted to a vote for members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to fifty (50) votes on all matters subject to the vote at general meetings of the Company.

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(c)	As regards Transfer

Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into an equal number of Class A Ordinary Shares unless the holder of the Class B Ordinary Shares and the board of directors consent in writing to the retention of Class B Ordinary Shares status by the transferee.

For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Company’s Register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares upon the Company’s registration of the third party or its designee as a member holding that number of Class A Ordinary Shares in the Register of Members unless the original holder of the Class B Ordinary Shares (i.e. the chargor) and the board of directors consent in writing to the retention of Class B Ordinary Shares status by the transferee.

Resolution of Shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

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●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares for which the offer is made, the offeror may, within a two-month period commencing from such acceptance, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion or lack of compliance with the statutory requirements.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Amended and Restated Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Amended and Restated Memorandum and Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Amended and Restated Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

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How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://www.fitnesschamps.sg. or through phone number +65 6334 3831.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Our Company was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value of US$0.001 each. Following incorporation, one ordinary share was transferred to Ms. Lee for cash at par. Ms. Lee then transferred such one share to her wholly-owned company, Big Treasure, on June 19, 2024. On December 15, 2023, Fuji entered into an agreement with Ms. Lee to acquire 4.90% of the issued share capital of the proposed holding company of Fitness Champs and Fitness Aquatics for US$470,000. On June 19, 2024, Big Treasure, Easy Builder, Creative Path, Fuji, Biostar, and True Height subscribed for approximately 64.72%, 19.09%, 4.90%, 4.90%, 4.44% and 1.95% of the issued share capital of our Company respectively. On June 19, 2024, Big Treasure and Fuji transferred their entire equity interest in Northen Star to us. On September 5, 2025, we issued 2,000,000 Ordinary Shares in connection with our initial public offering

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PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated April 17, 2026, we have engaged Univest Securities, LLC to act as our sole placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Class A Ordinary Shares (or the Pre-Funded Warrants in lieu thereof) and the Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering. We expect to hold the closing on April 20, 2026. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of 3,225,000 Class A Ordinary Shares, 3,225,000 Pre-Funded Warrants, and may results in the issuance of up to 48,375,000 Class A Ordinary Shares upon exercise of the Warrants at a zero exercise price being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about April 20, 2026.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering.

		Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant		Total
Public offering price	$		$	$
Placement agent commissions	$		$	$
Proceeds, before expenses, to us	$		$	$

We have agreed to pay to the placement agent commissions equal to 5% of the aggregate gross proceeds raised in this offering. We have agreed to pay to the placement agent by deduction from the net proceeds of this offering a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering for its non-accountable expenses.

We have also agreed to pay or reimburse the placement agent up to $100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately US$ million, which amount includes (i) a placement agent’s commissions of US$; (ii) the placement agent’s non-accountable expense allowance in the amount of US$100,000 in connection with this offering; and (iii) other estimated expenses of approximately US$ which include legal, accounting, printing costs, and various fees associated with the offering of our Class A Ordinary Shares.

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Lock-Up Agreements

Our Company, our directors, executive officers, and beneficial owners of 5% or more of our outstanding Class A Ordinary Shares have entered into lock-up agreements. Under these agreements, these parties have agreed, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any Class A Ordinary Shares or Class B Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Class A Ordinary Shares or Class B Ordinary Shares for 90 days from the closing date (as defined in Securities Purchase Agreement) without the prior consent of the placement agent.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including by gift, will, or intestate succession.

Listing

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the ticker symbol “FCHL” on September 4, 2025. There is no established public trading market for the Pre-Funded Warrant or the Warrants, and we do not intend to list the Pre-Funded Warrant or the Warrants on any national securities exchange or trading system. We do not plan to list the Pre-Funded Warrants or the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

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Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of our securities, whether by way of sale or subscription, in the Cayman Islands. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA (where applicable) and Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

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(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) (where applicable), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), none of our securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of our securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of our securities shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of our securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any of our securities being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that our securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase or subscribe for any of our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 3,225,000 Class A Ordinary Shares issued. In addition, the warrants issued in this offering are exercisable for up to 3,225,000 Class A Ordinary Shares on a one-for-one basis. However, pursuant to the “zero exercise price” feature, the number of Class A Ordinary Shares issuable upon exercise of the Warrants may be significantly greater, subject to a maximum aggregate issuance of 48,375,000 Class A Ordinary Shares.

All of the Class A Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Class A Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares. Until our recent public offering, there has been no public market for our Class A Ordinary Shares, and, we cannot assure you that a consistent trading market will develop in the Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than six months but not more than one year may sell such Class A Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than one year may freely sell our Class A Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding Class A Ordinary Shares; or

●	the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased Class A ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Plan of Distribution—Lock-Up Agreements.”

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering in a best-efforts offering the Units at the assumed public offering price of $1.55 per Unit. The initial public offering price per Unit in the Offering will be determined by us based on negotiations with the placement agent on behalf of the prospective investors in the Offering, which will be based on latest market price prior to the pricing of the Offering. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on April 17, 2026 was $1.55 per Class A Ordinary Share.

Each Unit consists of one Class A Ordinary Share (or a Pre-Funded Warrant in lieu thereof) and one Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares or the Pre-Funded Warrants in lieu thereof can each be purchased in this offering only with the accompanying the Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The Pre-Funded Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by the filed exhibit.

Prospective investors should carefully review the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable prospective investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and have the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Class A Ordinary Shares equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

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Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event that (i) we effect a merger or consolidation where another entity or group acquires more than 50% of our voting power of the shares, (ii) we sell or dispose of all or substantially all of our assets, (iii) purchase offer, tender offer or exchange offer are accepted by holders of more than 50% of our voting power of the shares, (iv) we effect any reclassification, reorganization or recapitalization of our Class A Ordinary Shares or any compulsory share exchange, or (v) we consummate a stock or share purchase agreement or other business combination where another entity or group acquires more than 50% of our voting power (each a “fundamental transaction”), then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such fundamental transaction (the “alternate consideration”). The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Pre-Funded Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Pre-Funded Warrants and, at the holder’s option, deliver a security substantially similar to the Pre-Funded Warrants that protects the economic value of the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of Class A Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

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No Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Warrants

The Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of the Warrant for a complete description of the terms and conditions applicable to the Warrant.

Exercise Price

The initial exercise price per Class A Ordinary Share purchasable upon exercise of the Warrant is $2.635 per share, equal to 170% of the offering price per Unit. The exercise price of the Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares. The initial exercise price of $2.635, equal to 170% of the offering price per Unit for each of the Warrants was determined at 170% of the assumed public offering price of $1.55 per Unit. The exercise price may be subject to adjustments as described in the Warrant. Such adjustments occur in the following circumstances: (i) if the Company effects any share splits, combinations, reclassifications, or share dividends, the exercise price may be adjusted proportionately; and (ii) in the event of certain corporate transactions such as mergers or reorganizations, the exercise price may be adjusted to reflect the consideration received by holders of Class A Ordinary Shares in the transaction.

Exercisability

Each Warrant is exercisable at the option of the holder at any time on or after the issuance date until six month of the issuance date.

Each Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise or zero exercise price option as discussed below).

A holder may not exercise any portion of the Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

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Cashless Exercise and Zero Exercise Price Option

If and only if at the time of any exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A Ordinary Shares underlying the Warrants to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price formulas determined under the Warrants; (B) = the exercise price of the Warrants; and (X) = the number of warrant shares that would be issuable upon exercise of such Warrants by means of a cash exercise rather than a cashless exercise. Subject to customary adjustments for share dividends, splits or other changes in share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Warrants is 3,225,000.

A holder of the Warrants may, at any time and in its sole discretion, exercise its Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the Low Price is lower than the then applicable Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Notwithstanding the cash exercise at the initial exercise price of $2.635 per Class A Ordinary Share and the cashless exercise based on the same initial exercise price, the zero exercise price option allows exercise of the Warrants for no additional consideration. In addition, the number of Class A Ordinary Shares that investors will receive under the zero exercise price option will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. As a result, there is no practical or financial incentive for holders of the Warrants to exercise the Warrants via cash exercise or cashless exercise and we do not expect to receive any proceeds from the exercise of the Warrants overall.

Company Redemption Option

The Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if (i) the daily volume weighted average trading price of the Class A Ordinary Shares of the Company exceeds 250% of the offering price for ten consecutive trading days and (ii) the average daily trading value of the Class A Ordinary Shares of the Company for such ten-trading day period exceeds $150,000, then we may upon 30 days’ notice call for redemption of all or any portion of the Warrants that have not been exercised for consideration equal to $0.0001 per Class A Ordinary Share.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Warrant will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Warrants and, at the holder’s option, deliver a security substantially similar to the Warrants that preserves its economic value. Additionally, at the option of holders of the Warrants, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Warrants for cash equal to its Black Scholes value (as provided in the Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Warrants, the Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Warrants may be amended or waived with our written consent and the written consent of the holder.

Warrant Certificate

The Warrants will be issued in certificated form.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s commissions, which are expected to be incurred by us in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	4,970
FINRA Filing Fee	US$	3,500
Printing expenses	US$	7,500
Legal and accounting fees and expenses	US$	150,000
Miscellaneous	US$	15,000
Total	US$	180,970

These expenses will be borne by us.

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LEGAL MATTERS

We are being represented by TroyGould PC with respect to certain legal matters of U.S. federal securities.

The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

Jun He Law Offices LLC is acting as counsel to the placement agent with respect to certain legal matters as to United States federal securities law in connection with this offering.

EXPERTS

The financial statements as of December 31, 2023 and 2024, and for each of the three years in the period ended December 31, 2022, 2023 and 2024 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our Executive Officers, Directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

114

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

Fitness Champs Holdings Limited

Unaudited Interim Consolidated Balance Sheets

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of
				June 30,	June 30,
	Note	December 31, 2024 (audited)		2025 (Unaudited)	2025 (Unaudited)
		S$’000		S$’000	US$’000 Note 2(d)
ASSETS

Current assets:
Cash and cash equivalents		314		474	372
Accounts receivable	4	-		40	31
Deposits, prepayments and other receivables	5	1,371		1,516	1,188
Total current assets		1,685		2,030	1,591

Non-current assets:
Property and equipment, net	6	584		560	439
Intangible assets	7	58		82	64
Right-of-use asset	8	37		19	15
Total non-current assets		679		661	518

TOTAL ASSETS		2,364		2,691	2,109

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	9	719		838	657
Bank borrowings	10	62		9	7
Lease liabilities	8	37		19	15
Amount due to director	11	1,129		1,659	1,301
Income tax payable		4		4	3
Total current liabilities		1,951		2,529	1,983

Non-current liabilities:
Bank borrowings	10	398		395	309
Lease liabilities	8	-		-	-
Total non-current liabilities		398		395	309

TOTAL LIABILITIES		2,349		2,924	2,292

Commitments and contingencies		-		-	-

Shareholders’ equity:
Ordinary share, par value US$0.000075, 6,666,666,666.67 shares authorized, 1,000,000 shares issued and outstanding *	12	-	**	- **	- **
Additional paid-in capital		11		11	8
Retained earnings (Accumulated losses)		4		(244)	(185)
Forex reserve		-		-	(6)
Total shareholders’ equity (deficit)		15		(233)	(183)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		2,364		2,691	2,109

*	Retrospectively presented for the effect of (i) the issuance of 1 ordinary share on February 15, 2024 in preparation of the Company’s initial public offering , (ii) the 1:200 share sub-division and 5,000,000 share surrender approved on October 2, 2024 and (iii) the 15 for 1 reverse share split effected on February 12, 2026. (Note 1)

**	Below S$1,000/US$1,000

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-2

Fitness Champs Holdings Limited

Unaudited Interim Consolidated Statements of Income and Comprehensive Income (Loss)

(Amount in thousands, except for share and per share data, or otherwise noted)

	Six Months Ended June 30,
	2024	2025	2025
	S$’000	S$’000	US$’000
Revenues	$2,226	2,162	1,638
Cost of revenues	(1,450)	(1,538)	(1,166)
Gross profit	776	624	472
Operating expenses
Selling and distribution expenses	(38)	(205)	(155)
General administrative expenses	(562)	(763)	(578)
Total operating expenses	(600)	(968)	(733)

Profit (Loss) from operations	176	(344)	(261)

Other income (expense)
Interest income	5	- **	- **
Interest expense	(13)	(11)	(8)
Government grants	2	91	69
Rental income	13	16	12
Total other income, net	7	96	73

Income (Loss) before income tax	183	(248)	(188)

Income tax expense	-	-	-

NET INCOME (LOSS)	183	(248)	(188)

Other comprehensive income (loss)
Foreign currency adjustments	-	-	(6)

TOTAL COMPREHENSIVE INCOME (LOSS)	183	(248)	(194)

Earnings (Loss) per ordinary share
Basic and diluted	183	- **	- **

Weighted average number of ordinary shares
Basic and diluted*	1	1,000,000	1,000,000

*	Retrospectively presented for the effect of (i) the issuance of 1 ordinary share on February 15, 2024 in preparation of the Company’s initial public offering, (ii) the 1:200 share sub-division and 5,000,000 share surrender approved on October 2, 2024 and (iii) the 15 for 1 reverse share split effected on February 12, 2026. (Note 1)

**	Below S$1,000/US$1,000

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-3

Fitness Champs Holdings Limited

Unaudited Interim Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

(Amount in thousands, except for share and per share data, or otherwise noted)

	Ordinary Shares			Additional	Retained earnings	Shareholders’
	Number of Shares*	Amount		Paid-in Capital	(Accumulated Deficit)	equity (deficit)
		S$		S$’000	S$’000	S$’000
Balance as of January 1, 2024	1	-	**	11	132	143
Share issued during the year	999,999	-		-	-	-
Net income	-	-		-	183	183
Dividends	-	-		-	(300)	(300)

Balance as of June 30, 2024	1,000,000	-	**	11	15	26

Balance as of January 1, 2025	1,000,000	-	**	11	4	15
Net loss	-	-		-	(248)	(248)
Balance as at June 30, 2025	1,000,000	-	**	11	(244)	(233)

	Ordinary Shares			Additional	Retained earnings		Shareholders’
	Number of Shares*	Amount		Paid-in Capital	(Accumulated Deficit)	Forex reserve	equity (deficit)
		US$		US$’000	US$’000	US$’000	US$’000
Balance as of January 1, 2025	1,000,000	-	**	8	3	-	11
Net loss	-	-		-	(188)	-	(188)
Foreign currency translation	-	-		-	-	(6)	(6)

Balance as of June 30, 2025	1,000,000	-	**	8	(185)	(6)	(183)

*	Retrospectively presented for the effect of (i) the issuance of 1 ordinary share on February 15, 2024 in preparation of the Company’s initial public offering, (ii) the 1:200 share sub-division and 5,000,000 share surrender approved on October 2, 2024 and (iii) the 15 for 1 reverse share split effected on February 12, 2026. (Note 1)

**	Below S$1,000/US$1,000

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-4

Fitness Champs Holdings Limited

Unaudited Interim Consolidated Statements of Cash Flows

(Amount in thousands, except for share and per share data, or otherwise noted)

	Six Months Ended June 30,
	2024	2025	2025
	S$’000	S$’000	US$’000
Cash Flows From Operating Activities:
Net profit (loss)	$183	$(248)	(188)
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Amortization and depreciation	40	49	37
Interest expense	11	10	7
Interest on lease liability	2	1	1
Interest income	(5)	- *	- *
Unrealised forex translation	-	-	(96)
Changes in operating assets and liabilities:
Accounts receivable	(118)	(40)	(34)
Deposits, prepayments and other receivables	(12)	(144)	(114)
Accounts payable and accrued liabilities	35	119	94
Income tax payable	(140)	-	-
Net cash used in operating activities	(4)	(253)	(293)

Cash Flows From Investing Activities:
Interest income	5	- *	- *
Purchase of property and equipment	(29)	- *	- *
Purchase of intangible asset	(23)	(31)	(23)
Net cash used in investing activities	(47)	(31)	(23)

Cash Flows From Financing Activities:
Dividend paid	(300)	-	-
Amount due from director	518	530	568
Payment of transaction cost in connection to the issuance of shares	(456)	-	-
Repayment of bank borrowings	(56)	(57)	(45)
Interest paid on bank borrowings	(11)	(10)	(7)
Principal payment of lease liabilities	(17)	(18)	(14)
Payment of interest on lease liabilities	(2)	(1)	(1)
Net cash (used in) provided by financing activities	(324)	444	501

Effects of exchange rate changes on cash and cash equivalents	-	-	(43)

Net changes in cash and cash equivalents	(375)	160	142
Cash and cash equivalents at beginning of the period	815	314	230
Cash and cash equivalents at end of the period	$440	$474	372

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$(13)	$(11)	(8)
Cash paid for income tax	$(140)	$-	-
Interest income received	$5	$-	-

*	Below S$1,000/US$1,000

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-5

Fitness Champs Holdings Limited

Notes to the Unaudited Interim Consolidated Financial Statements

June 30, 2025 and 2024

Note 1. Organization, Description of Business and Going Concern

Fitness Champs Holdings Limited

Fitness Champs Holdings Limited was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. The authorized share capital was US$500,000 divided into 500,000,000 Ordinary shares, par value US$0.001 each at the time of incorporation. The initial one share was transferred to Ms. Lee on the same date for cash at par.

Fitness Champs Pte Ltd

Fitness Champs Pte Ltd (“Fitness Champs”) was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited (“Northen Star”), our direct wholly-owned subsidiary following an internal group reorganization on June 19, 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Champs of 10,000 shares to Northen Star. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Champs Aquatics Pte Ltd

Fitness Champs Aquatics Pte Ltd (“Fitness Aquatics”) was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which is held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on June 19, 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Aquatics of 1,000 shares to Northen Star. Fitness Aquatics provides sports education in the form of private swimming lessons.

Northen Star

On December 12, 2023, Northen Star was incorporated in the British Virgin Islands with limited liability. Northen Star is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00 each and the initial 1,000 shares were held by Ms. Lee.

F-6

Fitness Champs Excellence Sports Academy LLC

Fitness Champs Excellence Sports Academy LLC (“Fitness Academy”) was incorporated in United Arab Emirates on 30 October 2025. Fitness Aquatics is our wholly-owned subsidiary and has an issued share capital of 100 shares, all of which is held by Fitness Champs Aquatics Pte Ltd, our direct wholly-owned subsidiary. Fitness Academy provides sports education in the form of private swimming lessons.

Reorganization

On June 19, 2024, the initial one share of the Company was transferred by Ms. Lee to Big Treasure Investments Limited (“Big Treasure”) and each of Big Treasure, Biostar Developments Limited (“Biostar”), Easy Builder Limited (“Easy Builder”), Creative Path Holdings Limited (“Creative Path”), True Height Limited (“True Height”) and Fuji Investment Limited (“Fuji”) subscribed for 64,717; 4,440; 19,090; 4,900; 1,950; and 4,900 shares respectively for cash at par resulting in Big Treasure, Biostar, Easy Builder, Creative Path, True Height, and Fuji holding approximately 64.72%; 4.44%; 19.09%, 4.90%, 1.95% and 4.90%, respectively, of Fitness Holdings’ entire issued share capital (the “Restructuring”).

On the same day, and contemporaneous with the above transaction, Ms. Lee transferred her entire shareholding interests in Northen Star, being the 951 shares of Northen Star to Fitness Holdings and Fuji transferred its entire shareholding interest in Northen Star (being 49 shares of Northen Star) to Fitness Holdings. The consideration is settled by Fitness Holdings allotting and issuing one share to Big Treasure (as Ms. Lee’s nominee) and one share to Fuji, credited as fully paid. Following such issue, Fitness Holdings issued share capital would be 100,000 shares held as 64,719; 4,440, 19,090; 4,900; 1,950; and 4,901; by Big Treasure, Biostar, Easy Builder, Creative Path, True Height and Fuji, respectively.

On October 2, 2024, the Board of Directors approved a restructuring of the Company’s share capital in connection with its proposed initial public offering. The authorised share capital of the Company, previously consisting of 500,000,000 ordinary shares with a par value of US$0.001 each, was subdivided on a 1:200 basis into 100,000,000,000 ordinary shares of par value US$0.000005 each (the “Share Sub-Division”). Immediately following the Share Sub-Division, the shareholders surrendered an aggregate of 5,000,000 ordinary shares of par value US$0.000005, reducing the Company’s issued share capital from 20,000,000 shares to 15,000,000 shares.

The Restructuring is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Restructuring, which requires retrospective combination of the Company, Northen Star, Fitness Champs and Fitness Aquatics for all periods presented. The unaudited interim consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of December 31, 2024.

After the Restructuring, the Company wholly owns Northen Star, which is domiciled in the British Virgin Islands. Northen Star in turn wholly owns Fitness Champs and Fitness Aquatics, which are all incorporated and domiciled in Singapore. The Company is headquartered in Singapore and conducts its operations domestically.

On February 12, 2026, our board of directors approved a 15:1 reverse share split of our issued and authorized shares, such that the share capital of the Company will be US$500,000 divided into (a) 5,333,333,333.33 Class A Ordinary Shares of a nominal or par value of US$0.000075 each, (b) 666,666,666.66 Class B Ordinary Shares of a nominal or par value of US$0.000075 each, and (c) 666,666,666.66 preferred shares of a nominal or par value of US$0.000075.

F-7

Corporate Structure

Details of the Company and subsidiaries as of June 30, 2025 are set out below:

Name	Incorporation Date	Percentage of effective ownership	Place of Incorporation	Fiscal Year	Principal Activities
Fitness Champs Holdings Ltd	February 15, 2024	-	Cayman Islands	December 31	Investment holding
Northen Star Limited	December 12, 2023	100	British Virgin Islands	December 31	Investment holding
Fitness Champs Pte Ltd	December 5, 2012	100	Singapore	December 31	Principally engaged in the providing sport of swimming in public schools in Singapore
Fitness Champs Aquatics Pte Ltd	July 15, 2015	100	Singapore	December 31	Principally engaged in the providing sport of swimming for private sector students
Fitness Champs Excellence Sports Academy LLC	October 30, 2025	100	Dubai	December 31	Principally engaged in the providing sport of swimming for private sector students

Going concern

As of June 30, 2025, the Company’s negative operating cash flow and net current liability position raise substantial doubt about the Company’s ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1. Ongoing support from the director, demonstrated by the substantial related-party financing.

2. Potential equity financing or capital infusion as indicated by the historical increase in paid-in capital.

3. Cost management and lean operations.

4. Revenue improvement initiatives not reflected in balance sheet alone.

The Group also established a new subsidiary in Emirate of Dubai in October 30, 2025 in connection with its planned expansion, with operations scheduled to commence on January 1, 2026. Although management expects the expansion to provide future revenue opportunities, it is still at an early stage and its potential financial impact has not been factored into the going concern assessment.

If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. These unaudited interim consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

F-8

Note 2. Summary of Signification Accounting Policies

The accounting policies applied for the six months ended June 30, 2025 and 2024 are consistent with those of the audited consolidated financial statements for the years ended December 31, 2024 and 2023, as described in those audited consolidated financial statements, except for the adoption of any new and amended accounting principles generally accepted in the United States of America (“US GAAP”) effective after the year ending December 31, 2024 which are relevant to the preparation of the June 30, 2025 unaudited interim consolidated financial statements.

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

Use of estimates

The preparation of the unaudited interim consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited interim consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates and judgments.

In preparing the unaudited interim consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements for the year ended December 31, 2024 and 2023.

Basis of Consolidation

The unaudited interim consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The unaudited interim consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the year ended December 31, 2024 and period ended June 30, 2024 and 2025. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

F-9

Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The accompanying consolidated financial statements are presented in the Singapore Dollar (“S$”), which is the reporting currency of the Company. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Translations of the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and comprehensive income and unaudited interim consolidated statements of cash flows from S$ into US$ as of and for the period ended June 30, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = S$1.2758, as set forth in the statistical release of the Federal Reserve System on June 30, 2025. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2025, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

Accounts Receivable

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at June 30, 2025 and 2024.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

F-10

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer & software	3 years
Fixtures and fittings	3 years
Leasehold industrial property	Over the remaining lease term
Renovations	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Expected useful life
Software	5 years

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment, right of use and intangible assets owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue Recognition

The Company receives a certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue on a gross basis to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

F-11

The Company currently generates its revenue from the following main sources:

Revenue from goods sold and services provided

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discounts and referral rebates.

(i) School-based Swimming Lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(iii) Sales of merchandise

Revenue from sales of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled.

Selling and Distribution

Selling and distribution expenses include the costs of advertising, promotions and entertainment expenses.

Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”).

Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-12

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the year ended December 31, 2024 and period ended June 30, 2025, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2024 and June 30, 2025, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews unaudited interim consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only two reportable segments. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-13

Commitments and Contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Concentration of credit risk

Financial instruments consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of June 30, 2024 and 2025, cash and cash equivalents of $314,431 and $474,299 were maintained at financial institutions in Singapore, of which approximately $314,431 and $474,299 respectively was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

Interest rate risk

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of June 30, 2024 and 2025, the borrowing interest rates were at the range of 2.5% to 4.86% and at the rate of 4.77%, respectively. Interest rate risk is the risk that the fair value of future cash flows of the Company’s financial instruments will fluctuate because of the change in market interest rates. The Company’s exposure to interest rates risk arises mainly from its interest-bearing financial liabilities. The Company periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels. The interest-bearing financial liabilities are usually at fixed interest rates except for the property loan. The Company does not utilize interest rate derivatives to minimize its interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Fair value measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

F-14

Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from director, accounts payable and accrued liabilities are approximated at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent Accounting Pronouncements

All new standards and amendments that are effective for annual reporting period commencing January 1, 2025 have been applied by the Company for the six months ended June 30, 2025. The adoption did not have material impact on the unaudited interim consolidated financial statements of the Company. A number of new standards and amendments to standards have not come into effect for the year beginning January 1, 2025, and they have not been early adopted by the Company in preparing these unaudited interim consolidated financial statements. None of these new standards and amendments to standards is expected to have a significant effect on the unaudited interim consolidated financial statements of the Company.

Note 3 – Disaggregation of revenue

	Periods Ended June 30,
	2024	2025
	S$’000	S$’000
Revenue recognition at a single point in time:
Sales of merchandise	4	4

Revenue recognition over time:
Swim fees	2,222	2,158
	2,226	2,162

Note 4 - Accounts receivable

As of December 31, 2024 and June 30, 2025, the Company’s accounts receivable amounted to S$ nil and S$40,000, respectively.

For the year ended December 31, 2024 and financial period ended June 30, 2025, the Company has not made the allowance for doubtful accounts and charged to the unaudited interim consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

F-15

Note 5 - Deposits, prepayments and other receivables

At June 30, 2025 and December 31, 2024, deposits, prepayments and other receivables consisted of the following:

	December 31,	June 30,
	2024	2025
	S$’000	S$’000
Deposits	32	8
Prepayments	1,286	1,468
Other receivables	53	40
	$1,371	1,516

Prepayments are costs incurred directly related to the proposed Public Offering and will be charged against the proceeds received upon completion of the offering, should the offering be unsuccessful, these deferred costs will be charged to the statement of operations.

Note 6 - Property and equipment, net

At December 31, 2024 and June 30, 2025, property and equipment consisted of the following:

	December 31,	June 30,
	2024	2025
	S$’000	S$’000
Computer and software	50	50
Furniture and fittings	11	11
Leasehold industrial property	535	535
Renovations	68	68
	664	664
Accumulated depreciation	(80)	(104)
Property and equipment, net	$584	$560

Leasehold Industrial Property under Operating Lease

The Company owns a leasehold industrial property which is classified under property and equipment, as it is not held for sale or for investment purposes. Although the property is currently leased to third parties under operating lease arrangements, its classification as property and equipment is appropriate under U.S. GAAP because the property is not held for capital appreciation or investment income, and rental activities are not part of the Company’s principal operations. The carrying value of the leased industrial property as of December 31, 2024 and June 30, 2025 is approximately to $523,000 and $506,000.

Rental income recognized for the years ended June 30, 2024 and 2025 were S$13,000 and $16,000, respectively.

Depreciation expenses for the period ended June 30, 2024 and 2025 were approximately to S$24,000 and S$24,000, respectively, recognize under general and administrative expenses.

Note 7- Intangible assets

Intangible assets consisted of the following:

	December 31, 2024	June 30, 2025
	S$’000	S$’000

At cost:
Purchase software	59	90
Less : Amortization	(1)	(8)
Total	58	82

Amortization expense for the period ended June 30, 2024 and 2025 were approximately to S$ 1,000 and S$8,000, respectively, recognize under general and administrative expenses.

F-16

Note 8 - Right of use assets and operating lease liability

Operating lease

On December 8, 2023, the Company entered into a new lease agreement for a lease term of two years for an office in Singapore. The Company is committed to pay a total rental fee of approximately S$77,000 for the full lease term.

Operating leases are included in the right-of-use assets, other current liabilities and long-term lease liabilities on the unaudited interim Consolidated Balance Sheets. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company used a weighted average incremental borrowing rate of 5.25% to determine the present value of the lease payments. The weighted average remaining life of the lease was 1 year.

As of December 31, 2024, right-of-use assets were S$37,000 and lease liabilities were S$37,000.

As of June 30, 2025, right-of-use assets were S$19,000 and lease liabilities were S$19,000.

Information pertaining to lease amounts recognized in the unaudited interim consolidated financial statements is summarized as follows:

	Operating leases
	S$’000

Periods Ended June 30, 2025	$19
Less: Imputed interest	-	*
Present value of operating lease liabilities	19

Operating lease liabilities – current	$19

Note 9 - Accounts payable and accrued liabilities

At June 30, 2025 and December 31, 2024, accounts payable and accrued liabilities consisted of the following:

	December 31, 2024	June 30, 2025
	S$’000	S$’000
Accounts payable	$79	$4
Other payables	21	239
Accrued expenses	168	137
Deposits received	99	98
Deferred revenue	352	360
	$719	$838

Deferred revenue is a contract liability that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in “deferred revenue” account is shifted to a revenue account.

F-17

Note 10 - Bank borrowings

At June 30, 2025 and December 31, 2024, bank borrowings consisted of the following:

	Term of	Annual	December 31	June 30
	repayments	interest rate	2024	2025
			S$’000	S$’000

Term loans (unsecured)	Within 5 years	2.50%	53	-
Property loan (secured)	Within 27 years	(Dec 24) 4.82%/ (June 25) 4.77%	407	404
Total:			460	404

Representing: -
Within 12 months			62	10
Between 2 – 3 years			20	20
Over 3 – 5 years			22	22
Over 5 years			356	352
			460	404

Term loan of S$500,000 was an unsecured borrowing from OCBC bank in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of the business. The term loan has matured by June 30, 2025.

Mortgage loan of S$420,000 was a secured borrowing from OCBC bank in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. The variable interest rate has been revised to 4.77% as at June 30, 2025 by OCBC bank. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Joyce Lee Jue Hui, director and shareholder of the Company.

Note 11 - Amount due to director

Amount due to director

The amount due to director pertains to shareholder loans provided by Ms. Lee to the company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025, to be extended to March 31, 2026.

The amounts are unsecured, interest-free and repayable on demand.

Note 12 - Equity

Authorized Shares

As of June 30, 2025, the Company had authorized share capital of US$500,000 divided into 100,000,000,000 ordinary shares with a par value of US$0.000005 per share, prior to the re-designation and re-classification of shares in January 2026 and the reverse share split in February 2026.

Issued and Outstanding Shares

As of June 30, 2025, the Company had 15,000,000 ordinary shares issued and outstanding.

On September 4, 2025, the Company completed the issuance of an additional 2,000,000 ordinary shares in connection with its initial public offering, resulting in 17,000,000 ordinary shares issued and outstanding immediately thereafter.

On January 23, 2026, shareholders approved a re-designation of the Company’s share capital into Class A ordinary shares, Class B ordinary shares and preferred shares. On February 12, 2026, the Company effected a 15-for-1 reverse share split of its issued and authorized shares.

As a result of the reverse share split:

1. The 15,000,000 ordinary shares outstanding as of June 30, 2025 were consolidated into 1,000,000 shares, on a retroactive basis.

2. The 17,000,000 ordinary shares outstanding immediately prior to the reverse share split were consolidated into 1,133,333.33 shares.

In accordance with ASC 260, all share and per share amounts presented in these unaudited interim consolidated financial statements have been retrospectively adjusted to reflect the 15-for-1 reverse share split.

No preferred shares were issued and outstanding as of June 30, 2025.

F-18

Note 13 – Revenue by segment

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has two operating segments as defined by ASC 280 as follow:

1.	Swim fees
2.	Sales of merchandise

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit, as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

	For the period ended June 30, 2024
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,222	4	2,226
Gross profit (loss)	830	(54)	776

	For the period ended June 30, 2025
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,158	4	2,162
Gross profit (loss)	628	(4)	624

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have only one reportable geographic segment. Sales are based on the countries in which the customer is located. For the periods ended June 30, 2024 and 2025, all of our revenue was derived from customers located in Singapore.

No segmental analysis of segment assets is disclosed because there is no asset information provided to the CODM.

Note 14 - Income tax

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Fitness Champs Holdings Limited is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Northen Star Limited is an exempted British Virgin Islands company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

F-19

Singapore

Fitness Champs Aquatics Pte Ltd and Fitness Champs Pte Ltd are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

As of June 30, 2025, the operation in Singapore incurred S$237,000 (December 31, 2024: S$19,000) of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards has no expiration.

The Company has provided for a full valuation allowance against the deferred tax assets of S$237,000 (December 31, 2024: S$19,000) on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

No provision for income tax expenses as we did not have taxable profits for the six months ended June 30, 2025 and 2024.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the period ended June 30, 2024 and 2025 are as follows:

	June 30, 2024	June 30, 2025
	S$’000	S$’000
Net income/(loss) before income taxes	$183	$(248)
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	31	(42)
Tax effect on non-deductible expenses	7	-
Tax effect on non-taxable income	(9)	-
Corporate tax exemption	(17)	5
Corporate tax rebate	(12)	-
Unrecognized deferred tax asset	-	37
Total tax provision	$-	$-

*	The Company has reconciled to the Singapore corporate income tax rate of 17% to reflect the location of the Company’s operating activities and rather than reconciling to Cayman Islands statutory tax rate of 0%.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2024 and 2025 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2025.

Note 15 – Related party transactions

In the ordinary course of business, during the six months ended June 30, 2024 and 2025, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties, mainly the collection of fees on behalf of the related entities.

	June 30, 2024	June 30, 2025
	S$’000	S$’000
Nature of transactions
Director/Shareholder	$	$
- Reimbursement fund for expenses paid on behalf of the Company	136	12
- Other expenses paid on behalf by Joyce Lee Jue Hui	(159)	(10)
- Loan advance to the Company	(620)	(730)
- Repayment of loan	125	200

Note 16 - Concentrations and Risks

Concentrations

(a) Major customers

The Company does not have any significant concentrations of risk related to major customers. Given the dynamic nature of the business, the number of customers fluctuates frequently. Moreover, the individual impact of each customer on the business is minimal. Therefore, we do not anticipate this fluctuation in customer numbers to pose a significant risk to the business.

F-20

(b) Major vendors

Due to the nature of the business, we engage in a network of coaches to operate and run our swimming classes. This causes the impact of each coach to be minimal and we do not foresee extreme disruption in the business if some coaches decide to leave the business.

(c) Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and cash equivalents presented on the unaudited interim consolidated balance sheets. The Company has no other financial assets which carry significant exposure to credit risk.

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of December 31, 2024 and June 30, 2025, there was nil and $40,000 outstanding, respectively, from a single customer, representing 100% of the total net accounts receivable balance.

(d) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2024 and June 30, 2025, the borrowings were at the range of 2.5% to 4.82% interest rates.

(e) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate post higher or lower profit depending on the exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Note 17 - Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the opinion of management of the Company, there were no pending or threatened claims and litigation as of June 30, 2025 and through the date of the release of these unaudited interim consolidated financial statements.

F-21

Note 18 - Subsequent Events

The Company evaluated all events or transactions that occurred subsequent to June 30, 2025, through the date of release of these unaudited interim consolidated financial statements, and has determined that there are no subsequent events that require disclosure or recognition in the financial statements except for the below:

On 4 September 2025, the Company issued an additional 2,000,000 ordinary shares in connection with its initial public offering at a public offering price of $4.00 per share resulting in aggregate gross proceeds of $8 million before deducting placement agent commissions and other offering expenses. Immediately following the offering, a total of 17,000,000 ordinary shares were issued and outstanding. The Company’s ordinary shares commenced trading on the Nasdaq Capital Market on September 4, 2025 under the symbol “FCHL”.

On 30 October 2025, the Group’s direct subsidiary, Fitness Champs Aquatics Pte Ltd. incorporated a new subsidiary in Emirate of Dubai, Fitness Champs Excellence Sports Academy LLC, to support the Group’s expansion into international markets.

On 16 December 2025, the Company entered into an addendum to the loan agreement with Ms. Lee to extend the repayment date to March 31, 2026. The Company intends to repay the loan in full using proceeds from the offering.

On January 23, 2026, the Company held an extraordinary general meeting at which the following resolutions were approved by the Company’s shareholders:

1.	Re-designation and Re-classification of Share Capital

The Company’s authorized share capital of US$500,000 was re-classified from 100,000,000,000 ordinary shares of par value US$0.000005 each into:

● 80,000,000,000 Class A ordinary shares of par value US$0.000005 each;

● 10,000,000,000 Class B ordinary shares of par value US$0.000005 each; and

● 10,000,000,000 preferred shares of par value US$0.000005 each.

The Company’s 17,000,000 issued and outstanding ordinary shares were re-designated on a one-for-one basis into 8,292,150 Class A ordinary shares (one vote per share) and 8,707,850 Class B ordinary shares (50 votes per share). No preferred shares were issued or outstanding.

The Company also adopted its Second Amended and Restated Memorandum and Articles of Association to reflect the multi-class share structure and the rights and privileges of the Class A and Class B ordinary shares.

2.	Share Consolidation (Reverse Share Split)

Shareholders further approved a share consolidation of all issued and unissued shares of the Company at a ratio of not less than one (1)-for-two (2) and not more than one (1)-for-fifty (50), with the exact ratio to be determined by the Board of Directors within 180 days of the approval date.

On February 12, 2026, the Company has approved a 15:1 reverse share split of the issued and authorized shares, such that the share capital of the Company will be US$500,000 divided into (a) 5,333,333,333.33 Class A Ordinary Shares of a nominal or par value of US$0.000075 each, (b) 666,666,666.66 Class B Ordinary Shares of a nominal or par value of US$0.000075 each, and (c) 666,666,666.66 preferred shares of a nominal or par value of US$0.000075.

On April 20, 2026, the Board of Directors ratified the issuance of an aggregate of 12,746 Class A ordinary shares on 26 March 2026 and 31 March 2026 in connection with the implementation of the 15-to-1 Share Consolidation, to account for fractional share entitlements arising therefrom, which resulted in an increase in our Class A ordinary shares from 552,810 to 565,556.

Accordingly, the Company’s issued and outstanding share capital comprised 565,556 Class A ordinary shares and 580,524 Class B ordinary shares.

No preferred shares were issued or outstanding.

On March 16, 2026, the Company approved the purchase of a property located at 55 Serangoon North Avenue 4 #01-05, Singapore 555859 for $1,368,000 (exclusive of GST). The transaction has not been completed as at the date of these financial statements.

On March 20, 2026, the Company held an extraordinary general meeting at which the following resolution was approved by the Company’s shareholders: Shareholders further approved a share consolidation of all issued and unissued shares of the Company at a ratio of not less than one (1)-for-two (2) and not more than one (1)-for-two-hundred and fifty (250), with the exact ratio to be determined by the Board of Directors within 180 days of the approval date.

On March 24, 2026, the Company has approved  a 30:1 reverse share split of the issued and authorized shares, to be effective on a date to be further determined by our board of directors, such that upon the reverse share split becoming effective, the share capital of the Company will be US$500,000 divided into (a) 177,777,777.78 Class A Ordinary Shares of a nominal or par value of US$0.00225 each, (b) 22,222,222.22 Class B Ordinary Shares of a nominal or par value of US$0.00225 each, and (c) 22,222,222.22 preferred shares of a nominal or par value of US$0.00225.

No preferred shares were issued or outstanding.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Fitness Champs Holdings Limited and its Subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Fitness Champs Holdings Limited and its Subsidiaries (collectively referred to as the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders equity and cash flows for each of the years in the three-year period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

May 14, 2025

PCAOB ID# 6732

F-23

Fitness Champs Holdings Limited

Consolidated Balance Sheets

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of December 31,
	Note	2023	2024	2024
		S$’000	S$’000	US$’000 Note 2(d)
ASSETS

Current assets:
Cash and cash equivalents		815	314	230
Accounts receivable	4	1	-	-
Deposits, prepayments and other receivables	5	132	1,371	1,003
Total current assets		948	1,685	1,233

Non-current assets:
Property and equipment, net	6	599	584	428
Intangible assets	7	-	58	43
Right-of-use asset	8	72	37	27
Total non-current assets		671	679	498

TOTAL ASSETS		1,619	2,364	1,731

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	9	642	719	526
Bank borrowings	10	113	62	45
Lease liabilities	8	37	37	27
Amount due to director	11	-	1,129	827
Income tax payable		189	4	3
Total current liabilities		981	1,951	1,428

Non-current liabilities:
Bank borrowings	10	460	398	292
Lease liabilities	8	35	-	-
Total non-current liabilities		495	398	292

TOTAL LIABILITIES		1,476	2,349	1,720

Commitments and contingencies		-	-	-

Shareholders’ equity:
Ordinary share, par value US$0.000005, 100,000,000 shares authorized, 15,000,000 share issued and outstanding	12	11	0	0
Additional paid-in capital		-	11	8
Retained earnings		132	4	3
Total shareholders’ equity		143	15	11

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,619	2,364	1,731

The accompanying notes are an integral part of these consolidated financial statements

F-24

Fitness Champs Holdings Limited

Consolidated Statements of Income and Comprehensive Income

 (Amount in thousands, except for share and per share data, or otherwise noted)

		Years ended December 31,
	Note	2022	2023	2024	2024
		S$’000	S$’000	S$’000	US$’000 Note 2(d)
Revenues	3,13	2,764	4,650	4,216	3,086

Cost of revenue		(1,570)	(2,660)	(2,694)	(1,972)

Gross profit		1,194	1,990	1,522	1,114

Operating expenses:
Selling and distribution		-	(25)	(173)	(126)
General and administrative		(440)	(759)	(1,303)	(954)
Total operating expenses		(440)	(784)	(1,476)	(1,080)

Profit from operations		754	1,206	46	34

Other income (expense):
Gain from disposal of plant and equipment		27	-	-	-
Interest income		-	3	6	4
Interest expense		(17)	(22)	(25)	(18)
Government grants		23	48	114	83
Rental income		12	-	30	22
Total other income, net		45	29	125	91

Income before income tax		799	1,235	171	125

Income tax (expense) benefit	14	(136)	(117)	1	1

NET INCOME		663	1,118	172	126

TOTAL COMPREHENSIVE INCOME		663	1,118	172	126

Earnings per ordinary share
Basic and diluted		663	1,118	172	126

Weighted average number of ordinary shares
Basic and diluted*		1	1	1	1

*	Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements

F-25

Fitness Champs Holdings Limited

Consolidated Statements of Changes in Shareholders’ Equity

 (Amount in thousands, except for share and per share data, or otherwise noted)

		Ordinary Shares
	Note	No. of shares*	Amount	Additional Paid-in capital	Retained earnings	Total Shareholders’ equity
			S$’000	S$’000	S$’000	S$’000

Balance as of January 1, 2022		1	0	11	1,036	1,036

Dividends	15	-	-	-	(1,449)	(1,449)

Net income for the year		-	-	-	663	663

Balance as of January 1, 2023		1	0	11	250	261

Dividends	15	-	-	-	(1,236)	(1,236)

Net income for the year		-	-	-	1,118	1,118

Balance as of December 31, 2023		1	0	11	132	143

Dividends	15	-	-	-	(300)	(300)

Net profit for the year		-	-	-	172	172

Balance as of December 31, 2024		1	0	11	4	15

		Ordinary Shares
	Note	No. of shares*	Amount	Additional Paid-in capital	Retained earnings	Total Shareholders’ equity
			US$’000 Note 2(d)	US$’000 Note 2(d)	US$’000 Note 2(d)	US$’000 Note 2(d)

Balance as of January 1, 2024		1	0	8	97	105

Share issued during the year		14,999,999	0	-	-	-

Dividends	15	-	-	-	(220)	(220)

Net profit for the year		-	-	-	126	126

Balance as of December 31, 2024		15,000,000	0	8	3	11

*	Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements

F-26

Fitness Champs Holdings Limited

Consolidated Statements of Cash Flows

	Years ended December 31,
	2022	2023	2024	2024
	S$’000	S$’000	S$’000	US$’000 Note 2(d)
Cash flows from operating activities:
Net income	663	1,118	172	126
Depreciation and amortization	17	31	84	62
Interest expense	17	22	22	16
Interest on lease liability	-	-	3	2
Interest income	-	(3)	(6)	(4)
Gain on disposal of property and equipment	(27)	-	-	-

Change in working capital:
Accounts receivable	-	(1)	1	1
Deposits, prepayments and other receivables	(5)	(127)	(85)	(63)
Accounts payable and accrued liabilities	436	203	77	57
Income tax payable	136	53	(186)	(136)
Net cash provided by operating activities	1,237	1,296	82	61

Cash flows from investing activities:
Proceeds from disposal of property and equipment	415	-	-	-
Interest income	-	3	6	4
Purchase of property and equipment	(19)	(611)	(33)	(24)
Purchase of intangible asset	-	-	(59)	(43)
Net cash provided by (used in) investing activities	396	(608)	(86)	(63)

Cash flows from financing activities:
Proceeds of bank borrowings	-	420	-	-
Dividends paid	-	-	(300)	(220)
Amount due from (to) director	(938)	(670)	1,129	827
Payment of transaction cost in connection to the issuance of shares	-	-	(1,154)	(845)
Repayment of bank borrowings	(424)	(105)	(112)	(82)
Interest paid	(17)	(22)	(22)	(16)
Principal payment of lease liabilities	-	-	(35)	(26)
Payment of interest on lease liabilities	-	-	(3)	(2)
Net cash used in financing activities	(1,379)	(377)	(497)	(364)

Net change in cash and cash equivalents	254	311	(501)	(366)

BEGINNING OF YEAR	250	504	815	596

END OF YEAR	504	815	314	230

Supplemental Cash Flow Information:
Cash paid for income tax	-	(65)	(185)	(135)
Cash paid for interest	(17)	(22)	(25)	(18)

Supplemental Disclosure of Non-Cash Financing Activities:
Payment of dividends	(1,449)	(1,236)	-	-
Repayment of amount due from director	1,449	1,236	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-27

FITNESS CHAMPS HOLDINGS LIMITED

Notes to Consolidated Financial Statements

NOTE 1 - BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Fitness Champs Holdings Limited (“Fitness Champs” or the “Company”) was incorporated on February 15, 2024 in the Cayman Islands, as an investment holding company. Fitness Champs conducts its primary operations through its indirect wholly owned subsidiaries that are incorporated and domiciled in Singapore, namely: (1) Fitness Champs Pte. Ltd. (“Fitness Champs”); and (2) Fitness Champs Aquatics Pte. Ltd. (“Fitness Aquatics” and collectively with the Company, the “Group”). The Company’s wholly owned subsidiary, Northen Star Limited, holds the entire shareholding interests of Fitness Champs and Fitness Aquatics.

The subsidiaries are a leading sports education provider in Singapore specializing in the provision of swimming programs to students for both the private sector and public schools in Singapore.

Reorganization

A summary of the formation of the group structure is as follows:

Fitness Champs Pte Ltd

Fitness Champs Pte Ltd (“Fitness Champs”) was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited (“Northen Star”), our direct wholly-owned subsidiary following an internal group reorganization on June 19, 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Champs of 10,000 shares to Northen Star. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Champs Aquatics Pte Ltd

Fitness Champs Aquatics Pte Ltd (“Fitness Aquatics”) was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which is held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on June 19, 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Aquatics of 1,000 shares to Northen Star. Fitness Aquatics provides sports education in the form of private swimming lessons.

Northen Star

On December 12, 2023, Northen Star was incorporated in the British Virgin Islands with limited liability. Northen Star is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00 each and the initial 1,000 shares were held by Ms. Lee.

F-28

Fitness Champs Holdings Limited

Fitness Champs Holdings Limited was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. The authorized share capital was US$500,000 divided into 500,000,000 Ordinary shares, par value US$0.001 each at the time of incorporation. The initial one share was transferred to Ms. Lee on the same date for cash at par.

Restructuring

On June 19, 2024, the initial one share of the Company was transferred by Ms. Lee to Big Treasure Investments Limited (“Big Treasure”) and each of Big Treasure, Biostar Developments Limited (“Biostar”), Easy Builder Limited (“Easy Builder”), Creative Path Holdings Limited (“Creative Path”), True Height Limited (“True Height”) and Fuji Investment Limited (“Fuji”) subscribed for 64,717; 4,440; 19,090; 4,900; 1,950; and 4,900 shares respectively for cash at par resulting in Big Treasure, Biostar, Easy Builder, Creative Path, True Height, and Fuji holding approximately 64.72%; 4.44%; 19.09%, 4.90%, 1.95% and 4.90%, respectively, of Fitness Holdings’ entire issued share capital (the “Restructuring”).

On the same day, and contemporaneous with the above transaction, Ms. Lee transferred her entire shareholding interests in Northen Star, being the 951 shares of Northen Star to Fitness Holdings and Fuji transferred its entire shareholding interest in Northen Star (being 49 shares of Northen Star) to Fitness Holdings. The consideration is settled by Fitness Holdings allotting and issuing one share to Big Treasure (as Ms. Lee’s nominee) and one share to Fuji, credited as fully paid. Following such issue, Fitness Holdings issued share capital would be 100,000 shares held as 64,719; 4,440, 19,090; 4,900; 1,950; and 4,901; by Big Treasure, Biostar, Easy Builder, Creative Path, True Height and Fuji, respectively.

The Restructuring is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Restructuring, which requires retrospective combination of the Company, Northen Star, Fitness Champs and Fitness Aquatics for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of December 31, 2022 and 2023.

After the Restructuring, the Company wholly owns Northen Star, which is domiciled in the British Virgin Islands. Northen Star in turn wholly owns Fitness Champs and Fitness Aquatics, which are all incorporated and domiciled in Singapore. The Company is headquartered in Singapore and conducts its operations domestically.

Details of the subsidiaries of the Company are set out below:

Name	Date of incorporation	Background	Effective ownership
Northen Star Limited	December 12, 2023	Investment holding	100%

Fitness Champs Pte Ltd	December 5, 2012	Principally engaged in the providing sport of swimming in public schools in Singapore	100%

Fitness Champs Aquatics Pte Ltd	July 15, 2015	Principally engaged in the providing sport of swimming for private sector students	100%

F-29

The accompanying consolidated financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

Going concern

As of December 31, 2024, the Company’s negative operating cash flow and net current liability position raise substantial doubt about the Company’s ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1. Ongoing support from the director, demonstrated by the substantial related-party financing.

2. Potential equity financing or capital infusion as indicated by the historical increase in paid-in capital.

3. Cost management and lean operations.

4. Revenue improvement initiatives not reflected in balance sheet alone.

If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b)	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, useful lives for property, plant and equipment and assumptions used in assessing right-of-use assets and impairment of long-lived assets.

Actual results could differ from these estimates.

(c)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

F-30

The consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the years   ended December 31, 2023 and 2024. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

(d)	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The accompanying consolidated financial statements are presented in the Singapore Dollar (“S$”), which is the reporting currency of the Company. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Translations of the consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows from S$ into US$ as of and for the year ended December 31, 2024 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = S$1.3662, as set forth in the statistical release of the Federal Reserve System on December 31, 2024. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2024, or at any other rate.

(e)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

(f)	Accounts Receivable

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

F-31

The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2022, 2023 and 2024.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

(g)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer & software	3 years
Fixtures and fittings	3 years
Leasehold industrial property	Over the remaining lease term
Renovations	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

(h)	Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Expected useful life
Software	5 years

(i)	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment, right of use and intangible assets owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

F-32

(j)	Revenue Recognition

The Company receives a certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue on a gross basis to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The Company currently generates its revenue from the following main sources:

Revenue from goods sold and services provided

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discounts and referral rebates.

(i) School-based Swimming Lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

F-33

(iii) Sales of merchandise

Revenue from sales of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

(k)	Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended December 31, 2023, and 2024, the Company received government subsidies of approximately S$48,000 and S$107,000 for each respective year, which are recognized as government grants in the consolidated statements of operations.

(l)	Selling and Distribution

Selling and distribution expenses include the costs of advertising, promotions and entertainment expenses.

(m)	Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

(n)	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”).

Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-34

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022, 2023 and 2024, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2023 and 2024, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

(o)	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(p)	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contributions to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2022, 2023 and 2024,  contributions of approximately S$63,000, S$118,000 and S$125,000 for each respective year were made accordingly.

F-35

(q)	Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only two reportable segments. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(r)	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(s)	Commitments and Contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(t)	Earnings per share

Basic earnings per share is computed by dividing net earnings  attributable to ordinary shareholders by weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options, warrants and convertible debts were exercised or converted into ordinary shares. When the Company has a loss, diluted shares are not included as their effect would be anti-dilutive. The Company has no dilutive securities or debts for each of the years ended December 31, 2022, 2023 and 2024.

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(u)	Concentration of credit risk

Financial instruments consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of December 31, 2023 and 2024, bank and cash balances of approximately S$815,000 and S$314,000 were maintained at financial institutions in Singapore, of which approximately S$815,000 and S$314,000 respectively was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

(v)	Interest rate risk

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2023 and 2024, the borrowing interest rates were at the range of 2.5% to 4.82%. Interest rate risk is the risk that the fair value of future cash flows of the Company’s financial instruments will fluctuate because of the change in market interest rates. The Company’s exposure to interest rates risk arises mainly from its interest-bearing financial liabilities. The Company periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels. The interest-bearing financial liabilities are usually at fixed interest rates except for the property loan. The Company does not utilize interest rate derivatives to minimize its interest rate risk.

(w)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(x)	Fair value measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

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●

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from director, accounts payable and accrued liabilities are approximated at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recently Issued Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03 Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The update clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The update also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The update also requires certain additional disclosures for equity securities subject to contractual sale restrictions. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. As an emerging growth company, the standard is effective for the Company for the year ended December 31, 2025. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statements.

In March 2023, the FASB issued ASU 2023-03, which amends various SEC paragraphs in the Accounting Standards Codification. This includes amendments to Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). The amendments are in response to SEC Staff Accounting Bulletin No. 120 and other SEC staff announcements and guidance. This ASU does not introduce new guidance and therefore does not have a specified transition or effective date. However, for smaller reporting companies, the ASU is effective for fiscal years beginning after December 15, 2023. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statements and disclosure.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statements and disclosure.

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In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). Th ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2025. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. Once adopted, this ASU will result in additional disclosures.

In March 2024, the FASB issued ASU 2024-01, “Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”), which intends to improve clarity and operability without changing the existing guidance. ASU 2024-01 provides an illustrative example intended to demonstrate how entities that account for profits interest and similar awards would determine whether a profits interest award should be accounted for in accordance with Topic 718. Entities can apply the guidance either retrospectively to all prior periods presented in the financial statements or prospectively to profits interest and similar awards granted or modified on or after the date of adoption. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of adopting this guidance on its financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements – Amendments to Remove References to the Concept Statements” (“ASU 2024-02”). ASU 2024-02 contains amendments to the FASB Accounting Standards Codification that remove references to various FASB Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior Statements to provide guidance in certain topical areas. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the potential impact of adopting this guidance on Financial Statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

The adoption of these effective standards is not expected to result in any material impact.

NOTE 3 - DISAGGREGATION OF REVENUE

	For the years ended December 31,
	2022	2023	2024
	S$’000	S$’000	S$’000
Government sector	713	1,994	1,700
Private sector	2,051	2,656	2,516
	2,764	4,650	4,216

In the following table, revenue is disaggregated by the timing of revenue recognition.

	For the years ended December 31,
	2022	2023	2024
	S$’000	S$’000	S$’000
Revenue recognition at a single point in time:
Sales of merchandise	-	4	7

Revenue recognition over time:
Swim fees	2,764	4,646	4,209
	2,764	4,650	4,216

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NOTE 4 - ACCOUNTS RECEIVABLE

As of December 31, 2023 and 2024, the Company’s accounts receivable amounted to S$1,000 and S$ nil, respectively.

For the years ended December 31, 2022, 2023 and 2024,  the Company has not made the allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

NOTE 5 - DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	Years ended December 31,
	2023	2024
	S$’000	S$’000

Deposits	7	32
Prepayments	124	1,286
Other receivables	1	53
	132	1,371

Prepayments are costs incurred directly related to the proposed Public Offering and will be charged against the proceeds received upon completion of the offering, should the offering be unsuccessful, these deferred costs will be charged to the statement of operations.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Years ended December 31,
	2023	2024
	S$’000	S$’000
At cost:
Computer and software	47	50
Furniture and fittings	3	11
Leasehold industrial property	535	535
Renovations	46	68
	631	664
Less: Accumulated depreciation	(32)	(80)
Property and equipment, net	599	584

F-40

Leasehold Industrial Property under Operating Lease

The Company owns a leasehold industrial property which is classified under property and equipment, as it is not held for sale or for investment purposes. Although the property is currently leased to third parties under operating lease arrangements, its classification as property and equipment is appropriate under U.S. GAAP because the property is not held for capital appreciation or investment income, and rental activities are not part of the Company’s principal operations. The carrying value of the leased industrial property as of December 31, 2024 is $523,000.

Rental income recognized for the years ended December 31, 2022, 2023 and 2024 were S$13,000, $ nil and $30,000, respectively.

Depreciation expenses for the years ended December 31, 2022, 2023 and 2024 were S$17,000, S$31,000 and S$48,000, respectively, recognize under general and administrative expenses.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Years ended December 31,
	2023	2024
	S$’000	S$’000
At cost:
Purchase software	-	59
Less : Amortization of software	-	(1)

Total	-	58

Amortization expense for the years ended December 31, 2022, 2023 and 2024 were S$ nil, S$ nil and S$1,000, respectively, recognize under general and administrative expenses.

NOTE 8 - RIGHT-OF-USE ASSET AND OPERATING LEASE LIABILITIES

Operating lease

On December 8, 2023, the Company entered into a new lease agreement for a lease term of two years for an office in Singapore. The Company is committed to pay a total rental fee of approximately S$77,000 for the full lease term.

Operating leases are included in the right-of-use assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheets. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. The Company has S$37,000 (US$27,000) of financing leases as of December 31, 2024.

The Company used a weighted average incremental borrowing rate of 5.25% to determine the present value of the lease payments. The weighted average remaining life of the lease was 1 year.

As of December 31, 2023, right-of-use assets were S$72,000 and lease liabilities were S$72,000.

As of December 31, 2024, right-of-use assets were S$37,000 and lease liabilities were S$37,000.

Information pertaining to lease amounts recognized in our consolidated financial statements is summarized as follows:

	Years ended December 31,
	2023	2024
Years Ended December 31,	S$’000	S$’000

2024	38	-
2025	38	38
Total operating lease payment	76	38
Less: Imputed interest	(4)	(1)
Present value of operating lease liabilities	72	37

Operating lease liabilities – current	37	37
Operating lease liabilities – non-current	35	-

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NOTE 9 - ACCOUNTS PAYABLES AND ACCRUED LIABILITIES

	As of December 31,
	2023	2024
	S$’000	S$’000
Accounts payable	67	79
Other payables	-	21
Accrued expenses	24	168
Deposits received	89	99
Deferred revenue	462	352
	642	719

Deferred revenue is a contract liability that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in “deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2023 and 2024 was S$355,000 and S$462,000, respectively.

NOTE 10 - BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of December 31,
	repayments	interest rate	2023	2024
			S$’000	S$’000

Term loans (unsecured)	Within 5 years	2.50%	157	53
Property loan (secured)	Within 27 years	4.82%	416	407
Total:			573	460

Representing: -
Within 12 months			113	62
Between 2 - 3 years			72	20
Over 3 - 5 years			21	22
Over 5 years			367	356
			573	460

Term loan of S$500,000 was an unsecured borrowing from OCBC bank in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of the business.

Mortgage loan of S$420,000 was a secured borrowing from OCBC bank in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Joyce Lee Jue Hui, director and shareholder of the Company.

F-42

NOTE 11 - AMOUNT DUE TO DIRECTOR

Amount due from director consisted of the following:

	As of December 31,
	2023	2024
	S$’000	S$’000

Amount due to director	-	1,129

The amount due to the director was fully offset by interim dividends paid by the company as of December 31, 2023.

Amount due to the director had a balance of S$ nil and S$1,129,000 as of December 31, 2023, and 2024, respectively. It pertains to shareholder loans provided by Ms. Lee to the company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025, to be extended to August 31, 2025.

The amounts are unsecured, interest-free and repayable on demand.

NOTE 12 - SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of the Cayman Islands on February 15, 2024, with authorized shares of US$500,000 divided into 500,000,000 ordinary shares of par value US$0.001 each at the time of incorporation, reflecting the retrospective effect of the reorganization on February 15, 2024 (Note 1).

The Company is authorized to issue one class of ordinary share.

Dividends

1. Fitness Champs Pte Ltd

On December 31, 2023, the Company declared a dividend of S$42.89 per share of common stock. The dividend is payable to its shareholders of record as of December 31, 2023. The dividend amount of S$429,000 is distributed and paid on December 31, 2023.

On May 3, 2024, the Company declared a dividend of S$8.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$80,000 is distributed and paid on May 8, 2024.

2. Fitness Champs Aquatics Pte Ltd

On December 31, 2023, the Company declared a dividend of S$806.65 per share of common stock. The dividend was payable to its shareholders of record as of December 31, 2023. The dividend amount of S$807,000 was distributed and paid on December 31, 2023.

On May 3, 2024, the Company declared a dividend of S$220.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$220,000 is distributed and paid on May 9, 2024.

F-43

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available thereof.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

NOTE 13 - REVENUES BY SEGMENT

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has two operating segments as defined by ASC 280 as follow:

1.	Swim fees
2.	Sales of merchandise

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit, as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

F-44

The following tables present summary information by revenue streams for the years ended December 31, 2022, 2023 and 2024, respectively:

	For the year ended December 31, 2022
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,764	-	2,764
Gross Profit	1,194	-	1,194

	For the year ended December 31, 2023
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	4,646	4	4,650
Gross Profit	1,990	-	1,990

	For the year ended December 31, 2024
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	4,209	7	4,216
Gross Profit	1,522	-	1,522

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have only one reportable geographic segment. Sales are based on the countries in which the customer is located. For the years ended December 31, 2022, 2023 and 2024, all of our revenue was derived from customers located in Singapore.

No segmental analysis of segment assets is disclosed because there is no asset information provided to the CODM.

NOTE 14 - INCOME TAX EXPENSE

The provision for income taxes consisted of the following:

	For the years ended December 31,
	2022	2023	2024
	S$’000	S$’000	S$’000
Current year income tax expense	136	117	4
Over-provision in prior year	-	-	(5)
Income tax expense	136	117	(1)

F-45

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Fitness Champs Holdings Limited is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Northen Star Limited is an exempted British Virgin Islands company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Fitness Champs Aquatics Pte Ltd and Fitness Champs Pte Ltd are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

As of December 31, 2024, the operation in Singapore incurred S$19,000 (2023: S$138,000) of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of S$19,000 (2023: S$138,000) on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended December 31, 2022, 2023 and 2024 are as follows:

	For the years ended December 31,
	2022	2023	2024
	S$’000	S$’000	S$’000
Income before income taxes	799	1,235	171
Statutory income tax rate	17%	17%	17%
Income tax expense at statutory rate	136	210	29
Tax effect on non-deductible expenses	15	7	10
Tax effect on non-taxable income	(8)	(9)	-
Corporate tax exemption	(17)	(17)	(22)
Deferred tax assets not recognized	10	-	-
Effect of lower tax rates in foreign jurisdictions	-	-	23
Over adjustment to tax in respect of prior year	-	-	(5)
Corporate tax rebate	-	(40)	(16)
Utilization of prior year tax losses	-	(34)	(20)
Income tax expense	136	117	(1)

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the financial years ended December 31, 2022, 2023 and 2024 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

F-46

NOTE 15 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the financial years ended December 31, 2022, 2023 and 2024, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties, mainly the collection of fees on behalf of the related entities.

	For the years ended December 31,
Nature of transactions	2022	2023	2024
	S$’000	S$’000	S$’000
Director/Shareholder
- Reimbursement fund for expenses paid on behalf of the Company*	2,778	3,898	279
- Coach fee and salary paid on behalf by Joyce Lee Jue Hui*	(1,612)	(2,518)	-
- Other expenses paid on behalf by Joyce Lee Jue Hui	(226)	(709)	(279)
- Dividend payout to Joyce Lee Jue Hui	(1,449)	(1,236)	-
- Loan advance to the Company	-	-	(1,254)
- Repayment of loan	-	-	125

*	Historically, Ms. Lee made salary payments, coaches’ fees, independent contractor fees and company expenses directly to minimize bank transaction fees. The Company transferred the funds to Ms. Lee and Ms. Lee paid these amounts directly. The Company ceased this practice from December 2023 for payment of coach fee and salary paid on behalf by Joyce Lee Jui Hui.

The Company has an outstanding amount due to the director amounting to S$ nil and S$1,129,000 as of December 31, 2023 and 2024, respectively, which pertains to shareholder loans provided by Ms. Lee to the Company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is initially repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025. However, the repayment date has been extended to August 31, 2025.

These related parties are controlled by the common shareholders of the Company.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE 16 - CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

The Company does not have any significant concentrations of risk related to major customers. Given the dynamic nature of the business, the number of customers fluctuates frequently. Moreover, the individual impact of each customer on the business is minimal. Therefore, we do not anticipate this fluctuation in customer numbers to pose a significant risk to the business.

(b)	Major vendors

Due to the nature of the business, we engage in a network of coaches to operate and run our swimming classes. This causes the impact of each coach to be minimal and we do not foresee extreme disruption in the business if some coaches decide to leave the business.

F-47

(c)	Credit risk

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally does not require collateral. The Company also considers the probability of default upon initial recognition of assets and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

●	Internal credit rating

●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of December 31, 2023, there was S$930 outstanding from a single customer representing 100% of the total net account receivable balances.

As of December 31, 2024, there were no outstanding trade receivables.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2023 and 2024, the borrowings were at the range of 2.5% to 4.82% interest rates.

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(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on the exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2023 and 2024, the Company has no material commitments or contingencies.

NOTE 18 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2024, up through the date the Company issued the consolidated financial statements.

The following disclosure presents subsequent events occurring after the reporting period ended December 31, 2024:

1.	Shareholder’s Loan

The shareholder loans as of January 3, 2024 pertain to interest-free loans entered into with Ms. Lee in order to fund the cost of this offering. The original loan amount was for up to S$800,000 and the total amount utilized for the related party loan as of the date of this annual report is approximately S$651,000 (US$494,000). The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of a listing of the Ordinary Shares on Nasdaq and March 31, 2025, to be extended to August 31, 2025.

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Fitness Champs Holdings Limited

Up to 3,225,000 Units, each consisting of one Class A Ordinary Share, or, in lieu thereof, a Pre-Funded
Warrant, and one Warrant to purchase one Class A Ordinary Share

Up to 3,225,000 Class A Ordinary Shares included in the Units

Up to 3,225,000 Pre-Funded Warrants

Up to 3,225,000 Warrants to Purchase Class A Ordinary Shares

Up to 3,225,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants to

Purchase Class A Ordinary Shares

Up to 48,375,000 Class A Ordinary Shares Issuable upon Exercise of the Warrants to Purchase

Class A Ordinary Shares at a Zero Exercise Price

Prospectus

Sole Placement Agent

Univest Securities, LLC

April 20, 2026